Registration No. __________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                          DLJ MORTGAGE ACCEPTANCE CORP.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)
                                   13-3460894
                     (I.R.S. Employer Identification Number)

                                 277 Park Avenue
                            New York, New York 10172
                                  212-892-3000
   (Address and telephone number of Registrant's principal executive offices)

                                Marjorie S. White
                          DLJ Mortgage Acceptance Corp.
                                 277 Park Avenue
                            New York, New York 10172
                                  212-892-3000
            (Name, address and telephone number of agent for service)
                                ----------------
                                   Copies to:
Stephen S. Kudenholdt, Esq.  Reed Auerbach, Esq.        Michael P. Braun, Esq.
Thacher Proffitt & Wood      Stroock & Stroock & Lavan  Brown & Wood LLP
Two World Trade Center       180 Maiden Lane            One World Trade Center
New York, New York 10048     New York, New York 10038   New York, New York 10048

================================================================================
         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                              CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                      PROPOSED             PROPOSED
                                                                       MAXIMUM             MAXIMUM
                                                                      OFFERING            AGGREGATE           AMOUNT OF
                                                   AMOUNT               PRICE              OFFERING         REGISTRATION
  TITLE OF SECURITIES BEING REGISTERED      TO BE REGISTERED(1)     PER UNIT (2)          PRICE (2)            FEE(1)
--------------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates and
Mortgage-Backed Notes, issued in series          $4,000,000,000         100%              $4,000,000,000        $1,112,000
==========================================================================================================================

(1)1,431,735,474.33 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-59691 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $5,431,735,474.33.

(2) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.


                           --------------------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus and Prospectus Supplements contained in this Registration Statement also relate to the Registrant's Registration Statements on Form S-3 (Registration Statement No. 333-59691). This Registration Statement, which is a new registration statement, also constitutes a post-effective amendment to Registration Statement No. 333-59691. Such post-effective amendments shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

                                EXPLANATORY NOTE

    This Registration Statement includes (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of senior and subordinate certificate classes and (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes.





                                        Contents of Registration Statement
                                        ----------------------------------

                                                                                                               Page
                                                                                                               ----
Forms of Prospectus Supplement:

                  Version 1:  Form of Prospectus Supplement relating to
                       a typical Senior/Subordinate Series.............................................        S-1

                  Version 2:  Form of Prospectus Supplement relating to
                       an offering of Mortgage-Backed Notes............................................        S-1

Basic Prospectus  .....................................................................................          1

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION                       APRIL 8, 1999


PROSPECTUS


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                         DLJ Mortgage Acceptance Corp.
                                   Depositor
                       MORTGAGE PASS-THROUGH CERTIFICATES
                             MORTGAGE-BACKED NOTES


YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 IN THIS PROSPECTUS.


A certificate will represent an interest only in the trust created for that series of certificates. A note will represent indebtedness only of the trust created for that series of notes. A certificate or note will not represent an interest in or an obligation of DLJ Mortgage Acceptance Corp., the master servicer or any of their affiliates.


This prospectus may be used to offer and sell a series of certificates or notes only if accompanied by the prospectus supplement for that series.


DLJ MORTGAGE ACCEPTANCE CORP. MAY PERIODICALLY ISSUE SECURITIES BACKED BY MORTGAGE COLLATERAL AS DESCRIBED IN THIS PROSPECTUS AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT. THE SECURITIES WILL BE ISSUED IN SERIES, AND EACH SERIES OF SECURITIES WILL REPRESENT INTERESTS IN, OR INDEBTEDNESS OF, A DIFFERENT TRUST ESTABLISHED BY DLJ MORTGAGE ACCEPTANCE CORP.

EACH TRUST WILL CONSIST OF :

       o mortgage pass-through certificates issued or guaranteed by government agencies or government-sponsored agencies representing interests in certain mortgage loans;

       o private mortgage pass-through certificates representing interests in certain mortgage loans;

       o one or more pools of mortgage loans secured by residential properties, which may include cooperative apartments, loans secured by manufactured homes, or participation interests in such loans, described in detail in the accompanying prospectus supplement;

       o      related property and interests; and

       o other property as described on the accompanying prospectus supplement.

THE SECURITIES IN A SERIES:

       o will consist of certificates or notes representing interests in, or indebtedness of, a trust and will be paid ONLY from the assets of that trust.

       o The certificates or notes may consist of multiple classes of certificates or notes, and, if so, each class may:

              o        receive a specified fixed or variable rate of interest;

              o have a higher or lower priority relative to other classes in the series with respect to distributions of principal and/or interest from the trust and/or allocations of any losses;

              o represent interests in, or indebtedness of, only certain of the trust assets;

              o receive distributions of principal and/or interest at specified times; and

              o        have a specified form of credit enhancement.

You can find specific information regarding each class of offered securities in the related prospectus supplement.

The securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus. Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of DLJ Mortgage Acceptance Corp., may act as agent or underwriter in connection with the sale of such securities. This prospectus and the accompanying prospectus supplement may be used by Donaldson, Lufkin & Jenrette Securities Corporation in secondary market transactions in connection with the offer and sale of any securities. Donaldson, Lufkin & Jenrette Securities Corporation may act as principal or agent in such transactions and such sales will be made at prevailing market prices or otherwise.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ______________, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


We provide information to you about the securities in two separate documents that provide progressively more detail:

         o this prospectus, which provides general information, some of which may not apply to your series of securities; and

         o the accompanying prospectus supplement, which describes the specific terms of your series of securities.


IF THE TERMS OF A PARTICULAR SERIES OF SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 97.

                                                          TABLE OF CONTENTS


                                                                                                                                PAGE
                                                                                                                                ----
RISK FACTORS.......................................................................................................................5

DESCRIPTION OF THE SECURITIES......................................................................................................8
         General  .................................................................................................................8
         Distributions on the Securities...........................................................................................8
         Funding Account..........................................................................................................10
         Optional Termination.....................................................................................................10
         Book-Entry Registration..................................................................................................11

YIELD, PREPAYMENT AND MATURITY
         CONSIDERATIONS...........................................................................................................11
         Payment Delays...........................................................................................................11
         Principal Prepayments....................................................................................................12
         Timing of Reduction of Principal Balance.................................................................................12
         Interest or Principal Weighted Securities................................................................................12
         Funding Account..........................................................................................................12
         Final Scheduled Distribution Date........................................................................................12
         Prepayments and Weighted Average Life....................................................................................12
         Other Factors Affecting Weighted Average Life............................................................................13

THE TRUST FUNDS...................................................................................................................15
         General  ................................................................................................................15
         Private Mortgage-Backed Securities.......................................................................................16
         The Agency Securities....................................................................................................17
         The Mortgage Loans.......................................................................................................19
         The Manufactured Home Loans..............................................................................................24
         Collection Account and Certificate Account...............................................................................25
         Other Funds or Accounts..................................................................................................26

LOAN UNDERWRITING PROCEDURES AND
         STANDARDS................................................................................................................26
         Underwriting Standards...................................................................................................26
         Loss Experience..........................................................................................................29
         Representations and Warranties...........................................................................................29

SERVICING OF LOANS................................................................................................................31
         General  ................................................................................................................31
         Collection Procedures; Escrow Accounts...................................................................................32
         Deposits to and Withdrawals from the Collection
                  Account.........................................................................................................32
         Servicing Accounts.......................................................................................................34
         Buy-Down Loans, GPM Loans and Other Subsidized
                  Loans...........................................................................................................34
         Advances and Limitations Thereon.........................................................................................35
         Maintenance of Insurance Policies and Other Servicing
                  Procedures......................................................................................................36
         Presentation of Claims; Realization Upon Defaulted
                  Loans...........................................................................................................38
         Enforcement of Due-On-Sale Clauses.......................................................................................39
         Servicing Compensation and Payment of Expenses
                   ...............................................................................................................39
         Evidence as to Compliance................................................................................................40
         Certain Matters Regarding the Master Servicer and the
                  Depositor.......................................................................................................40

CREDIT SUPPORT....................................................................................................................41
         General  ................................................................................................................41
         Subordinate Securities; Subordination Reserve Fund.......................................................................42
         Overcollateralization....................................................................................................43
         Cross-Support Features...................................................................................................43
         Insurance................................................................................................................43
         Letter of Credit.........................................................................................................43
         Financial Guarantee Insurance............................................................................................44
         Reserve Funds............................................................................................................44

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE.......................................................................................44
         Mortgage Insurance on the Loans..........................................................................................44
         Hazard Insurance on the Loans............................................................................................47
         Bankruptcy Bond..........................................................................................................48
         Repurchase Bond..........................................................................................................49

THE AGREEMENTS....................................................................................................................49
         Assignment of Mortgage Assets............................................................................................49
         Repurchase and Substitution of Loans.....................................................................................51
         Reports to Securityholders...............................................................................................52
         Investment of Funds......................................................................................................53
         Event of Default and Rights Upon Events of Default.......................................................................54
         The Owner Trustee........................................................................................................56
         The Trustee..............................................................................................................56
         Duties of the Trustee....................................................................................................56
         Resignation of Trustee...................................................................................................57
         Certificate Account......................................................................................................57
         Expense Reserve Fund.....................................................................................................57
         Amendment of Agreements..................................................................................................58
         Voting Rights............................................................................................................59
         REMIC Administrator......................................................................................................59
         Termination..............................................................................................................59

CERTAIN LEGAL ASPECTS OF LOANS....................................................................................................59
         General  ................................................................................................................59
         Cooperative Loans........................................................................................................60
         Foreclosure on Mortgage..................................................................................................61
         Realizing Upon Cooperative Loan Security.................................................................................63
         Rights of Redemption.....................................................................................................64
         Notice of Sale; Redemption Rights with Respect to
                  Manufactured Homes .............................................................................................64
         Anti-Deficiency Legislation and Other Limitations on
                  Lenders.........................................................................................................64
         Junior Mortgages.........................................................................................................66
         Due-on-sale Clauses in Mortgage Loans....................................................................................67
         Enforceability of Prepayment and Late Payment Fees
                   ...............................................................................................................68
         Equitable Limitations on Remedies........................................................................................68
         Applicability of Usury Laws..............................................................................................68
         Adjustable Interest Rate Loans...........................................................................................68
         Environmental Legislation................................................................................................69
         Manufactured Home Loans..................................................................................................70

                  Enforcement of Security Interests in
                  Manufactured Homes .............................................................................................72
         Consumer Protection Laws with Respect to
                  Manufactured Homes..............................................................................................73
         Transfer of Manufactured Homes...........................................................................................73
         Formaldehyde Litigation with Respect to
                  Manufactured Home Loans ........................................................................................74



                                                                  3




CERTAIN FEDERAL INCOME TAX CONSEQUENCES...........................................................................................74
         General  ................................................................................................................74
         REMICs   ................................................................................................................74
         Notes    ................................................................................................................88

STATE AND OTHER TAX CONSEQUENCES..................................................................................................89

ERISA CONSIDERATIONS..............................................................................................................89

LEGAL INVESTMENT..................................................................................................................94

LEGAL MATTERS.....................................................................................................................95

THE DEPOSITOR.....................................................................................................................95

USE OF PROCEEDS...................................................................................................................95

PLAN OF DISTRIBUTION..............................................................................................................96

INDEX OF DEFINED TERMS............................................................................................................97

                                  RISK FACTORS

         You should consider the following risk factors (in addition to the risk factors in the prospectus supplement) in deciding whether to purchase any of the securities.


LACK OF SECONDARY MARKETS MAY LIMIT      A secondary market for the securities
YOUR ABILITY TO RESELL                   of any series may not develop. If a
YOUR SECURITIES                          secondary market does develop, it might
                                         not continue or it might not be
                                         sufficiently liquid to allow you to
                                         resell any of your securities.
                                         Donaldson, Lufkin & Jenrette Securities
                                         Corporation (or one or more of its
                                         affiliates) may decide to establish a
                                         secondary market for a particular
                                         series of securities. If so, the
                                         prospectus supplement for that series
                                         of securities will indicate this
                                         intention. However, no such underwriter
                                         will be obligated to do so. The
                                         securities will not be listed on any
                                         securities exchange.

THERE IS NO SOURCE OF PAYMENTS FOR YOUR  When you buy a security, you will not
SECURITIES OTHER THAN PAYMENTS ON THE    own an interest in DLJ Mortgage
MORTGAGE LOANS IN THE TRUST              Acceptance Corp., the master servicer
                                         or any of their affiliates. You will
                                         own an interest in the trust in the
                                         case of a series of certificates, or
                                         you will be entitled to proceeds from
                                         the trust established in the case of a
                                         series of notes. Your payments come
                                         only from assets in the Trust.
                                         Therefore, the mortgagors' payments on
                                         the mortgage loans included in the
                                         Trust (and any credit enhancements)
                                         will be the sole source of payments to
                                         you. If those amounts are insufficient
                                         to make required payments of interest
                                         or principal to you, there is no other
                                         source of payments. Moreover, no
                                         governmental agency either guarantees
                                         or insures payments on the securities
                                         or any of the mortgage loans.

                                         The master servicer and/or the
                                         servicers will have limited
                                         obligations. These will usually
                                         include:

                                            o    the obligation under certain
                                                 circumstances to repurchase the
                                                 mortgage loans if there has
                                                 been a breach of
                                                 representations and warranties;

                                            o    advancing payments on the
                                                 mortgage loans when the
                                                 mortgagor is delinquent if the
                                                 applicable master servicer
                                                 believes the advance is
                                                 recoverable; and

                                            o    various servicing and/or
                                                 administrative obligations made
                                                 in the pooling and servicing
                                                 agreement.

YOU BEAR THE RISK OF CERTAIN MORTGAGOR   Because your securities are backed by
DEFAULTS; CERTAIN OF THE MORTGAGE LOANS  the mortgage loans, your investment may
MAY BE ESPECIALLY PRONE TO DEFAULTS      be affected by a decline in real estate
                                         values and changes in individual
                                         mortgagor's financial conditions.
                                         Investors should be aware that value of
                                         the mortgaged properties may decline.
                                         If the outstanding balance of a
                                         mortgage loan and any secondary
                                         financing on the underlying property is
                                         greater than the value of the property,
                                         there is an increased risk of
                                         delinquency, foreclosure and losses
                                         could be higher than those now
                                         generally experienced in the mortgage
                                         lending industry. To the extent your
                                         securities are not covered by credit
                                         enhancements, you will bear all of the
                                         risks resulting from defaults by
                                         mortgagors. In addition, certain types
                                         of mortgage loans which have higher
                                         than average rates of default may be
                                         included in the trust that issues your
                                         certificate or note. The following
                                         types of loans may be included:

                                            o    mortgage loans that are subject
                                                 to 'negative amortization'. The
                                                 principal balances of such
                                                 loans may be increased to
                                                 amounts greater than the value
                                                 of the underlying property.
                                                 This increases the likelihood
                                                 of default;

                                            o    mortgage loans that do not
                                                 fully amortize over their terms
                                                 to maturity which are sometimes
                                                 referred to as balloon loans.
                                                 Such loans involve a greater
                                                 degree of risk because the
                                                 ability of a mortgagor to make
                                                 this final payment typically
                                                 depends on the ability to
                                                 refinance the loan or sell the
                                                 related mortgaged property;

                                            o    mortgage loans that provide for
                                                 escalating or variable payments
                                                 by the mortgagor. The mortgagor
                                                 may have qualified for such
                                                 loans based on an income level
                                                 sufficient to make the initial
                                                 payments only. As the payments
                                                 increase, the likelihood of
                                                 default will increase; and

                                            o    mortgage loans that are
                                                 concentrated in certain
                                                 regions, States or zip code
                                                 areas of the United States.
                                                 Such geographic units may
                                                 experience weak economic
                                                 conditions and housing markets.
                                                 This may cause higher rates of
                                                 loss and delinquency.

See "Description of the Mortgage Pool" in the prospectus supplement to see if any of these or other types of special risk loans are present in the mortgage pool applicable to your securities.

CREDIT ENHANCEMENTS MAY BE LIMITED OR    The prospectus supplement related to
REDUCED AND THIS MAY CAUSE YOUR          your securities may specify that credit
SECURITIES TO BEAR MORE RISK OF          enhancements will provide some
MORTGAGOR DEFAULTS                       protection to cover certain losses on
                                         the underlying mortgage loans. The
                                         forms of credit enhancement include
                                         (but are not limited to) the following:
                                         subordination of one or more classes of
                                         securities to other classes of
                                         securities in the same series
                                         evidencing beneficial ownership in the
                                         same pool of collateral or different
                                         pools; having assets in the trust with
                                         a greater amount of aggregate principal
                                         balance than the aggregate principal
                                         balance of the securities in a series:
                                         an insurance policy on a particular
                                         class of securities; a letter of
                                         credit; a mortgage pool insurance
                                         policy; a reserve fund; or any
                                         combination thereof. See "Credit
                                         Support" in this prospectus. See also
                                         "Credit Enhancements" in the prospectus
                                         supplement in order to see what forms
                                         of credit enhancements apply to your
                                         securities.

                                         Regardless of the form of credit
                                         enhancement, an investor should be
                                         aware that:

                                            o    The amount of coverage is
                                                 usually limited;

                                            o    The amount of coverage will
                                                 usually be reduced over time
                                                 according to a schedule or
                                                 formula;

                                            o    The particular form of credit
                                                 enhancements may provide
                                                 coverage only to certain types
                                                 of losses on the mortgage
                                                 loans, and not to other types
                                                 of losses;

                                            o    The particular form of credit
                                                 enhancements may provide
                                                 coverage only to certain
                                                 certificates or notes and not
                                                 other securities of the same
                                                 series; and

                                            o    If the applicable rating
                                                 agencies believe that the
                                                 rating on the securities will
                                                 not be adversely affected,
                                                 certain types of credit
                                                 enhancements may be reduced or
                                                 terminated. IF THE RATE OF
                                                 PREPAYMENTS ON THE MORTGAGE
                                                 LOANS IS DIFFERENT THAN
                                                 EXPECTED, YOUR YIELD MAY BE
                                                 CONSIDERABLY LOWER THAN
                                                 ANTICIPATED The yield to
                                                 maturity of your securities
                                                 will depend primarily on the
                                                 price you paid for your
                                                 securities and the rate of
                                                 principal payments on the
                                                 mortgage loans in the
                                                 applicable trust. The rate of
                                                 principal payments includes
                                                 scheduled payments of interest
                                                 and principal, prepayments,
                                                 liquidations dues to defaults
                                                 and repurchases. If the rate of
                                                 prepayments on the mortgage
                                                 loans related to your
                                                 securities is higher or lower
                                                 than anticipated, the yield to
                                                 maturity may be adversely
                                                 affected. The yield on some
                                                 types of securities are more
                                                 sensitive to variations in
                                                 prepayments than others. For
                                                 example, securities that
                                                 receive only payments of
                                                 interest are especially
                                                 sensitive to variations in the
                                                 rate of prepayments. If the
                                                 rate of prepayments is high or
                                                 if a redemption of the
                                                 securities or the underlying
                                                 mortgage loans occurs, the
                                                 holders of such securities may
                                                 not fully recoup their initial
                                                 investment. See "Yield,
                                                 Prepayment and Maturity
                                                 Considerations" in this
                                                 prospectus. See also "Risk
                                                 Factors" and "Yield, Prepayment
                                                 and Maturity Considerations" in
                                                 the prospectus supplement for
                                                 more information concerning the
                                                 prepayment risks pertaining to
                                                 your securities. THE REDEMPTION
                                                 OF THE SECURITIES OR THE
                                                 UNDERLYING MORTGAGE LOANS WILL
                                                 AFFECT YOUR YIELD DLJ Mortgage
                                                 Acceptance Corp., the master
                                                 servicer or another entity may
                                                 opt to repurchase all of the
                                                 assets of the trust if the
                                                 aggregate outstanding principal
                                                 balance of such assets is less
                                                 than a percentage of their
                                                 initial outstanding principal
                                                 amount specified in the
                                                 prospectus supplement. Such an
                                                 event will subject the trust
                                                 related to your securities to
                                                 early retirement and would
                                                 affect the average life and
                                                 yield of each class of
                                                 securities in such series. See
                                                 "Yield, Prepayment and Maturity
                                                 Considerations" in this
                                                 prospectus and in the
                                                 prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Mortgage Pass-Through Certificates (the "CERTIFICATES") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "SECURITIES") will be issued in one or more series (each, a "SERIES"). Each Series of Certificates will be issued pursuant to separate pooling and servicing agreements (each, a "POOLING AND SERVICING AGREEMENT") among the Master Servicer and the trustee (the "TRUSTEE") for the related Series identified in the related Prospectus Supplement. Each Series of Notes will be issued pursuant to separate indenture (each, an "INDENTURE") between the related issuer (the "ISSUER") and the Trustee for the related Series identified in the related Prospectus Supplement. The trust (a "TRUST FUND") for each Series of Notes will be created pursuant to a trust agreement ("OWNER TRUST AGREEMENT") between the Depositor and the trustee (the "OWNER TRUSTEE"). Each Series of Notes will be serviced pursuant to a sale and servicing agreement ("SALE AND SERVICING AGREEMENT") or other servicing agreement ("SERVICING AGREEMENT"; and each Pooling and Servicing Agreement, Sale and Servicing Agreement, Indenture, Owner Trust Agreement, an "AGREEMENT") among the Depositor, the Master Servicer and the Trustee. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series. When particular provisions or terms used in each Agreement are referred to, such provisions or terms shall be as specified in such Agreement.

         Each Series will consist of one or more classes of Securities (each a "CLASS"), one or more of which may consist of:

         o compound interest securities ("COMPOUND INTEREST SECURITIES") on which interest accrues and is added to the principal balance of such security periodically, but with respect to which no interest or principal will be payable except during the period or period specified in the related Prospectus Supplement;

         o floating rate securities ("FLOATING INTEREST SECURITIES") which accrue interest at a rate which is subject to change from time to time ( a "FLOATING RATE");

         o interest weighted securities ("INTEREST WEIGHTED SECURITIES") which are entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitiled; or

         o principal weighted securities ("PRINCIPAL WEIGHTED SECURITIES") which are entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitiled.

A Series may also include one or more Classes of Subordinate Securities. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Securities will be offered hereby or by such Prospectus Supplement only if rated by a nationally recognized rating organization (each, a "RATING AGENCY") in at least its fourth highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple groups of individual Mortgage Assets which share similar characteristics and are aggregated into one group ( an "ASSET GROUP") and the Securities of each separate Class will evidence beneficial ownership of, or be secured by, each corresponding Asset Group.

         The Securities for each Series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related Prospectus Supplement. The transfer of the Securities may be registered, and the Securities may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

         GENERAL. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Securities will be made on each distribution date ("DISTRIBUTION DATE") to the extent of the "AVAILABLE DISTRIBUTION AMOUNT" as set forth in the related Prospectus Supplement.

         Distributions of interest on Securities which receive interest will be made periodically at the intervals and at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined in the manner described in the related Prospectus Supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

         Distributions of principal of and interest on Securities of a Series will be made by check mailed to Securityholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the security register (the "SECURITY REGISTER"), except that (a) distributions may be made by wire transfer in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Security will be made only upon presentation and surrender of such Security at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the Securities of a Series or certain Classes of a Series may be available only in book-entry form. See "Book-Entry Registration" herein. With respect to each Series of Certificates or Notes, the Security Register will be referred to as the "CERTIFICATE REGISTER" or "NOTE REGISTER", respectively.

         With respect to reports to be furnished to Securityholders concerning a distribution, see "The Agreements--Reports to Securityholders."

         SINGLE CLASS SERIES. With respect to a Series other than a Multiple Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled thereto on the basis of the undivided percentage interest (the "PERCENTAGE INTEREST") evidenced by such Security in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Security Interest Rate of the Securities of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Security Interest Rate on the Securities of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Security Interest Rate on the Securities of the related Series may also reflect such caps.

         MULTIPLE CLASS SERIES. A "MULTIPLE CLASS SERIES" may include Floating Interest Securities, Compound Interest Securities and Planned Amortization Securities, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets. Each Security of a Multiple Class Series will have a principal amount or a notional amount and a specified Security Interest Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support."

         Interest on all Securities of a Multiple Class Series currently entitled to receive interest will be distributed on the Distribution Date specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See "Subordinate Securities" below and "Credit Support." Distributions of interest on a Class of Compound Interest Securities will commence only after the Distribution Date on which all Securities of the related Series with Final Scheduled Distribution Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement (the "ACCRUAL TERMINATION DATE"). On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Securities will accrue and the amount of interest accrued on such Distribution Date will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Securities on the basis of the current Compound Value of such Class. The "COMPOUND VALUE" of a Class of Compound Interest Securities equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

         To the extent provided in the related Prospectus Supplement, the Securities of a Multiple Class Series may include one or more Classes of Floating Interest Securities. The Security Interest Rate of a Floating Interest Security will be a variable or adjustable rate, subject to a per annum interest rate cap (the "MAXIMUM FLOATING RATE"), a per annum interest rate floor (the "MINIMUM FLOATING RATE"), or both. For each Class of Floating Interest Securities, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the period of time during which such Floating Rate applies ("FLOATING INTEREST PERIOD"), and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

         If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Securities within each Class. The method or formula for determining the Percentage Interest of a Security will be set forth in the related Prospectus Supplement.

         In the case of a Multiple Class Series, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof of each Class of Securities shall be as set forth in the related Prospectus Supplement. A Multiple Class Series may contain two or more classes of Securities as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Trust Fund.

         SUBORDINATE SECURITIES. One or more Classes of a Series may consist of securities as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of other classes of securities in the same Series (the "SENIOR SECURITIES"), to the extent and under the circumstances specified in the related Prospectus Supplement ("SUBORDINATE SECURITIES"). Subordinate Securities may be included in a Series to provide credit support as described herein under "Credit Support" in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Securities may be limited as described in the related Prospectus Supplement. See "Credit Support." If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Securities evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Securities will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency. With respect to any Series of Notes, the certificates issued under the Owner Trust Agreement (the "EQUITY CERTIFICATES"), insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

FUNDING ACCOUNT

         If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Seller of additional Loans to the related Trust Fund after the Closing Date. Such additional Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "FUNDING ACCOUNT"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Securities of the related Series or a portion of collections on the Loans in respect of principal will be deposited in such account to be released as additional Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, all amounts deposited in a Funding Account will be required to be invested in Eligible Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Loans will provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. A Funding Account can affect the application of the requirements under ERISA. See "ERISA Considerations."

OPTIONAL TERMINATION

         If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election or elections have been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs and that the optional termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code. See "The Agreements--Termination."

BOOK-ENTRY REGISTRATION

         If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Security registered in the name of the nominee of the depository, The Depository Trust Company ("DTC"), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Securities (a "SECURITYOWNER") will be entitled to receive a Security issued in fully registered, certificated form (a "DEFINITIVE SECURITY") representing such person's interest in the Securities except in the event that the book-entry system for the Securities is discontinued (as described below). Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder of the Securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered "SECURITYHOLDERS" or registered "HOLDERS" under the related Agreement, and Securityowners will only be permitted to exercise the rights of Securityholders indirectly through DTC Participants. With respect to each Series of Certificates or Notes, Securityowners and Securityholders will be referred to as "CERTIFICATEOWNERS" and "CERTIFICATEHOLDERS" or "NOTEOWNERS" and "NOTEHOLDERS", respectively.

         DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

         Securityowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securityowner to pledge such owner's Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Security, may be limited. In addition, under a book-entry format, Securityowners may experience some delay in their receipt of principal and interest distributions with respect to the Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securityowners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Securities and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Securities. Participants and Indirect Participants with which Securityowners have accounts with respect to Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityowners. Accordingly, although Securityowners will not possess certificates or notes, the Rules provide a mechanism by which Securityowners will receive distributions and will be able to transfer their interests.

         The Depositor understands that DTC will take any action permitted to be taken by a Securityholder under the related Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or notes or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Securities to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

         DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities will be printed and delivered. In addition, the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Securities will be printed and delivered.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

         With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Securityholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Securityholders.

PRINCIPAL PREPAYMENTS

         With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See "Servicing of Loans--Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL BALANCE

         A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Security outstanding. The "INTEREST ACCRUAL PERIOD" is the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Securities or a Class of Securities of such Series with respect to any Distribution Date. The effect of such provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of such Securities to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Securities are determined or are deemed to reduce for purposes of calculating interest distributions on Securities of a Multiple Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

         If a Class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Securities. The Prospectus Supplement for a Series including such Securities will include a table showing the effect of various levels of prepayment on yields on such Securities. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

         If the applicable Agreement for a Series of Securities provides for a Funding Account or other means of funding the transfer of additional Loans to the related Trust Fund, as described under "Description of the Securities--Funding Account" herein, and the Trust Fund is unable to acquire such additional Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more Classes of Securities of such Series. See "Risk Factors--Yield, Prepayment and Maturity."

FINAL SCHEDULED DISTRIBUTION DATE

         The "FINAL SCHEDULED DISTRIBUTION DATE" of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series, if specified in the related Prospectus Supplement, will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Securities of a

Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Security Interest Rate on the Securities may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than assumed.

         Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

         Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to any level of CPR or SPA.

         The Prospectus Supplement for each Multiple Class Series may describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF LOAN. Multifamily Loans may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans included in any other mortgage pool or from conventional Fixed Rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics.

         In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. "DEFERRED INTEREST" is excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof. However, borrowers may pay amounts in addition to their "SCHEDULED PAYMENTS" (i.e., scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note) in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Securities at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Maximum Mortgage Rates, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

         If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, the Servicer, the applicable Seller, the PMBS Servicer or another party, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related Series.

         Because of the payment terms of Balloon Loans, there is a risk that such Mortgage Loans, including Multifamily Loans and Additional Collateral Loans, that require Balloon Payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be the entire or a substantial amount of the original principal balance) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans, to sell the Mortgaged Property prior to the maturity of the Balloon Loan or to otherwise have sufficient funds to pay such Balloon Payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage market interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

         A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

         The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans.

         FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Securities who purchased their Securities at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

         DUE ON SALE CLAUSES. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. Whereas FHA Loans are assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include "due-on-sale" clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. Certain of the Multifamily Loans in a Trust Fund may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

         OPTIONAL TERMINATION. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See "Description of the Securities--Optional Termination."


                                 THE TRUST FUNDS

GENERAL

         The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of:

         o        the Mortgage Assets;

         o amounts held from time to time in the Collection Account and the Certificate Account established for such Series;

         o the real property which secured a Loan (the "MORTGAGED PROPERTY") and which is acquired on behalf of the Securityholders by foreclosure, deed in lieu of foreclosure or repossession and certain proceeds from the disposition of any related Additional Collateral;

         o any reserve fund for such Series, if specified in the related Prospectus Supplement;

         o the Sub-Servicing Agreements, if any, relating to Loans in the Trust Fund;

         o any primary mortgage insurance policies relating to Loans in the Trust Fund;

         o any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series;

         o investments held in any fund or account or any guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein (a "GUARANTEED INVESTMENT CONTRACT") and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and

        o any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association); provided, that if so specified in the related Prospectus Supplement, certain of the items listed above may be held outside of the Trust Fund.

         To the extent specified in the related Prospectus Supplement, certain amounts ("RETAINED INTERESTS") which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Securityholders under the related Agreement.

         "MORTGAGE ASSETS" in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement:

         o        Private Mortgage-Backed Securities;

         o Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein; or

         o        Agency Securities.

Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions from the Seller. Some of the Loans may have been originated by an affiliate of the Depositor. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See "The Agreements--Assignment of Mortgage Assets."

PRIVATE MORTGAGE-BACKED SECURITIES

         GENERAL. Private mortgage-backed securities ("PRIVATE MORTGAGE-BACKED SECURITIES") may consist of :

         o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans;

         o        collateralized mortgage obligations secured by Loans; or

         o pass-through certificates representing beneficial interests in Agency Securities.

Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS AGREEMENT"). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS TRUSTEE"). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS SERVICER") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as a FHA mortgagee.

         The issuer of the Private Mortgage-Backed Securities (the "PMBS ISSUER") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

         UNDERLYING LOANS. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or Additional Collateral Loans, GEM Loans, GPM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

         CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agencies which initially assigned a rating to the Private Mortgage-Backed Securities.

         ADDITIONAL INFORMATION. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify:

         o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund;

         o certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including:

                  o the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features);

                  o the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity;

                  o the servicing fee or range of servicing fees with respect to the Loans; and

                  o the minimum and maximum stated maturities of the underlying Loans at origination;

         o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

         o the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities;

         o the note interest rate, pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities;

         o the weighted average note interest rate, pass-through or certificate rate of the Private Mortgage-Backed Securities;

         o the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities;

         o certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private
                  Mortgage-Backed Securities themselves;

         o the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

         o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

THE AGENCY SECURITIES

         All of the mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies ("AGENCY SECURITIES") will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

         The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust Fund (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust Fund.

         GNMA. The Government National Mortgage Association ("GNMA") is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "HOUSING ACT"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages
(i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding GNMA and GNMA Certificates.

         GNMA CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each GNMA Certificate relating to a Series (which may be a "GNMA I Certificate" or a "GNMA II Certificate" as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except with respect to any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FHLMC. The Federal Home Loan Mortgage Corporation ("FHLMC") is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC ACT"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with FHLMC Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding FHLMC and FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         FHLMC CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each FHLMC Certificate relating to a Series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by FHLMC, except with respect to any stripped mortgage-backed securities issued by FHLMC. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, are secured by five or more family residential properties. The characteristics of any FHLMC Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

         FNMA. The Federal National Mortgage Association ("FNMA") is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. ss. 1716 ET SEQ.). It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting FNMA and FNMA Certificates. Although the Secretary of the Treasury of the United States has authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FNMA CERTIFICATES. Unless otherwise specified in the related Prospectus Supplement, each FNMA Certificate relating to a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA, except with respect to any stripped mortgage-backed securities issued by FNMA. Mortgage loans underlying FNMA Certificates will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any FNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

THE MORTGAGE LOANS

         The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the "MORTGAGE LOANS." Mortgage Loans (including an interest therein) or Manufactured Home Loans (including an interest therein) that are conveyed to the Trust Fund for a Series is referred to herein as the "LOANS." If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans may include fixed rate housing loans ("FHA LOANS") secured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Development ("HUD"), housing loans ("VA LOANS") partially guaranteed by the Department of Veteran Affairs ("VA"), or housing loans ("CONVENTIONAL LOANS") not insured or guaranteed by the FHA or the VA. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be Additional Collateral Loans, GPM Loans, GEM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under "Yield, Prepayment and Maturity Considerations" herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on Mortgaged Property. The Mortgage Loans may also include "COOPERATIVE LOANS" made with respect to an individual housing unit in a building owned by a cooperative ("COOPERATIVE DWELLING") evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include "CONDOMINIUM LOANS" secured by a Mortgage on an individual housing unit ("CONDOMINIUM UNIT") in a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership ("CONDOMINIUM BUILDING") together with such Condominium Unit's appurtenant interest in the common elements. A "CONDOMINIUM" is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units. The "CONDOMINIUM ASSOCIATION" is the person or persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

         The Mortgaged Properties may include "SINGLE FAMILY PROPERTY" (i.e., one-to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or "MULTIFAMILY PROPERTY" (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See "Certain Legal Aspects of Loans."

         If specified in the related Prospectus Supplement, certain of the mortgage pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("SENIOR LIENS") may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

         If specified in the related Prospectus Supplement, a Trust Fund will contain Mortgage Loans which, in addition to being secured by the related Mortgaged Property, is secured by other collateral owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors (the "ADDITIONAL COLLATERAL LOANS"). Such collateral may consist of marketable securities, insurance policies, annuities, certificates of deposit, cash accounts or other personal property, and in the case of collateral owned by a guarantor, may consist of real estate (in each case, "ADDITIONAL COLLATERAL"). Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional Collateral for the Loans in a Trust Fund will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or junior liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a Trust Fund, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Trust Fund includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Securityholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See "Certain Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

         Additional Collateral Loans may include:

         o DLJdirect ACCOUNT POWERTM loans, under which the Additional Collateral consists of eligible securities held in a DLJdirect account and pledged by the Mortgagor to secure the Mortgage Loan, or

         o DLJdirect FAMILY POWERTM loans, under which the Additional Collateral consists of eligible securities held in a DLJdirect account and pledged by a family member of the Mortgagor to secure the family members guaranty of the Mortgage Loan.

         Additional Collateral Loans may also include Mortgage Loans originated under the Nest Egg Mortgage Loan ProgramSM, a mortgage loan origination program of DLJ Mortgage Capital, Inc., an affiliate of the Depositor and the Nest Egg Mortgage Company LLC (the "NEST EGG MORTGAGE LOANS(SM)"). Such Mortgage Loans are interest-only Mortgage Loans for an initial period specified in the related Prospectus Supplement. If the related Mortgagor pledges an eligible life insurance policy as Additional Collateral after such initial period, the Mortgagor will continue to make interest-only payments with respect to the Mortgage Loan until the final scheduled payment on such Mortgage Loan, as described in the Prospectus Supplement.

         The percentage of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

         The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Securities. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

                  (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

                  (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

                  (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest; and

                  (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

         Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those purchased by the Depositor, either directly or through its affiliates, from a Seller or Sellers. The related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Trust Fund but were not selected for inclusion in such Trust Fund.

         Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans to be included in a Trust Fund will be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related Series of Securities (a "DESIGNATED SELLER TRANSACTION"). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a Trust Fund composed of Mortgage Loans acquired by the Depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. Neither the Depositor nor any of its affiliates (other than the Seller, if applicable) will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller and no assurances are made as to any such Seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

         The initial "LOAN-TO-VALUE RATIO" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan at origination, plus in the case of a Mortgage Loan secured by a junior lien, the principal amount of the related Senior Lien, to the Appraised Value of such Mortgaged Property. The "APPRAISED VALUE" is, unless otherwise specified in the related Prospectus Supplement (i) with respect to a Mortgaged Property securing a Single Family or Multifamily Property, the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal); (ii) with respect to certain refinanced, modified or converted Single Family or Multifamily Properties, the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements; and (iii) with respect to a Mortgaged Property securing a Manufactured Home Loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

         Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the "BUY-DOWN PERIOD") when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the "BUY-DOWN MORTGAGE RATE") that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds ("BUY-DOWN AMOUNTS") that may be contributed by the Servicer of the related Buy-Down Loan is limited to 6% of the Appraised Value of the related Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

         Unless otherwise specified in the related Prospectus Supplement, with respect to loans secured by a Multifamily Property ("MULTIFAMILY LOANS"), (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date, (b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

         Unless otherwise specified in the related Prospectus Supplement, the "BI-WEEKLY LOANS" will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one-to four-family residential properties.

         Unless otherwise specified in the related Prospectus Supplement, "ARMS" or "ADJUSTABLE RATE MORTGAGE" Loans will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the interest rate borne by each Loan ( the "MORTGAGE RATE") is subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant index described in the applicable Prospectus Supplement ( the "INDEX"), to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Seller, the Servicer or the Master Servicer.

         ARMs have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "MAXIMUM MORTGAGE RATE") or below the applicable lifetime minimum mortgage rate (the "MINIMUM MORTGAGE RATE"), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "PERIODIC RATE CAP"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("NEGATIVELY AMORTIZING ARMS") instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates. Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

          If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

         The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the date designated in the Pooling and Servicing Agreement or Indenture on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Securityholders of such Series (the "CUT-OFF DATE"), generally including, among other things:

         o        the aggregate outstanding principal balance of the Mortgage
                  Loans;

         o the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Maximum Mortgage Rates, if any;

         o        the average outstanding principal balance of the Mortgage
                  Loans;

         o the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

         o        the range of Loan-to-Value Ratios of the Mortgage Loans;

         o the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are Additional Collateral Loans, ARMs, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans;

         o the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies;

         o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

         o the geographic distribution of the Mortgaged Properties securing the Mortgage Loans;

         o the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes; and

         o with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens.

The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

         If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus

Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed, together with the related Pooling and Servicing Agreement, with respect to each Series of Certificates, or the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each Series of Notes, with the Securities and Exchange Commission (the "COMMISSION") within 15 days after the initial issuance of such Securities.

THE MANUFACTURED HOME LOANS

         A manufactured home ("MANUFACTURED HOME") within the meaning of 42 United States Code, Section 5402(6), is "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter." Loans secured by a Manufactured Home (the "MANUFACTURED HOME LOANS") comprising or underlying the Mortgage Assets for a Series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

         The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6).
In addition, unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

                  (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

                  (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

                  (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

                  (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

         The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan at origination to the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

         The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things:

         o the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets;

         o        the weighted average interest rate on the Manufactured Home
                  Loans;

         o the average outstanding principal balance of the Manufactured Home Loans;

         o the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

         o        the range of Loan-to-Value Ratios of the Manufactured Home
                  Loans;

         o the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

         o any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

         o the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

         If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

         Unless otherwise specified in the related Prospectus Supplement, a separate collection account (each, a "COLLECTION ACCOUNT") for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances (other than Advances deposited into the Certificate Account), the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the related Prospectus Supplement or related Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities--Distributions on the Securities."

         Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the Prospectus Supplement or the related Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

         A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Securityholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds and any draws on any Financial Guarantee Insurance for such Series will be deposited, pending distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer or the Trustee as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the related Agreement, will be available for remittance to the Securityholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Securityholders. See also "The Agreements--Certificate Account" herein.

OTHER FUNDS OR ACCOUNTS

         A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts." If Private Mortgage-Backed Securities are backed by GPM Loans and the value of a Multiple Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See "Servicing of Loans--Payments on Loans; Deposits to Collection Accounts" herein. Other similar accounts may be established as specified in the related Prospectus Supplement.


                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

         The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

         The Person or Persons (which may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the "RTC"), the Federal Deposit Insurance Corporation (the "FDIC") and other mortgage loan originators or sellers affiliated or not affiliated with the Depositor, or who may be the Master Servicer or a Servicer) who sell the Loans to the Depositor for deposit into the Trust Fund (the "SELLER") of the Loans will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

         Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Securities, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

         Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and must be on forms acceptable to the FNMA and/or FHLMC.

         Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

         With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum downpayment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations.

         In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "NET OPERATING INCOME" means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to- Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

         If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and

Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources.

         With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

         Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans such as:

         o Mortgage Loans with payments similar to a Conventional Loan, calculated on the basis of an assumed amortization term, but providing for a payment of all outstanding principal and interest to be made at the end of the term of such Mortgage Loans ("BALLOON PAYMENT") at a specified term that is shorter than such assumed amortization term ("BALLOON LOANS").

        o level payment Mortgage Loans ("BUY-DOWN LOANs") for which funds have been provided by any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof (a "PERSON") other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

        o fixed rate, fully amortizing Mortgage Loans (unless specified otherwise in the related Prospectus Supplement) for a Series providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter ("GEM LOANS").

        o Mortgage Loans providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note ("GPM LOANS").

Each of these types of Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

         To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a "limited documentation program," if specified in the Prospectus Supplement. With respect to such Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

         In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of


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



affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

         The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of Loans" herein.

         With respect to the underwriting standards applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

         The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of Loans" herein.

         No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

         To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Securities are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Securities of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

REPRESENTATIONS AND WARRANTIES

         Unless otherwise specified in the related Prospectus Supplement or in the related Agreement, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, generally that:


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



         o any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Depositor;

        o either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage;

         o the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions);

         o the related Mortgaged Property is free from material damage and at least in adequate repair;

         o there are no delinquent tax or assessment liens against the related Mortgaged Property;

        o such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest;

         o if a primary mortgage insurance policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and

         o such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

         If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures" herein. With respect to a Cooperative Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

         Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant, among other things that:

         o immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Seller had good title to, and was the sole owner of, each Manufactured Home Loan;

         o as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

         o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;



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



         o as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair;

         o as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and

         o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

         Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that materially and adversely affects the interest of the Securityholder in such Loan, the Seller (or other party as described in the Prospectus Supplement) will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements--Assignment of Mortgage Assets." See "Risk Factors--Limited Obligations and Assets of the Depositor." If the Seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the Prospectus Supplement. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

                               SERVICING OF LOANS

GENERAL

         Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the master servicer (the "MASTER SERVICER") directly or through one or more servicers (the "SERVICERS") subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will:

         o administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ("SUB-SERVICING AGREEMENTS") with the Master Servicer;

         o maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans; and

         o advance funds as described below under "Advances." If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

         The Master Servicer will be a party to the Pooling and Servicing Agreement or Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Securities which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

         The Master Servicer will be paid a servicing fee (the "SERVICING FEE") for the performance of its services and duties under each Pooling and Servicing Agreement or Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Sub-Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

         The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan


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



either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement or Servicing Agreement for a Series and any applicable insurance policies and other forms of credit support, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related Mortgage or the lien on any related Additional Collateral. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related Series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ("ESCROW ACCOUNTS") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an Eligible Account and the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. An "ELIGIBLE ACCOUNT" will consist of :



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



         o an account maintained with a federal or state chartered depository institution the short-term obligations of which are rated by each Rating Agency in its highest rating at the time of any deposit therein;

        o an account insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee prior to the establishment of such account, the holders of the Securities will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained;

         o a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity; or

         o an account or accounts of a depository institution acceptable to the Rating Agencies.

Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the "BUSINESS DAY" (i.e., the day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed) following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off
Date):

                         (i) All payments on account of principal, including prepayments, on such Loans;

                         (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement or Servicing Agreement;

                         (iii) All amounts paid by the insurer under any of the insurance policies covering any Loan or Mortgaged Property ("INSURANCE PROCEEDS") and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("LIQUIDATION PROCEEDS"), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ("LIQUIDATION EXPENSES");

                         (iv) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid as described herein;

                         (v) All proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Seller or any other person pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement;

                         (vi) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement or Servicing Agreement; and

                         (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or Servicing Agreement.

         The Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement or Servicing Agreement, which generally will include the following, except as otherwise provided therein:



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



                         (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement or Servicing Agreement;

                         (ii) to reimburse itself for Advances, including amounts advanced in respect of taxes, insurance premiums or similar expenses as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances were made;

                         (iii) to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each Mortgage Loan;

                         (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related Pooling and Servicing Agreement or Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the related Pooling and Servicing Agreement or Servicing Agreement;

                         (v) to pay to itself or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement and not required to be distributed as of the date on which the related purchase price is determined;

                         (vi) to reimburse itself for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a Series with Senior Securities and Subordinate Securities, to certain limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement as described in the related Prospectus Supplement;

                         (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under "--Presentation of Claims; Realization Upon Defaulted Loans";

                         (viii) to reimburse itself, the Trustee or the Depositor for certain other expenses incurred for which it, the Trustee or the Depositor is entitled to reimbursement or against which it, the Trustee or the Depositor is indemnified pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture;

                         (ix) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement; and

                         (x) to clear the Collection Account of amounts relating to the corresponding Loans in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement or Servicing Agreement.

SERVICING ACCOUNTS

         Unless otherwise specified in the related Prospectus Supplement, in those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a "SERVICING ACCOUNT") that will be an Eligible Account and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition on each such date the Servicer will be required to remit to the Master Servicer any amount required to be advanced pursuant to the related Sub-Servicing Agreement, and the Servicer will also be required to the Master Servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

         With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "BUY-DOWN FUND"). The amount of such deposit, together with investment earnings thereon at the


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rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Securityholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund.

         The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "SUBSIDY FUND"). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

         If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) (the "GPM FUND") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Securities of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Securities of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Securityholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

         With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

         GENERAL. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make cash advances (each, an "ADVANCE") in respect of delinquent payments of principal of and interest on a Loan. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement. With respect to any Multiple Class Series, so long as the related Subordinate Securities remain outstanding and subject to certain limitations as described in the related Prospectus Supplement, such Advances by the Master Servicer may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Securities, if any.

         ADVANCES IN CONNECTION WITH PREPAID LOANS. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securityholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (less any related Servicing
Fees). Any such principal prepayment, together with a full Scheduled Payment of interest thereon (to the extent of such adjustment or advance), will be distributed to Securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance" herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on real property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession ("REO PROPERTY"), a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan or at any time during the term of the Loan the Master Servicer or the related Servicer determines that the related Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended. The Pooling and Servicing Agreement or Servicing Agreement will obligate the Mortgagor to obtain and maintain all requisite flood insurance coverage at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the Master Servicer or Servicer to obtain and maintain such coverage at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

         SPECIAL HAZARD INSURANCE POLICY. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans. Unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans."

         PRIMARY MORTGAGE INSURANCE. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided (a "QUALIFIED INSURER").

         Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         FHA INSURANCE AND VA GUARANTEES. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance--Mortgage Insurance on the Loans."

         POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

         The Prospectus Supplement will identify the pool insurer for the related Series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance--Mortgage

Insurance on the Loans."

         BANKRUPTCY BOND. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Securities. See "Description of Mortgage and Other Insurance--Bankruptcy Bond" herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

         The Master Servicer, on behalf of the Trustee and the Securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

         The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election or elections have been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than three years after the acquisition of such collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the Master Servicer has obtained from the Internal Revenue Service (the "IRS") an extension of the three year period within which it would otherwise be required to liquidate the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

         With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Servicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the Trustee on behalf of the Securityholders) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously.

         If any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

         As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Loans--Foreclosure on Shares of Cooperatives" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors.


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



Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

         With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

         Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related Series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Legislation."

         With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable "due-on-sale" clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to additional servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans and as otherwise specified herein.

         Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the

Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and Sellers and in the preparation of reports to Securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers and Sellers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

         The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Securityholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

         Unless otherwise provided in the Prospectus Supplement, the rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Securityholders of such Series.

EVIDENCE AS TO COMPLIANCE

         Each Pooling and Servicing Agreement and each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer, unless otherwise specified in the related Prospectus Supplement, to the effect that the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related Agreement throughout the preceding year or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, such statement shall include a description of such noncompliance or specify each such known default, as the case may be, and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Agreement.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a report to the Depositor and the Trustee stating the opinion of such firm that, unless otherwise specified in the related Prospectus Supplement, on the basis of an examination by such firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the Master Servicer regarding the Master Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Servicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to those Servicers which also have been the subject of such an examination.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the related Pooling and Servicing Agreement or Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the related Agreement.



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



         In the event of an Event of Default under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See "The Agreements--Rights upon Events of Default" herein.

         Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement or Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to sell loans to and service mortgage loans for FNMA or FHLMC; (ii) has a net worth of not less than $10,000,000; (iii) is acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Securities; (iv) is reasonably acceptable to the Trustee; and (v) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

         Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor, will be under any liability to the related Trust Fund or the Securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any breach of warranty or representations made by such party under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that neither the Master Servicer nor the Depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer or the Depositor may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer or the Depositor will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).

                                 CREDIT SUPPORT

GENERAL

         For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, subordination created through overcollateralization, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, financial guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Securities of the related Series. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

         Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the Security Interest Rate. If losses occur which exceed the amount covered by credit support or which


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are not covered by credit support, such losses will be borne by the
Securityholders. If credit support is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

         If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Holders of the Subordinate Securities (the "SUBORDINATE SECURITYHOLDERS") to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Holders of Senior Securities (the "SENIOR SECURITYHOLDERS") to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Securityholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

         A Series may include a Class of Subordinate Securities entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Securityholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder (the "BANKRUPTCY CODE"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

         With respect to any Series which includes one or more Classes of Subordinate Securities, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The "SUBORDINATION RESERVE FUND", if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Securities, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the related Prospectus Supplement.

         Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Securityholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.



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OVERCOLLATERALIZATION

         If so specified in the related Prospectus Supplement, subordination may be provided by one or more Classes of Senior Securities through overcollateralization; i.e. by having a greater amount of aggregate principal balance of the Mortgage Assets for a Series than the aggregate principal balance of the Securities of such Series. Such subordination may exist on the Closing Date or may be effected through the allocation of interest payments on the Loans to reduce the principal balances of certain Classes of Securities.

         In a Series with overcollateralization, the allocation of losses to the Securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the Securities, and then such losses would be allocated to the Senior Securities only if the principal balance of the Mortgage Loans was reduced to less than the principal balance of the Senior Securities. If so specified in the related Prospectus Supplement, the level of overcollateralization required under the provisions of the related Pooling and Servicing Agreement or Indenture will be subject to various tests based primarily on the loss and delinquency experience of the related Mortgage Assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

         If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Securities evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

         Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance." Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C BANK"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the "L/C PERCENTAGE"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See "Description of the Securities--Optional Termination" and "The Agreements--Termination." A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.



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



FINANCIAL GUARANTEE INSURANCE

         Financial guarantee insurance ("FINANCIAL GUARANTEE INSURANCE"), if any, with respect to a Series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

RESERVE FUNDS

         One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

         Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency rating such Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Securities, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

         Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements--Investment of Funds." The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

         Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                   DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

         The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

         GENERAL. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. Multifamily Loans will not be covered by a primary


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mortgage insurance policy, regardless of the related Loan-to-Value Ratio.

         A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Certain Legal Aspects of Loans" herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

         To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Securityholders.

         PRIMARY MORTGAGE INSURANCE. While the terms and conditions of the primary mortgage insurance policies issued by one primary mortgage guaranty insurer (a "PRIMARY INSURER") will differ from those in primary mortgage insurance policies issued by other Primary Insurers, each primary mortgage insurance policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a primary mortgage insurance policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan,
(iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

         As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

         The Pooling and Servicing Agreement or Servicing Agreement for a Series generally will require that the Master Servicer or Servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent such coverage was in place on the Cut-off Date. In the event that the Depositor gains knowledge that, as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer or the Servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that such a policy is obtainable at a reasonable price.

         Any primary mortgage insurance or primary credit insurance policies relating to Loans secured by Manufactured Homes will be described in the related Prospectus Supplement.

         FHA INSURANCE AND VA GUARANTEES. The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established


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



by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the
Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

         POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Securityholders. See "Servicing of Loans--Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

         The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted


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



Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and (iii) advances made by the insured as described above less certain payments. An "approved sale" is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

         As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

         The original amount of coverage under the pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of Loans" herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans--Advances and Limitations Thereon."

         MORTGAGE INSURANCE WITH RESPECT TO MANUFACTURED HOME LOANS. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

         STANDARD HAZARD INSURANCE POLICIES FOR MORTGAGE LOANS. The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement or Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement or Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance as described under "Servicing of Loans--Maintenance of Insurance Policies and

Other Servicing Procedures."

         STANDARD HAZARD INSURANCE POLICIES FOR MANUFACTURED HOME LOANS. The terms of the Pooling and Servicing Agreement or Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Manufactured Home Loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Manufactured Home Loan, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Manufactured Home Loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a Manufactured Home's location was, at the time of origination of the related Manufactured Home Loan, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

         If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

         SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of

Loans" herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

         If so specified in the related Prospectus Supplement, the Seller, the Depositor or the Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Seller, the Depositor or the Master Servicer.

                                 THE AGREEMENTS

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Agreements. Where particular provisions or terms used in the related Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

         GENERAL. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds--Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "MORTGAGE CERTIFICATE SCHEDULE"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

         ASSIGNMENT OF AGENCY SECURITIES. The Depositor will transfer, convey and assign to the Trustee (or its nominee or correspondent) all right, title and interest of the Depositor in the Agency Securities and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interest). The Depositor will cause the Agency Securities to be registered in the name of the Trustee (or its nominee or correspondent), and the Trustee will concurrently authenticate and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

         ASSIGNMENT OF MORTGAGE LOANS. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the note or other evidence of indebtedness of a mortgagor under the Mortgage Loan (the "MORTGAGE NOTE") endorsed without recourse to the order of the Trustee or in blank, the original mortgage, deed of trust or other instrument securing a Mortgage Note ("MORTGAGE") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office), an assignment of the Mortgage in recordable form and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents as set forth in the related Agreement. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Securityholders.

         Unless otherwise specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Securities, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. As promptly as possible, the Depositor will cause such assignments to be so recorded, in which event, the related Agreement may require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Securityholders or the Trustee for the failure of a Mortgage Loan to be recorded.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "MORTGAGE LOAN SCHEDULE"). Such Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage
Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Minimum Mortgage Rate, the Maximum Mortgage Rate, if any, and the Periodic Rate Cap; and whether the Mortgage Loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization.

         ASSIGNMENT OF MANUFACTURED HOME LOANS. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Securities to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "LOAN SCHEDULE") appearing as an exhibit to the related Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

         In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Securityholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Securityholders in the Manufactured Home Loans could be defeated. See "Certain Legal Aspects of Loans--Manufactured Home Loans."

         The Seller (or other party as described in the related Prospectus Supplement) will provide limited representations and warranties to the Depositor and the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include:

         o that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home


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



                  Loans and that the information respecting such Manufactured Home Loans set forth in such Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;

         o that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests);

         o that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance;

         o if the Master Servicer will not directly service the Manufactured Home Loans, each Sub-Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and

        o the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See "Loan Underwriting Procedures and Standards" herein.

         ASSIGNMENT OF PARTICIPATION SECURITIES. The Depositor will cause any Participation Securities obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the certificate or note evidencing a participation interest in a pool of Loans (the "PARTICIPATION SECURITY"), which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Security. Each Participation Security will be identified in a "PARTICIPATION SECURITY SCHEDULE" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Security. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation
Security:

         o        that the information contained in the Participation Security
                  Schedule is true and correct in all material respects;

         o that, immediately prior to the conveyance of the Participation Securities, the Depositor had good title to and was sole owner of the Participation Security;

         o that there has been no other sale by it of such Participation Security and

         o that such Participation Security is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF LOANS

         Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee, or Custodian on behalf of the Trustee, is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer or Seller does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer or Seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Seller or the Master Servicer was notified of the defect by the Depositor, the Master Servicer or the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Mortgage Rate.

         Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "DELETED LOAN") and substitute in its place one or more other Loans (each, a "QUALIFIED SUBSTITUTE MORTGAGE LOAN") provided, however, that (i) with respect to a Trust

Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election or elections are made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not result in a prohibited transactions tax under the Code or cause the Trust Fund to lose its status as a REMIC, or in the case of a Trust Fund consisting of two or more REMICs, that such substitution will not cause any such REMIC to lose its status as a REMIC.

         Any Qualified Substitute Mortgage Loan will have, unless otherwise specified in the related Prospectus Supplement, on the date of substitution:

         o an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Securityholders);

         o an interest rate not lower than and not more than 1% of the interest rate of the Deleted Loan;

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

         o have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan; and

         o comply with all of the representations and warranties set forth in the related Agreement as of the date of substitution. The related Agreement may include additional requirements relating to ARMs or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

         Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Securityholders or the Trustee for a material defect in a Loan document.

         Unless otherwise specified in the related Prospectus Supplement, the Seller (or other party as described in the related Prospectus Supplement) will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See "Loan Underwriting Procedures and Standards--Representations and Warranties" above. If the related Seller (or other party) cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer, the Depositor or the Trustee of such breach, and if such breach is of a nature that materially and adversely affects interest of the Securityholders in such Loan, the Seller is obligated to cure, substitute or repurchase the affected Mortgage Loan if such Seller is required to do so under the applicable agreement.

REPORTS TO SECURITYHOLDERS

         The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Agreement, among other things:

                         (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

                        (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

                       (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

                       (iv) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

                         (v) in the case of Floating Interest Securities, the Floating Rate applicable to the distribution being made;

                        (vi) if applicable, the number and aggregate principal balances of Loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the Determination Date to which such distribution relates;

                       (vii) if applicable, the book value of any REO Property acquired on behalf of Securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last Business Day of the calendar month preceding the Distribution Date to which such distribution relates;

                      (viii) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

                        (ix) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

                         (x) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

                        (xi) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution
         Date;

                       (xii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Securityholders is less than their required distribution, the amount of the shortfall;

                      (xiii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Securityholders and the remaining balance of each Reserve Fund (including any Subordination Reserve Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

                       (xiv) such other information as specified in the related Agreement.

         With respect to each Series of Certificates or Notes, Securityholders will be referred to as the "Certificateholders" or the "Noteholders", respectively.

         In addition, within a reasonable period of time after the end of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Securityholder of record at any time during such calendar year a report summarizing the items provided to Securityholders as specified in the related Agreement to enable Securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the Securityholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance" herein.

INVESTMENT OF FUNDS

         The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in eligible investments ("ELIGIBLE INVESTMENTS") acceptable to each Rating Agency rating such Series, which may include, without limitation:

         o direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;

        o commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each Rating Agency;

        o certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States of America or of any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of such holding company) at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating;

         o money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each Rating Agency;

         o repurchase obligations (the collateral of which is held by a third party or the Trustee) with respect to any security described in (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories; and

         o such other investments which do not adversely affect the rating on the Securities of such Series as confirmed in writing by each Rating Agency.

         Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments ("ELIGIBLE RESERVE FUND INVESTMENTS") which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

         Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Securityholders of such Series.

         Unless provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account will be property of the Trustee, the Master Servicer or a Servicer and not available for distributions to Securityholders. See "Servicing of
Loans" herein.

EVENT OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

         POOLING AND SERVICING AGREEMENT AND SERVICING AGREEMENT. Events of Default under the Pooling and Servicing Agreement or Servicing Agreement for each Series of Certificates or Notes, respectively, generally include;

        o any failure by the Master Servicer to remit to the Trustee for distribution to the Securityholders (or distribution to Holders of the Equity Certificates with respect to a Series of Notes) of such Series any required payment which continues unremedied for five business days, or one business day for certain other required payments, after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the related Holders of Securities of such Series evidencing at least 25% of Voting Rights of the Securities for such Series;

        o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Pooling and Servicing Agreement or Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of


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                  Notes by the Holders of Securities of such Series evidencing at least 25% of the Voting Rights of the Securities; and

         o certain events in insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default remains unremedied under the Pooling and Servicing Agreement or Servicing Agreement for a Series, the Trustee for such Series or Holders of Securities of such Series evidencing at least 51% of the aggregate outstanding principal amount of the Securities for such Series (the first 51% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement or Servicing Agreement and in and to the Mortgage Loans (other than its right as a Securityholder (or as Holder of the Equity Certificates with respect to a Series of Notes) under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement or Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Pooling and Servicing Agreement or Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 or such other amount as specified in the related Prospectus Supplement to act as a successor to the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement (unless otherwise set forth in the related Pooling and Servicing Agreement or Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity.

         No Securityholder of a Series, solely by virtue of such Holder's status as a Securityholder, will have any right under the Pooling and Servicing Agreement or Servicing Agreement for such Series to institute any proceeding with respect to the related Pooling and Servicing Agreement or Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing at least 25% of the aggregate outstanding principal amount of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         INDENTURE. Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note or Equity Certificates of such Series; (ii) failure to perform any other covenant of the Issuer in the Indenture which continues for a period of 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (v) any other Event of Default provided with respect to Notes of that Series.

         If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Compound Interest Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

         If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds


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of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

         In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder or Holder of an Equity Certificate of a Series, solely by virtue of such Holder's status as a Noteholder or Holder of an Equity Certificate, will have any right under an Owner Trust Agreement or Indenture for such Series to institute any proceeding with respect to such Agreement unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Notes or Equity Certificates of any class evidencing at least 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

         Pursuant to the terms of the Indenture, if an Event of Default occurs and is continuing, Senior Securityholders may be entitled to exercise certain rights of the Holders of the Securities, without the consent of Subordinate Securityholders, and the Subordinate Securityholders may exercise such rights only with the prior consent of the Senior
Securityholders.

THE OWNER TRUSTEE

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Owner Trustee for each Series of Notes will be set forth in the related Prospectus Supplement. The entity serving as Owner Trustee may have normal banking relationships with the Depositor or the Master Servicer.

THE TRUSTEE

         The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or Indenture relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Agreement.

DUTIES OF THE TRUSTEE

         The Trustee makes no representations as to the validity or sufficiency of any related Agreement, the Securities or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such


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documents furnished by it or the Securityholders to the Master Servicer under the related Agreement.

         The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders in an Event of Default. See "Event of Default and Rights Upon Events of Default" above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The Trustee may, upon written notice to the Depositor, the Master Servicer and to all Securityholders; provided, that such resignation shall not be effective until a successor trustee is appointed. If no successor Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee; provided, that such the resigning Trustee shall not resign and be discharged until such time as the successor trustee is approved by each Rating Agency. The Trustee may also be removed at any time:

         o by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or Indenture;

         o        if the Trustee becomes insolvent;

         o if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the related Agreement is located; or

         o by the Holders of Securities evidencing at least 51% of the aggregate outstanding principal amount of the Securities in the Trust Fund upon notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT

         The Trustee will establish a separate account (the "CERTIFICATE ACCOUNT") in its name as Trustee for the Securityholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Certificate Account will be an Eligible Account, and the funds held therein may be invested, pending disbursement to Securityholders of the related Series, pursuant to the terms of the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to itself or the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Securityholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Agreements.

EXPENSE RESERVE FUND

         If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the "EXPENSE RESERVE FUND") cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.



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AMENDMENT OF AGREEMENTS

         Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders:

         o        to cure any ambiguity;

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein;

         o to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement; or

         o to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to the preceding clause) will not adversely affect in any material respect the interests of any Certificateholders of such Series.

         Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 662/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may:

         o reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate;

         o adversely affect the REMIC status, if a REMIC election or elections have been made, for the related Trust Fund of a Series; or

         o reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

         Notwithstanding the foregoing, if a REMIC election or elections have been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or any related REMIC or cause such Trust Fund or any such REMIC to fail to qualify as a REMIC.

         Unless otherwise specified in the Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may be amended by the parties thereto without the consent of any of the Noteholders covered by such
Agreement:

         o        to cure any ambiguity;

         o to correct, modify or supplement any provision therein which may be defective or inconsistent with any other provision therein; or

         o to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Noteholder covered by the Agreement.

         Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may also be amended by the parties thereto with the consent of the Holders evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Noteholders of such Series; provided, however, that no such amendment may:


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         o        reduce the amount of or delay the timing of, payments received on any Note without the consent of the holder of such Note;

         o adversely affect in any material respect the interests of the holders of any Class of Notes in a manner other than as described in the preceding clause, without the consent of the holders of Notes of such Class evidencing not less than 662/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby; or

         o reduce the aforesaid percentage of aggregate outstanding principal amount of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Notes affected thereby.

VOTING RIGHTS

         The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein. If specified in the related Prospectus Supplement, a provider of credit enhancement may be entitled to certain Voting Rights of the Securityholders.

REMIC ADMINISTRATOR

         With respect to any Multiple Class Series of Certificates as to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

         The obligations created by the related Agreements for a Series will terminate upon the distribution to Securityholders of all amounts distributable to them pursuant to such Agreements after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer or the Depositor (or other party as specified in the Prospectus Supplement) from the Trustee for such Series of all Mortgage Loans at that time subject to the related Agreements and all property acquired in respect of any Mortgage Loan. The exercise of such right will effect early retirement of the Securities of such Series, but such right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the related Agreements continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the related Agreements to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. See "Description of the Securities--Optional Termination" herein.

                         CERTAIN LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

GENERAL

         The Mortgage Loans (other than Cooperative Loans) comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust, or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located and may have first, second or third priority. Manufactured Housing Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of such loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances become subject to real estate title and recording laws. See "-- Manufactured Home Loans" below. In some states, the filing of a mortgage, deed of trust or deed to secure


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debt creates a lien or title interest upon the real property encumbered by the mortgage, deed of trust or deed to secure debt. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby).The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In certain states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee who is the land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes (1) a separate undertaking to make payments on the mortgage note and (2) an assignment of leases and rents. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such times as the debt is repaid. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage, or the deed to secure debt, and, in certain deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

         If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may include Cooperative Loans. Each debt instrument (a "COOPERATIVE NOTE") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "COOPERATIVE") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or the filing of the financing statements related thereto) in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. Such a lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Unless otherwise specified in the related Prospectus Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York. Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral


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securing the Cooperative Loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative pursuant to the proprietary lease, which rental payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Realizing on Cooperative Loan Security" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.


FORECLOSURE ON MORTGAGE LOANS

         Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's or grantee's, as applicable, sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon any default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or a deed to secure debt, in some states, prior to a sale the trustee, or grantee, as applicable, must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest of record in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee


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foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

         Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating and serving necessary parties, including borrowers located outside the jurisdiction in which the mortgaged property is located. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is generally a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee, or grantee, as applicable, for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to


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that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING UPON COOPERATIVE LOAN SECURITY

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon the sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and/or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of Cooperative Loans, lenders do not require either the tenant-stockholder (i.e., the borrower) or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the cooperative dwelling unit in the event of foreclosure.

                  In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of
         Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder


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is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

         While state laws do not usually require notice to be given to debtors prior to repossession, many states require delivery of a notice of default and notice of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states (including California), statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee, if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee, or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

         With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, realization upon the additional collateral may be governed by the Uniform Commercial Code in effect under the law of the state applicable thereto. Some courts have interpreted the Uniform Commercial Code to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the Uniform Commercial Code does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws applicable thereto rather than by the Uniform Commercial Code, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the Uniform Commercial Code or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the


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security afforded by the mortgaged properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the other. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

         FOR COOPERATIVE LOANS. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         FEDERAL BANKRUPTCY AND OTHER LAWS AFFECTING CREDITOR'S RIGHTS. In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by permitting the borrower to pay arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, with respect to any Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject such mortgage loan to the cramdown provisions of Chapter 13.

         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, such tax liens may in certain circumstances provide priority over the lien on such additional


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collateral.

         Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "HIGH COST LOANS"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Loan Underwriting Procedures and Standards--Representations and Warranties."

LEASEHOLD CONSIDERATIONS

Mortgage Loans may contain Leasehold Mortgages which are each secured by a lien on the related Mortgagor's leasehold interest in the related Mortgaged Property. Mortgage loans secured by a lien on the borrower's leasehold interest under a ground lease are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated (for example, as a result of a lease default or the bankruptcy of the ground lessor or the borrower/ground lessee), the leasehold mortgagee would be left without its security. IN THE CASE OF EACH MORTGAGE LOAN SECURED BY A LIEN ON THE RELATED MORTGAGOR'S LEASEHOLD INTEREST UNDER A GROUND LEASE, SUCH GROUND LEASE CONTAINS PROVISIONS PROTECTIVE OF THE LEASEHOLD MORTGAGEE, SUCH AS A PROVISION THAT REQUIRES THE GROUND LESSOR TO GIVE THE LEASEHOLD MORTGAGEE NOTICES OF LESSEE DEFAULTS AND AN OPPORTUNITY TO CURE THEM, A PROVISION THAT PERMITS THE LEASEHOLD ESTATE TO BE ASSIGNED TO THE LEASEHOLD MORTGAGEE OR THE PURCHASER AT A FORECLOSURE SALE AND THEREAFTER TO BE ASSIGNED BY THE LEASEHOLD MORTGAGEE OR SUCH PURCHASER AT A FORECLOSURE SALE TO ANY FINANCIALLY RESPONSIBLE THIRD PARTY THAT EXECUTES AN AGREEMENT OBLIGATING ITSELF TO COMPLY WITH THE TERMS AND CONDITIONS OF THE GROUND LEASE AND A PROVISION THAT GIVES THE LEASEHOLD MORTGAGEE THE RIGHT TO ENTER INTO A NEW GROUND LEASE WITH THE GROUND LESSOR ON THE SAME TERMS AND CONDITIONS AS THE OLD GROUND LEASE UPON ANY TERMINATION OF THE OLD GROUND LEASE.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Certificates, and would not be covered by Advances and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan which goes into default, there may be delays in payment and losses on the related Certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         Some of the Mortgage Loans may be secured by junior mortgages, deeds of trust or deeds to secure debt, which are junior to senior mortgages, deeds of trust or deeds to secure debt which are not part of the Trust Fund. The rights of the Securityholders, as the holders of a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases,


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either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

         Unless the Prospectus Supplement indicates otherwise, the Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "GARN-ST GERMAIN ACT"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.


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ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations with respect to contacts partially insured by the FHA pursuant to Title I, in certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision ("OTS"), prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

EQUITABLE LIMITATIONS ON REMEDIES

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to impose interest rate limits by adopting, before April 1, 1983, a law, or constitutional provision, which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Usury limits apply to junior mortgage loans in many states.

ADJUSTABLE INTEREST RATE LOANS

         Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state chartered credit unions may originate alternative


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mortgage instruments in accordance with regulations promulgated by the National
Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL LEGISLATION

         Under the CERCLA, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "CONSERVATION ACT") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all of the operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in- lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "ENVIRONMENTAL LIEN"). All subsequent liens on such property generally are subordinated to such an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Depositor has not made and will not make such evaluations prior to the origination of the Secured Loans. Neither the Depositor nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Depositor will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Securityholders of the related series.



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FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "CRIME CONTROL ACT"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before the commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of the execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

MANUFACTURED HOME LOANS

         Except as set forth below, under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In the few states in which certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. Such financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The Master Servicer will be required under the related agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority perfected security interest in the Manufactured Home securing payments on a Manufactured Home Loan. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Manufactured Home Loans will contain provisions in their loan documents prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.


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         The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee, on behalf of the Securityholders, as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home might not be held to be effective or such security interest may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Depositor or Seller or a trustee in bankruptcy of the Depositor or Seller.

         In the absence of fraud, forgery, permanent affixation of the Manufactured Home to its site, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees would be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of such Manufactured Home and holders of perfected security interests in such Manufactured Home. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

         In the event that the owner of a Manufactured Home moves such house to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in the new state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing loans, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a prior perfected security interest therein. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Noteholders in the event such a lien arises.




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ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         Repossession of a manufactured home is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing units. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

                  (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of any lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already constructed, in order to avoid the cost of removing the structure. However, in cases where the home is not moved, expenses for site rentals will usually be incurred.

                  (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. Such disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

                  (iii) Sale proceeds will be applied first to repossession expenses (including expenses incurred in repossessing, storing, preparing for sale, refurbishing and selling costs) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the deficiency. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In such event, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment is generally not sought or, if obtained, will be settled at a significant discount in light of the defaulting owner's limited financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a


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deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOMES

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce the related contract.

         Manufactured Home loan documents often contain provisions requiring the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the related agreement, late charges will be retained by the Master Servicer as additional servicing compensation and any inability to collect these amounts will not affect payments to Noteholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the Manufactured Home Loans in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Manufactured Home Loan, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Home Loan. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Seller to repurchase the Manufactured Home Loan because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Manufactured Home Loan. The Seller would then have the right to require the originating dealer to repurchase the Manufactured Home Loan from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

TRANSFER OF MANUFACTURED HOMES

         Generally, Manufactured Home loan documents contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer to which consent has not been given. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufactured Home Loans through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the Master Servicer desires to accelerate the maturity of the related Loan, the Master Servicer's ability to do so will depend on the enforceability under state law of the related due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.



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         APPLICABILITY OF USURY LAWS. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOME LOANS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "--Consumer Protection Laws with Respect to Manufactured Homes", the holder of any Loan secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Loan and may be unable to collect amounts still due under the Loan. The successful assertion of such claim constitutes a breach of a representation or warranty of the Seller, and the related Trust Fund would suffer a loss only to the extent that (i) the Seller breached its obligation to repurchase the Loan in the event an obligor is successful in asserting such a claim, and (ii) the Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Noteholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates and Notes offered hereunder where Thacher Proffitt & Wood, Brown & Wood LLP or Stroock & Stroock & Lavan LLP is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter "COUNSEL TO THE DEPOSITOR"). This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986 (the "CODE") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

         The following discussion addresses securities of two general types: (i) certificates (the "REMIC CERTIFICATES") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code and (ii) Notes representing indebtedness of the Issuer for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made with respect to a Series of Certificates, will identify all "regular interests" and "residual interests" in the REMIC.

REMICS

         As to each Series of Certificates, unless otherwise disclosed in the related Prospectus Supplement, the Trustee will


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covenant to elect to have treated the Trust Fund, or a portion thereof, as one or more REMICs. The Prospectus Supplement for each Series of Certificates will identify all Certificates representing "regular interests" and the "residual interest" in each such REMIC. If a REMIC election or elections will not be made for a Trust Fund or certain assets of a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement if such Certificates are offered thereby. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

         CLASSIFICATION OF REMICS

         Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC REGULAR CERTIFICATES") or "residual interests" ("REMIC RESIDUAL CERTIFICATES") in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to a REMIC on such REMICs startup day in exchange for regular or residual interests in such REMIC.

         The assets of the REMIC will include, in addition to Loans, payments on Loans (including temporary investments of such proceeds) held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Loans for purposes of the foregoing sections. In addition, in some instances Loans (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Loans not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Loans (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations do provide, however, that payments on Loans held pending distribution are considered part of the Loans for purposes of Section 856(c)(4)(A) of the Code.


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         TIERED REMIC STRUCTURES

         For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

         TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to Loans held by, or Loans underlying Mortgage Assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "COMMITTEE REPORT") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "PREPAYMENT ASSUMPTION") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "CLOSING DATE"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC


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Regular Certificates. If the original issue discount rules apply to such
Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

         In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue DE MINIMIS original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the prepayment assumption, if any, described in the participation agreement or other organizational document under which such Mortgage Asset was issued, and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the


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stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any payments of amounts included in the stated redemption price made during such accrual period prior to such day with respect to such certificate.

         MARKET DISCOUNT

         A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium." Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue


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discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to recently finalized bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating such Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The Committee Report states that the same rules that apply to accrual of market discount (which rules presumably will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.



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TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

GENERAL

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity- level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the Holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive activity losses."

         A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.



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         TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by amortization of any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Loans, bad debt losses with respect to the Loans and, except as described below, servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Loans or other property will equal the fair market value of such interests in the Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Loans and other property held by the REMIC.

         Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Loans with market discount that it holds.

         A Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Loans. Premium on any Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Loan originated on or before September 27, 1985. Instead, premium on such a Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "ISSUE PREMIUM"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses


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will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates," below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have had in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General."

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.



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         For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates," below.

         Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

         Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of
Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. A similar rule will apply with respect to regulated investment companies, common trust funds and certain cooperatives.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

         The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors In REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

         MARK-TO-MARKET RULES

         On December 24, 1996, the IRS released final regulations (the "MARK-TO-MARKET REGULATIONS") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked


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to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

         SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following five paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount and--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that


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gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "PROHIBITED TRANSACTION TAX"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Loan, the receipt of income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "CONTRIBUTIONS TAX"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS.

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted


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using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false.
Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

         For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

         TERMINATION AND LIQUIDATION

         A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any "prohibited transactions taxes" solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.



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         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

         The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to certain trusts and individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Treasury regulations (the "FINAL WITHHOLDING REGULATIONS"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.



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         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC Regular Certificateholder that is not a United States person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All holders that are non-United States persons should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999. For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

NOTES

         On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each Series of Notes, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will NOT constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will NOT constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on Notes will NOT be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a


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REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See
"--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

         Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA PLANS"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("QUALIFIED RETIREMENT PLANS") and on Individual Retirement Accounts ("IRAS") described in Section 408 of the Code (collectively, "TAX-FAVORED PLANS"; Tax-Favored Plans and ERISA Plans, collectively, "PLANS").

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "Plan Assets", Plans and persons ("parties in interest" under Section 3(14) of ERISA or "disqualified persons" under Section 4975(e)(2) of the Code; collectively, "PARTIES IN INTEREST") who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed pursuant to
Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

         PLAN ASSET REGULATIONS. Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the underlying Mortgage Assets and other assets included in the Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "PLAN ASSET REGULATIONS") defining the term "PLAN ASSETS" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. In addition to several exceptions not applicable to an entity like the Trust Fund, a Plan's Assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if Benefit Plan Investors (I.E., Plans and certain employee benefit plans not subject to ERISA) do not own 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with "substantial equity features"), and, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the applicable Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan.

         Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the


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



Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Servicer, any sub-servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

         The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such Agency Securities included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such Agency Securities would not be treated as assets of such Plans. Private Mortgage Backed Securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion herein and in the related Prospectus Supplement before purchasing any such Certificates.

         PROHIBITED TRANSACTION EXEMPTION. The DOL has granted to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") an individual prohibited transaction exemption, as amended (Prohibited Transaction Exemption 90-83, the "EXEMPTION"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage pass-through securities underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" includes
(a) DLJ, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJ and
(c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities. "Securities" potentially covered by the Exemptions would include Certificates, Notes that are treated as "equity interests" under the Plan Asset Regulations, and interests issued by a Trust Fund that elects to be treated as a REMIC or FASIT.

         The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same Trust Fund. Third, the Securities at the time of acquisition by or with Plan Assets must be rated in one of the three highest generic rating categories by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch IBCA, Inc. (collectively, the "EXEMPTION RATING AGENCIES"). Fourth, the Trustee cannot be an affiliate of any other member of the "RESTRICTED GROUP" which consists of any Underwriter, the Master Servicer, any Servicer, any subservicer, the Trustee and any obligor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         The Exemption also requires that a Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of a type that have been included in other investment pools; (ii) securities in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the Plan's acquisition of Securities; and (iii) securities in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

         A fiduciary of any Plan or other investor of Plan Assets contemplating purchasing a Certificate or Note must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate or Note.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of Securities by Plans or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a Certificate or Note by a Plan or with Plan Assets of an "Excluded Plan" (as hereinafter defined) by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of Securities in the secondary market by a Plan or an entity investing Plan Assets and (iii) the holding of Securities by a Plan or an entity investing Plan Assets.

         Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the ownership of Securities by a Plan or the investment of Plan Assets in Securities.

         On July 21, 1997, the DOL amended the Exemption to extend exemptive relief to certain mortgage-backed and asset- backed securities transactions using Funding Accounts for trusts issuing pass-through certificates. With respect to the Securities, the amendment generally allows Mortgage Loans supporting payments to Securityholders, and having a value equal to no more than 25% of the total principal amount of the Securities being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ("PRE-FUNDING PERIOD") instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

                  (1) the ratio of the amount allocated to the Funding Account to the total principal amount of the Securities being offered ("PRE-FUNDING LIMIT") must be less than or equal to 25%;

                  (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ("SUBSEQUENT MORTGAGE LOANS") must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

                  (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund;

                  (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "AVERAGE INTEREST RATE") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the


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         end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

                  (5) in order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to those of the Original Mortgage Loans:

                           (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

                           (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Securities, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

                  (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

                  (7) amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in certain permitted investments:

                  (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period; and

                  (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Securityholders of the Trust Fund, including employee benefit plans subject to ERISA.

         Before purchasing a Certificate or Note, a fiduciary of a Plan or other investor of Plan Assets should itself confirm (a) that the Securities constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities by or with Plan Assets.

         Any fiduciary or other Plan investor which proposes to purchase Securities on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ("PTCE") 83-1 ("PTCE 83-1") for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Securities evidencing interests in Trust Funds which include Cooperative Loans and may not provide exemptive relief for Securities having certain cash-flow characteristics that may be issued by a Trust Fund. In addition, such fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

         In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the


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Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ("PROPOSED 401(C) REGULATIONS") on December 22, 1997, however the required final regulations have not been issued as of the date hereof. The Proposed 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

         REPRESENTATIONS FROM PLANS INVESTING IN CERTAIN SECURITIES. Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Subordinate Securities or any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any Securities which would cause the assets of the Trust Fund to be deemed Plan Assets the purchase, holding or transfer of which would not be covered by the Exemption or PTCE 83-1, to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and that the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an "insurance company general account" (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

         An opinion of counsel or certification will not be required with respect to the purchase of Securities registered through DTC. Any purchaser of a Security registered through DTC will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

         TAX EXEMPT INVESTORS. A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "TAX EXEMPT INVESTOR") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."


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




         CONSULTATION WITH COUNSEL. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold Securities on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

         Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise set forth in the related Prospectus Supplement, Securities of any Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA.

         Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the "1998 POLICY STATEMENT") applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration (the "NCUA") and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13A"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct
(i) a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of Certificates offered hereby and by the related Prospectus Supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors either to purchase certain Classes of Securities or to purchase any Class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Securities offered hereby will be passed upon for the Depositor and for the Underwriters by Thacher Proffitt & Wood, New York, New York, Brown & Wood LLP, New York, New York or Stroock & Stroock & Lavan LLP, New York, New York.

                                  THE DEPOSITOR

         DLJ Mortgage Acceptance Corp. (the "DEPOSITOR") was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

         The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

         Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

         As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See "Loan Underwriting Standards--Representations and Warranties" and "The Agreements--Assignment of Mortgage Assets" herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Seller of such Loan, or if applicable, the Master Servicer or, the Servicer. See "Risk Factors" herein.

                                 USE OF PROCEEDS

         The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Mortgage Assets. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplements will be offered in Series may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the "UNDERWRITERS") through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

         The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                  1. by negotiated firm commitment or best efforts underwriting and public re-offering by the Underwriters;

                  2. by placements by the Depositor with institutional investors through dealers; and

                  3. by direct placements by the Depositor with institutional investors.

         In addition, if specified in the related Prospectus Supplement, a Series of Securities may be offered in whole or in part in exchange for the Loans (and other assets, if applicable) that would comprise the Trust Fund for such Securities.

         If Underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, the Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several Underwriters and the Underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

         The Depositor anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                             INDEX OF DEFINED TERMS



1998 Policy Statement.........................................................94
Accrual Termination Date.......................................................9
Additional Collateral.........................................................20
Additional Collateral Loans...................................................20
Adjustable Rate Mortgage......................................................22
Advance  .....................................................................35
Agency Securities.............................................................17
Agreement......................................................................8
Appraised Value...............................................................22
ARMs     .....................................................................22
Asset Group....................................................................8
Available Distribution Amount..................................................8
Average Interest Rate.........................................................91
Balloon Loans.................................................................28
Balloon Payment...............................................................28
Bankruptcy Code...............................................................42
Bi-Weekly Loans...............................................................22
Business Day..................................................................33
Buy-Down Amounts..............................................................22
Buy-Down Fund.................................................................34
Buy-Down Loan.................................................................28
Buy-Down Mortgage Rate........................................................22
Buy-Down Period...............................................................22
CERCLA   .....................................................................28
Certificate Account...........................................................57
Certificate Register...........................................................9
Certificateholders............................................................11
Certificateowners.............................................................11
Certificates...................................................................8
Class    ......................................................................8
Closing Date..................................................................76
Code     .....................................................................74
Collection Account............................................................25
Commission....................................................................24
Committee Report..............................................................76
Compound Interest Securities...................................................8
Compound Value.................................................................9
Condominium...................................................................19
Condominium Association.......................................................19
Condominium Building..........................................................19
Condominium Loans.............................................................19
Condominium Unit..............................................................19
Conservation Act..............................................................69
Contributions Tax.............................................................85
Conventional Loans............................................................19
Cooperative...................................................................60
Cooperative Dwelling..........................................................19
Cooperative Loans.............................................................19
Cooperative Note..............................................................60
Counsel to the Depositor......................................................74
CPR      .....................................................................13
Crime Control Act.............................................................70
Cut-off Date..................................................................23
Debt Service Coverage Ratio...................................................27
Deferred Interest.............................................................13
Definitive Security...........................................................11
Deleted Loan..................................................................51
Depositor.....................................................................95
Designated Seller Transaction.................................................21
DIDMC    .....................................................................70
Distribution Date..............................................................8
DLJ      .....................................................................90
DOL      .....................................................................89
DOL Regulations...............................................................89
DTC      .....................................................................11
Eligible Account..............................................................32
Eligible Investments..........................................................53
Eligible Reserve Fund Investments.............................................54
Environmental Lien............................................................69
Equity Certificates...........................................................10
ERISA    .....................................................................89
ERISA Plans...................................................................89
Escrow Accounts...............................................................32
Event of Default..............................................................55
Exemption.....................................................................90
Exemption Rating Agencies.....................................................90
Expense Reserve Fund..........................................................57
FDIC     .....................................................................26
FHA      .....................................................................19
FHA Loans.....................................................................19
FHLMC    .....................................................................18
Final Scheduled Distribution Date.............................................12
Final Withholding Regulations.................................................87
Financial Guarantee Insurance.................................................44
FIRREA   .....................................................................27
Floating Interest Period.......................................................9
Floating Interest Securities...................................................8
Floating Rate..................................................................8
FNMA     .....................................................................18
Freddie Mac Act...............................................................18
FTC Rule .....................................................................73
Funding Account...............................................................10
Garn-St Germain Act...........................................................67
GEM Loans.....................................................................28
GNMA     .....................................................................18
GPM Fund .....................................................................35
GPM Loans.....................................................................28
Guaranteed Investment Contract................................................15
High Cost Loans...............................................................66
Holders  .....................................................................11
Housing Act...................................................................18
HUD      .....................................................................19
Indenture......................................................................8
Index    .....................................................................22
Indirect Participants.........................................................11
Insurance Proceeds............................................................33
Interest Accrual Period.......................................................12
Interest Weighted Securities...................................................8
IRAs     .....................................................................89
IRS      .....................................................................38
Issue Premium.................................................................81
Issuer   ......................................................................8

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
L/C Bank .....................................................................43
L/C Percentage................................................................43
Liquidation Expenses..........................................................33
Liquidation Proceeds..........................................................33
Loan Schedule.................................................................50
Loan-to-Value Ratio...........................................................22
Loans    .....................................................................19
Manufactured Home.............................................................24
Manufactured Home Loans.......................................................24
Mark-to-Market Regulations....................................................83
Master Servicer...............................................................31
Maximum Floating Rate..........................................................9
Maximum Mortgage Rate.........................................................23
Minimum Floating Rate..........................................................9
Minimum Mortgage Rate.........................................................23
Mortgage .....................................................................50
Mortgage Assets...............................................................15
Mortgage Certificate Schedule.................................................49
Mortgage Loan Schedule........................................................50
Mortgage Loans................................................................19
Mortgage Note.................................................................50
Mortgage Rate.................................................................22
Mortgaged Property............................................................15
Multifamily Loans.............................................................22
Multifamily Property..........................................................19
Multiple Class Series..........................................................9
NCUA     .....................................................................94
Nest Egg Mortgage Loans(sm)...................................................21
Net Operating Income..........................................................27
Note Register..................................................................9
Noteholders...................................................................11
Noteowners....................................................................11
Notes    ......................................................................8
OID Regulations...............................................................75
OTS      .....................................................................94
OTS"     .....................................................................68
Owner Trust Agreement..........................................................8
Owner Trustee..................................................................8
Participants..................................................................11
Participation Security........................................................51
Participation Security Schedule...............................................51
Parties In Interest...........................................................89
Percentage Interest............................................................9
Periodic Rate Cap.............................................................23
Person   .....................................................................28
Plan Asset Regulations........................................................89
Plan Assets...................................................................89
Plans    .....................................................................89
PMBS Agreement................................................................16
PMBS Issuer...................................................................16
PMBS Servicer.................................................................16
PMBS Trustee..................................................................16
Pooling and Servicing Agreement................................................8
Pre-Funding Limit.............................................................91
Pre-Funding Period............................................................91
Prepayment Assumption.........................................................76
Primary Insurer...............................................................45
Principal Weighted Securities..................................................8
Private Mortgage-Backed Securities............................................16
Prohibited Transaction Tax....................................................85
Proposed 401(c) Regulations...................................................93
PTCE     .....................................................................92
PTCE 83-1.....................................................................92
Qualified Insurer.............................................................37
Qualified Retirement Plans....................................................89
Qualified Substitute Mortgage Loan............................................51
Rating Agency..................................................................8
Relief Act....................................................................66
REMIC    .....................................................................74
REMIC Certificates............................................................74
REMIC Provisions..............................................................74
REMIC Regular Certificates....................................................75
REMIC Regulations.............................................................75
REMIC Residual Certificates...................................................75
REO Property..................................................................36
Restricted Group..............................................................90
Retained Interests............................................................15
RICO     .....................................................................70
RTC      .....................................................................26
Rules    .....................................................................11
Sale and Servicing Agreement...................................................8
Scheduled Payments ...........................................................13
Securities.....................................................................8
Security Register..............................................................9
Securityholders...............................................................11
Securityowner.................................................................11
Seller   .....................................................................26
Senior Liens..................................................................19
Senior Securities.............................................................10
Senior Securityholders........................................................42
Series   ......................................................................8
Servicers.....................................................................31
Servicing Account.............................................................34
Servicing Advances............................................................34
Servicing Agreement............................................................8
Servicing Fee.................................................................31
Single Family Property........................................................19
SMMEA    .....................................................................94
SPA      .....................................................................13
Sub-Servicing Agreements......................................................31
Subordinate Securities........................................................10
Subordinate Securityholders...................................................42
Subordination Reserve Fund....................................................42
Subsequent Mortgage Loans.....................................................91
Subsidy Fund..................................................................35
Tax Exempt Investor...........................................................93
Tax-Favored Plans.............................................................89
TB 13a   .....................................................................94
Tiered REMICs.................................................................76
Title V  .....................................................................68
Title VIII....................................................................68
Trust Fund.....................................................................8
Trustee  ......................................................................8
UBTI     .....................................................................93
UCC      .....................................................................63
Underwriters..................................................................96
United States person..........................................................88
VA Loans .....................................................................19

SUBJECT TO COMPLETION DATED APRIL ___, 1999
                                                                     [VERSION 1]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED ______ ___, ____)

                       ____________________ SERIES ____-_
                          DLJ MORTGAGE ACCEPTANCE CORP.
                                    Depositor

                            [NAME OF MASTER SERVICER]
                                 Master Servicer

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-_
                                $_______________
                                  (Approximate)

-------------------------------------------------------------------------------
The certificates represent obligations of the trust only and do not represent an interest in or obligation of DLJ Mortgage Acceptance Corp., seller, master servicer, trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
-------------------------------------------------------------------------------

THE TRUST WILL ISSUE:
o   [Four] classes of senior Class A Certificates.
o   One class of senior principal-only Class P Certificates.
o   One class of senior interest-only Class X Certificates.
o   One class of senior residual Class A-R Certificates.
o Six classes of Class B Certificates, which are subordinate to, and provide credit enhancement for the senior certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower numerical designation.
THE CERTIFICATES:
o Represent ownership interests in a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans.
o   Currently have no trading market and will not be listed on any exchange.
o Offered under this prospectus and prospectus supplement are listed under the heading "Offered Certificates" in the table on page S-_.
RISKS:
o The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the mortgage loans which may vary over time.
o Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the related subordinate certificates in particular.
o REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT AND PAGE _ IN THE PROSPECTUS.

[The Underwriter], as underwriter, will buy the offered certificates from DLJ Mortgage Acceptance Corp. at a price equal to ____% of their face value. DLJ Mortgage Acceptance Corp. will pay the expenses related to the issuance of the certificates from these proceeds. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              [NAME OF UNDERWRITER]
                              _________ ____, _____

              [IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the prospectus, which provides general information, some of which may not apply to your series of certificates; and

o this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Defined Terms" beginning on page S-___ in this prospectus supplement and on page ___ in the prospectus.]

                                                 TABLE OF CONTENTS



                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT
                              ---------------------

SUMMARY INFORMATION..........................................................S-
RISK FACTORS.................................................................S-
THE MORTGAGE POOL............................................................S-
THE SELLER...................................................................S-
SERVICING OF MORTGAGE LOANS..................................................S-
DESCRIPTION OF THE CERTIFICATES..............................................S-
YIELD, PREPAYMENT AND MATURITY
     CONSIDERATIONS..........................................................S-
CREDIT ENHANCEMENT...........................................................S-
USE OF PROCEEDS..............................................................S-
CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES............................................................S-
ERISA CONSIDERATIONS.........................................................S-
METHOD OF DISTRIBUTION.......................................................S-
LEGAL MATTERS................................................................S-
RATINGS......................................................................S-
INDEX OF DEFINED TERMS.......................................................S-

                                                                            Page
                                                                            ----
                                   PROSPECTUS
                                   ----------

ADDITIONAL INFORMATION.......................................................
PROSPECTUS SUPPLEMENT........................................................
INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE..................................................
SUMMARY OF THE PROSPECTUS....................................................
RISK FACTORS.................................................................
DESCRIPTION OF THE SECURITIES................................................
YIELD, PREPAYMENT AND
     MATURITY CONSIDERATIONS.................................................
THE TRUST FUNDS..............................................................
LOAN UNDERWRITING PROCEDURES
     AND STANDARDS...........................................................
SERVICING OF LOANS...........................................................
CREDIT SUPPORT...............................................................
DESCRIPTION OF MORTGAGE AND
     OTHER INSURANCE.........................................................
THE AGREEMENTS...............................................................
CERTAIN LEGAL ASPECTS OF LOANS...............................................
CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES............................................................
STATE AND OTHER TAX CONSEQUENCES.............................................
ERISA CONSIDERATIONS.........................................................
LEGAL INVESTMENT.............................................................
LEGAL MATTERS................................................................
THE DEPOSITOR................................................................
USE OF PROCEEDS .............................................................
PLAN OF DISTRIBUTION.........................................................
INDEX OF DEFINED TERMS.......................................................

                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.



MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES ____-_


                   INITIAL       PASS-      INITIAL RATING OF
                    CLASS       THROUGH      CERTIFICATES(2)
                  PRINCIPAL    RATE (PER     ____      ____
CLASS             BALANCE(1)    ANNUM)      RATING    RATING
_________________________________________   _______   _______
OFFERED
CERTIFICATES
[A-1             $                    %       AAA      AAA]
[A-2                                  %       AAA      AAA]
[A-3                                  %       AAA      AAA]
[A-4                                  %       AAA      AAA]
P                                   (3)      AAAr       AAA
X                      (4)            %      AAAr       AAA
A-R                                   %       AAA       AAA
B-1                                   %       N/A        AA
B-2                                   %       N/A         A
B-3                                   %       N/A       BBB
NON-OFFERED
CERTIFICATES
B-4              $                    %       N/A        BB
B-5                                   %       N/A         B
B-6                                   %       N/A       N/A
________________________

(1) This amount is subject to a variance of 5%.

(2) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(3) These certificates are principal only certificates and do not bear interest.

(4) These certificates are interest only certificates, will have no principal balance and will bear interest on their related notional amount. The initial Class X Certificates notional amount will be approximately $________.

The trust will issue the offered certificates, other than the Class A-R Certificates, in book-entry form through the facilities of The Depository Trust Company. The Class A-R Certificates will be physical certificates. SEE "DESCRIPTION OF THE CERTIFICATES--GENERAL" AND "--BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

DEPOSITOR

o    DLJ Mortgage Acceptance Corp.

o The depositor maintains its principal office at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

SEE "THE DEPOSITOR" IN THE PROSPECTUS FOR MORE DETAIL.

SELLER

o    [Name of Seller] will sell the mortgage loans to the depositor.

MASTER SERVICER

o [Name of Master Servicer] will initially service all of the mortgage loans directly. Prior to contracting with any subservicer for the servicing of any of the mortgage loans, [Name of Master Servicer], as master servicer, will obtain any required servicing certifications from the rating agencies.

SEE "THE SELLER" IN THIS PROSPECTUS SUPPLEMENT FOR
MORE DETAIL.

TRUSTEE

o    [Name of Trustee].

CUT-OFF DATE

o    _____ 1, ____.

CLOSING DATE

o    _____ __, ____.

DETERMINATION DATE

o With respect to the mortgage loans, the ____ day of each month or if such day is not a business day, the next business day.

DISTRIBUTION DATE

o Beginning on _____ 25, ____ and thereafter on the 25th day of each month or if such day is not a business day, the next business day.

o    The first distribution date will be in _____ _____.

RECORD DATE

o The last business day of the month preceding the month of a distribution date.

DESIGNATIONS

o REGULAR CERTIFICATES--All classes of certificates other than the Class A-R Certificates.

o    RESIDUAL CERTIFICATES--Class A-R Certificates.


o SENIOR CERTIFICATES--[Class A-1, Class A-2, Class A-3, Class A-4,] Class PO, Class X and Class A-R Certificates.

o CLASS B OR SUBORDINATE CERTIFICATES--Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

o    FIXED RATE CERTIFICATES--All classes of certificates.

o PHYSICAL CERTIFICATES--Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

o BOOK-ENTRY CERTIFICATES--All classes of certificates other than the Physical Certificates.

THE MORTGAGE POOL

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

PRIORITY OF DISTRIBUTIONS

Funds available from payments and other amounts received on the mortgage loans on any distribution date will be distributed to the holders of the certificates in the following order:

          (i) to interest on the interest-bearing senior certificates in the order described in this prospectus supplement under "Description of the Certificates--Distributions of Principal";

          (ii) to principal of the senior certificates entitled to principal;

          (iii) to any deferred amounts payable on the related Class P Certificates; and

          (iii) to interest on and principal of each class of subordinate certificates, in order of their numerical class designations, beginning with the Class B-1 Certificates.

SEE "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

INTEREST DISTRIBUTIONS

Interest accrues on the interest-bearing certificates during the calendar month prior to a distribution date.

On each distribution date, you will be entitled to the following:

o interest at the pass-through rate that accrued during the related accrual period.

o    interest due on a prior distribution date that was not paid.

Your interest entitlement may be reduced as a result of prepayments on the mortgage loans and certain types of losses on the mortgage loans.

The Class P Certificates do not receive interest distributions.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

PRINCIPAL DISTRIBUTIONS

Principal distributions are payable on each distribution date. Shortfalls in available funds may result in a class receiving less than what is due. The calculation of the amount a class is entitled to receive on each distribution date is described in this prospectus supplement under "Description of the Certificates--Distributions of Principal."

The Class X Certificates do not receive principal distributions.

SEE "DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

CREDIT ENHANCEMENT

Credit enhancement in the form of subordination should reduce delays in distributions and losses on certain classes of certificates. The subordination feature will support the classes of certificates in varying degrees.

There are two types of subordination in this transaction:

1. The senior certificates will receive distributions of interest and principal prior to distributions of interest and principal to the subordinate certificates. Also, on each distribution date each class of subordinate certificates will receive its interest and principal distribution before any other class of subordinate certificate with a higher numerical class designation; and

2. Losses resulting from the liquidation of defaulted mortgage loans (other than certain excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy) will be allocated to the subordinate certificates in reverse order of numerical class designation, until the respective class balance has been reduced to zero.

SEE "DESCRIPTION OF THE CERTIFICATES--PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES" AND "--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

OPTIONAL TERMINATION

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of [the cut-off date], then the depositor may purchase all of the mortgage loans and the related properties in the trust. If the depositor purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

SEE "DESCRIPTION OF THE CERTIFICATES--OPTIONAL TERMINATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

ADVANCES

If the master servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor then such master servicer will make cash advances to the trust to cover related delinquent mortgage loan payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

SEE "DESCRIPTION OF THE CERTIFICATES--ADVANCES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit. The real estate mortgage investment conduit will issue the several classes of certificates, other than the Class A-R Certificates, which will represent regular interests in the real estate mortgage investment conduit. The Class A-R Certificates will represent ownership of the residual interest in the real estate mortgage investment conduit.

SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR MORE DETAIL.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 and Section 4975 of the Internal Revenue Code of 1986 can limit investments by certain pension and other employee benefit plans. For example, the acquisition of certificates by certain plans may be considered a "prohibited transaction" under the Employee Retirement Income Security Act of 1974; however, certain exemptions from the prohibited transactions rules could apply. If you are a fiduciary of a pension or other employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974 or to Section 4975 of the Internal Revenue Code of 1986, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Code before purchasing a Certificate.

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and prospectus, it is expected that pension or employee benefit plans subject to ERISA or Section 4975 of the Code may purchase the senior certificates other than the Class A-R Certificates.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR MORE DETAIL.

LEGAL INVESTMENT

The senior certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1, Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and therefore will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

SEE "LEGAL INVESTMENT" IN THE PROSPECTUS FOR MORE DETAIL.

RATINGS

The trust will not issue the offered certificates unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

                                  RISK FACTORS

          YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

          [APPROPRIATE RISK FACTORS AS NECESSARY. POSSIBLE RISK FACTORS BASED ON THIS FORM INCLUDE THE FOLLOWING:

PREPAYMENTS ON MORTGAGE LOANS MAY
ADVERSELY AFFECT YOUR YIELD               The rate of principal distributions
                                          and yield to maturity on your
                                          certificates will be directly related
                                          to the rate of principal payments on
                                          the mortgage loans. Mortgagors may
                                          prepay a mortgage loan at any time.
                                          The rate of principal payments on the
                                          mortgage loans will be affected by
                                          factors including:

                                          o the amortization schedules of the
                                            mortgage loans;

                                          o the rate of prepayments (including
                                            partial prepayments and prepayments
                                            resulting from refinancing) by
                                            mortgagors;

                                          o liquidations of defaulted mortgage
                                            loans by the master servicer;

                                          o repurchases of mortgage loans by the
                                            seller as a result of defective
                                            documentation or breaches of
                                            representations and warranties; and

                                          o the optional purchase by the
                                            depositor of all of the mortgage
                                            loans in connection with the
                                            termination of the trust.

                                          The rate of principal payments on
                                          pools of mortgage loans is influenced
                                          by a variety of economic, geographic,
                                          social and other factors. For example,
                                          if mortgage rates for similar mortgage
                                          loans fall below the mortgage rates on
                                          the mortgage loans, the prepayment
                                          rate would generally be expected to
                                          increase. Conversely, if mortgage
                                          rates on similar mortgage loans rise
                                          above the mortgage rates on the
                                          mortgage loans, the prepayment rate
                                          would generally be expected to
                                          decrease.

EACH CLASS OF OFFERED CERTIFICATES HAS
DIFFERENT PREPAYMENT AND YIELD
CONSIDERATIONS                            We cannot predict the rate at which
                                          mortgagors will repay their mortgage
                                          loans. Please consider the following:

                                          o If you are purchasing a Certificate
                                            at a discount, your yield may be
                                            lower than expected if principal
                                            payments on the Mortgage Loans occur
                                            at a slower rate than you expected.

                                          o If you are purchasing a certificate
                                            at a premium, your yield may be
                                            lower than expected if principal
                                            payments on the Mortgage Loans occur
                                            at a faster rate than you expected.

                                          o The earlier a payment of principal
                                            occurs, the greater the impact on
                                            your yield. For example, if you
                                            purchase a certificate at a premium,
                                            although the average rate of
                                            principal payments is consistent
                                            with your expectations, if the rate
                                            of principal payments occurs
                                            initially at a rate higher than
                                            expected, which would adversely
                                            impact your yield, a subsequent
                                            reduction in the rate of principal
                                            payments will not offset any adverse
                                            yield effect.

                                          SEE "CERTAIN YIELD AND PREPAYMENT
                                          CONSIDERATIONS" IN THIS PROSPECTUS
                                          SUPPLEMENT FOR MORE DETAIL.

RISKS OF HOLDING SENIOR CERTIFICATES

CLASS A CERTIFICATES                      The Class A Certificates are subject
                                          to various priorities for payment of
                                          principal as described herein.
                                          Distributions of principal on the
                                          Class A Certificates having an earlier
                                          priority of payment will be affected
                                          by the rates of prepayment of the
                                          mortgage loans early in the life of
                                          the mortgage pool. Those classes of
                                          Class A Certificates with a later
                                          priority of payment will be affected
                                          by the rates of prepayment of the
                                          mortgage loans experienced both before
                                          and after the commencement of
                                          principal distributions on such
                                          classes, and will be more likely to be
                                          affected by losses on the mortgage
                                          loans not covered by the credit
                                          enhancement.

                                          SEE "DESCRIPTION OF THE
                                          CERTIFICATES--PRINCIPAL DISTRIBUTIONS
                                          ON THE SENIOR CERTIFICATES" IN THIS
                                          PROSPECTUS SUPPLEMENT.

CLASS A-2 CERTIFICATES

                                          o Because the Class A-2 Certificates
                                            are not entitled to receive any
                                            distributions of interest prior to
                                            the time described herein under
                                            "Description of the
                                            Certificates--Principal
                                            Distributions on the Senior
                                            Certificates" such certificates will
                                            likely experience greater price and
                                            yield volatility than would mortgage
                                            pass-through certificates that are
                                          otherwise similar but which are
                                          entitled to current distributions of
                                          interest. Investors should consider
                                          whether such volatility is suitable to
                                          their investment needs.

CLASS A-3 CERTIFICATES                    o It is not expected that the Class
                                            A-3 Certificates will receive any
                                            distributions of principal until the
                                            distribution date in ____________.
                                            Until the distribution date in
                                            ____________, the Class A-3
                                            Certificates may receive a portion
                                            of principal prepayments that is
                                            smaller than its pro rata share of
                                            principal prepayments.

CLASS A-4 CERTIFICATES                    o The Class A-4 Certificates will
                                            receive a portion of principal
                                            payments AFTER certain other classes
                                            of Class A Certificates have
                                            received principal payments.
                                            Therefore, an investor's yield on
                                            such certificates will be sensitive
                                            to the rate and timing of such
                                            distributions and such certificates
                                            would not be an appropriate
                                            investment for any investor
                                            requiring a distribution of a
                                            particular amount of principal or
                                            interest on a specific date or
                                            dates. IN ADDITION TO THE
                                            CONSIDERATIONS SET FORTH ABOVE,
                                            INVESTORS IN THE CLASS A-4
                                            CERTIFICATES SHOULD BE AWARE THAT
                                            SUCH CERTIFICATES MAY NOT BE AN
                                            APPROPRIATE INVESTMENT FOR ALL
                                            PROSPECTIVE INVESTORS.

                                          o Investors in the Class A-4
                                            Certificates should be aware that
                                            such certificates have a later
                                            priority of payment with respect to
                                            principal in relation to some of the
                                            other classes of Class A
                                            Certificates. Therefore, such
                                            certificates are particularly
                                            sensitive to the rate and timing of
                                            principal prepayments.

CLASS P CERTIFICATES                      o The Class P Certificates will
                                            receive a portion of the principal
                                            payments only on the mortgage loans
                                            that have net mortgage rates lower
                                            than ____%. Therefore, the yield on
                                            the Class P Certificates is
                                            extremely sensitive to the rate and
                                            timing of principal prepayments and
                                            defaults on the mortgage loans that
                                            have net mortgage rates lower than
                                            ____%.

                                          o Investors in the Class P
                                            Certificates should be aware that
                                            mortgage loans with lower mortgage
                                            rates are less likely to be prepaid
                                            than mortgage loans with higher
                                            mortgage rates. If prepayments of
                                            principal on the mortgage loans that
                                            have net mortgage rates lower than
                                            ____% occur at a rate slower than an
                                          investor assumed at the time of
                                          purchase, the investor's yield will be
                                          adversely affected.

CLASS X CERTIFICATES                      o The Class X Certificates will
                                            receive a portion of the interest
                                            payments only from mortgage loans
                                            that have net mortgage rates higher
                                            than ____%. Therefore, the yield on
                                            the Class X Certificates will be
                                            extremely sensitive to the rate and
                                            timing of principal prepayments and
                                            defaults on the mortgage loans that
                                            have net mortgage rates higher than
                                            ____%.

                                          o Investors in the Class X
                                            Certificates should be aware that
                                            mortgage loans with higher mortgage
                                            rates are more likely to be prepaid
                                            than mortgage loans with lower
                                            mortgage rates. If the mortgage
                                            loans that have net mortgage rates
                                            higher than ____% are prepaid at a
                                            rate faster than an investor assumed
                                            at the time of purchase, the yield
                                            to investors in the Class X
                                            Certificates will be adversely
                                            affected. Investors in the Class X
                                            Certificates should fully consider
                                            the risk that a rapid rate of
                                            prepayments on the mortgage loans
                                            that have net mortgage rates higher
                                            than ____% could result in the
                                            failure of such investors to fully
                                            recover their investments.]

RSKS OF HOLDING SUBORDINATE CERTIFICATES  The protections afforded the senior certificates in this transaction
                                          create risks for the subordinate
                                          certificates. Before purchasing
                                          subordinate certificates, you should
                                          consider the following factors that
                                          may negatively impact your yield:

                                          o Because the subordinate certificates
                                            receive distributions after the
                                            senior certificates, there is a
                                            greater likelihood that one or more
                                            classes of subordinate certificates
                                            will not receive the distributions
                                            to which they are entitled on any
                                            distribution sate.

                                          o If principal payments on the
                                            mortgage loans are used to make
                                            interest payments on the
                                            certificates (because, for example,
                                            other mortgage loans have
                                            defaulted), the aggregate class
                                            balance of the certificates will
                                            exceed the aggregate principal
                                            balance of the mortgage loans. The
                                            class of subordinate certificates
                                            outstanding at that time with the
                                            highest numerical class designation
                                            will be reduced, without a
                                            corresponding distribution, by the
                                            amount of such excess.

                                          o If the master servicer determines
                                            not to advance a delinquent payment
                                            because such amount is not
                                            recoverable from a mortgagor, there
                                            will be a shortfall in distributions
                                            on the certificates which will
                                            initially impact the subordinate
                                            certificates.

                                          o The subordinate certificates are not
                                            entitled to a proportionate share of
                                            principal prepayments on the
                                            mortgage loans until the beginning
                                            of the _____ year after the closing
                                            date.

                                          o Losses resulting from the
                                            liquidation of defaulted mortgage
                                            loans (other than certain excess
                                            losses resulting from special
                                            hazards, mortgagor fraud or
                                            mortgagor bankruptcy) will be
                                            allocated to the subordinate
                                            certificates in reverse order of
                                            numerical class designation, until
                                            the respective class balance has
                                            been reduced to zero. A loss
                                            allocation results in a reduction in
                                            a class balance without a
                                            corresponding distribution of cash
                                            to the holder. Also, the lower class
                                            balance will result in less interest
                                            accruing on the certificate.

                                          o The earlier in the transaction that
                                            a loss on a mortgage loan occurs,
                                            the greater the impact on yield.

                                          o The risks presented in this section
                                            are more severe for the classes of
                                            subordinate certificates with higher
                                            numerical class designations. No
                                            class of subordinate certificates
                                            will receive a distribution on any
                                            distribution date prior to the class
                                            or classes of subordinate
                                            certificates with a lower numerical
                                            class designation receiving its
                                            distribution. With limited
                                            exceptions, losses on the mortgage
                                            loans are allocated to the class of
                                            subordinate certificates then
                                            outstanding with the highest
                                            numerical class designation. In
                                            addition, if losses on the mortgage
                                            loans exceed certain levels, certain
                                            classes of subordinate certificates
                                            with higher numerical class
                                            designations will not receive a
                                            principal distribution. The amounts
                                            that these classes would otherwise
                                            receive will be distributed to the
                                            related classes of subordinate
                                            certificates with lower numerical
                                            class designations.

                                          SEE "DESCRIPTION OF THE CERTIFICATES"
                                          AND "CERTAIN YIELD AND PREPAYMENT
                                          CONSIDERATIONS" IN THIS PROSPECTUS
                                          SUPPLEMENT FOR MORE DETAIL.

LIMITED SOURCE OF PAYMENTS--NO            The mortgage loans are the sole source
                                          of distributions

RECOURSE TO THE DEPOSITOR, THE SELLER,    for the certificates. The certificates
THE MASTER SERVICER OR THE TRUSTEE        do not represent an interest in or
                                          obligation of the depositor, the
                                          seller, the master servicer, the
                                          trustee or any of their affiliates,
                                          except for the limited obligations of
                                          the seller with respect to certain
                                          breaches of their respective
                                          representations and warranties and of
                                          the master servicer with respect to
                                          their servicing obligations. Neither
                                          the certificates nor the mortgage
                                          loans will be guaranteed by or insured
                                          by any governmental agency or
                                          instrumentality, the depositor, the
                                          seller, the master servicer, the
                                          trustee or any of its affiliates.
                                          Consequently, if payments on the
                                          mortgage loans are insufficient to
                                          make all payments required on the
                                          certificates you may incur a loss on
                                          your investment.

LIMITED LIQUIDITY                         The underwriter intends to make a
                                          market for the purchase and sale of
                                          the offered certificates after their
                                          initial issuance but has no obligation
                                          to do so. There is currently no
                                          secondary market for the offered
                                          certificates. We cannot give you any
                                          assurance that such a secondary market
                                          will develop or, if it develops, that
                                          it will continue. Consequently, you
                                          may not be able to sell your offered
                                          certificates readily or at prices that
                                          will enable you to realize your
                                          desired yield. The market values of
                                          the offered certificates are likely to
                                          fluctuate; these fluctuations may be
                                          significant and could result in
                                          significant losses to you.

                                          The secondary markets for mortgage
                                          backed securities have experienced
                                          periods of illiquidity and can be
                                          expected to do so in the future.
                                          Illiquidity can have a severely
                                          adverse effect on the prices of
                                          securities that are especially
                                          sensitive to prepayment, credit or
                                          interest rate risk, or that have been
                                          structured to meet the investment
                                          requirements of limited categories of
                                          investors.

[GEOGRAPHIC CONCENTRATION                 Approximately ___% of the mortgage
                                          loans, by principal balance as of
                                          _____ __, ____, are secured by
                                          properties located in California. If
                                          the California residential real estate
                                          market should experience an overall
                                          decline in property values after the
                                          dates of origination of the mortgage
                                          loans, the rates of delinquency,
                                          foreclosure, bankruptcy and loss on
                                          the mortgage loans may increase, as
                                          compared to such rates in a stable or
                                          improving real estate market. Also,
                                          California is more susceptible to
                                          certain types of uninsurable hazards,
                                          such as earthquakes, brush fires,
                                          floods, mudslides and other natural
                                          disasters. If any such disaster
                                          occurs, the rates of delinquency,
                                          foreclosure,
                                          bankruptcy and loss on the Mortgage
                                          Loans may increase.]

CONSEQUENCES OF OWNING BOOK-ENTRY
CERTIFICATES                              LIMIT ON LIQUIDITY OF CERTIFICATES.
                                          Issuance of the book-entry
                                          certificates in book-entry form may
                                          reduce the liquidity of such
                                          certificates in the secondary trading
                                          market since investors may be
                                          unwilling to purchase certificates for
                                          which they cannot obtain physical
                                          certificates.

                                          LIMIT ON ABILITY TO TRANSFER OR
                                          PLEDGE. Since transactions in the
                                          book-entry certificates can be
                                          effected only through The Depository
                                          Trust Company, participating
                                          organizations, indirect participants
                                          and certain banks, your ability to
                                          transfer or pledge a book-entry
                                          certificate to persons or entities
                                          that do not participate in The
                                          Depository Trust Company system or
                                          otherwise to take actions in respect
                                          of such certificates, may be limited
                                          due to lack of a physical certificate
                                          representing the book-entry
                                          certificates.

                                          DELAYS IN DISTRIBUTIONS. You may
                                          experience some delay in the receipt
                                          of distributions on the book-entry
                                          certificates since the distributions
                                          will be forwarded by the trustee to
                                          The Depository Trust Company for The
                                          Depository Trust Company to credit the
                                          accounts of its participants which
                                          will thereafter credit them to your
                                          account either directly or indirectly
                                          through indirect participants, as
                                          applicable.

                                          SEE "DESCRIPTION OF THE CERTIFICATES--
                                          BOOK-ENTRY REGISTRATION" IN THIS
                                          PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

                                THE MORTGAGE POOL

GENERAL

        DLJ Mortgage Acceptance Corp. (the "Depositor") will acquire _____ mortgage loans with an aggregate Stated Principal Balance as of the Cut-off Date of approximately $ (the "Mortgage Loans") from [the Seller] (the "Seller") pursuant to a Mortgage Loan Purchase Agreement dated as of ______, __ ____ (the "_________________").

        Pursuant to a Pooling and Servicing Agreement dated as of _____ 1, ____ among the Depositor, [the Trustee], as Trustee (the "Trustee"), and [the Master Servicer], as the Master Servicer (the "Agreement"), the Depositor will cause the Mortgage Loans and the Depositor's rights under the Mortgage Loan Purchase Agreements to be assigned to the Trustee for the benefit of the holders of the Certificates (the "Certificateholders").

        Under the Agreement, the Seller will make certain representations and warranties relating to the characteristics of the applicable Mortgage Loans, as further described in the Prospectus under "Loan Underwriting Procedures and Standards--Representations and Warranties". Such representations and warranties relating to the Mortgage Loans will generally be made by the Seller as of the Closing Date. In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Seller will be obligated, in accordance with the Agreement, to cure such breach, to repurchase such Mortgage Loan at an amount equal to the sum of (i) the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Net Rate from the date through which interest was last paid by the Mortgagor to the date of such purchase (the "Purchase Price"), or to substitute a Replacement Mortgage Loan for such Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the REMIC or result in a prohibited transaction under the Code. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligations with respect to the Mortgage Loans in its capacity as Seller other than the cure, repurchase or substitution obligations described above. The obligations of the Master Servicer, with respect to the Certificates is limited to its contractual servicing obligations under the Agreement.

        Certain information with respect to the Mortgage Loans to be included in the mortgage pool (the "Mortgage Pool") is set forth below. Prior to the __________, ___ (the "Closing Date"), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date.

        As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $ (the "Cut-off Date Pool Principal Balance"). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). The Mortgage Loans to be included in the Mortgage Pool were originated or acquired by the Seller in the normal course of its business and substantially in accordance with the underwriting criteria specified herein. At origination, the Mortgage Loans had stated terms to maturity which ranged from ___ to ___ years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. [Each Mortgage Loan is prepayable at anytime without penalty.]

        Each Mortgage Loan was originated on or after __________________.

        The latest stated maturity date of any Mortgage Loan is _______________, and the earliest stated maturity date of any Mortgage Loan is ________________.

        [As of the Cut-off Date, no Mortgage Loan will be delinquent more than 30 days.

        No Mortgage Loan is subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.]

        All of the Mortgage Loans as of the Cut-off Date had a Loan-to-Value Ratio at origination of 95% or less. Except for Mortgage Loans, representing approximately % of the Cut-off Date Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "-- Underwriting Standards" herein.

        The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

        The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and have been rounded in order to total 100%.

                         ORIGINAL LOAN-TO-VALUE RATIOS (1)
--------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
   ORIGINAL LOAN-TO-VALUE     MORTGAGE          BALANCE       PERCENT OF
         RATIOS (%)            LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------







 ..........................  -----------       -----------    ------------
    Total.................  ===========       ===========    ============

__________________
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately ____%.




                  CURRENT MORTGAGE LOAN PRINCIPAL BALANCES (1)
-------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
 CURRENT MORTGAGE LOAN        MORTGAGE          BALANCE       PERCENT OF
  PRINCIPAL BALANCES($)        LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------







 ..........................  -----------       -----------    ------------
    Total.................  ===========       ===========    ============
_______________________
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance is expected to be approximately $_____________.

                               MORTGAGE RATES (1)
--------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
                              MORTGAGE          BALANCE       PERCENT OF
    MORTGAGE RATES(%)          LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------







 ..........................  -----------       -----------    ------------
    Total.................  ===========       ===========    ============
_______________________
(1) As of the Cut-off Date, the average current Mortgage Rate of the Mortgage Loans is expected to be approximately ____%.




                               OCCUPANCY TYPES (1)
-------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
                              MORTGAGE          BALANCE       PERCENT OF
     OCCUPANCY TYPE            LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------
Primary .................
Secondary ...............   -----------       -----------    ------------
    Total.................  ===========       ===========    ============
_______________________
(1) Based upon representations of the related Mortgagors at the time of origination.


                         ORIGINAL TERMS TO MATURITY (1)
--------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
     ORIGINAL TERM TO         MORTGAGE          BALANCE       PERCENT OF
        MATURITY               LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------
 ........................
 ........................   -----------       -----------    ------------
    Total................   ===========       ===========    ============
____________________
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans is expected to be approximately _____ months.

                 STATE DISTRIBUTION OF MORTGAGED PROPERTIES (1)
-------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
                              MORTGAGE          BALANCE       PERCENT OF
          STATE                LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------
 [Add rows as needed]....
 ........................   -----------       -----------    ------------
    Total................   ===========       ===========    ============
____________________
(1) Other includes ____ other states and the District of Columbia with under ___% concentrations individually. No more than approximately ___% of the Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.


                            PURPOSE OF MORTGAGE LOANS
-------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
                              MORTGAGE          BALANCE       PERCENT OF
     LOAN PURPOSE              LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------
Rate/Term Refinance......
Purchase.................
Cash-out Refinance ......   -----------       -----------    ------------
    Total................   ===========       ===========    ============



                    DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
-------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
                              MORTGAGE          BALANCE       PERCENT OF
     TYPE OF PROGRAM           LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------
Full or Alternative......
Reduced (Limited)........   -----------       -----------    ------------
    Total................   ===========       ===========    ============




                          TYPES OF MORTGAGED PROPERTIES
-------------------------------------------------------------------------------
                                               AGGREGATE
                             NUMBER OF         PRINCIPAL
                              MORTGAGE          BALANCE       PERCENT OF
     TYPE OF PROGRAM           LOANS          OUTSTANDING    MORTGAGE POOL
-------------------------- -------------- ---------------- -----------------
Single Family.............
PUD.......................
Condominium...............
Duplex....................   -----------       -----------    ------------
       Total..............   ===========       ===========    ============

UNDERWRITING STANDARDS

        The Depositor acquired the Mortgage Loans from [the Seller] pursuant to the Mortgage Loan Purchase Agreement. The Mortgage Loans have either been originated by [the Seller] or purchased by [the Seller] from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the Seller) and other mortgage loan originators, generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by the Seller. None of the Depositor, the Underwriter, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided herein.

                          [Disclosure as appropriate.]

                                   THE SELLER

        [Disclosure as appropriate. Disclosure may include the following:

        The following table sets forth certain information regarding the Seller's delinquency statistics for its one- to-four family residential mortgage portfolio for the periods presented (excluding mortgage loans held for sale or investment):

                                                                     At December 31,
                              ------------------------------------------------------------------------------------------
                                       1995                  1996                   1997                   1998
                              ---------------------  --------------------  ---------------------   ---------------------
                               Number    Percent of   Number   Percent of   Number   Percent of     Number    Percent of
                              of Loans   Portfolio   of Loans  Portfolio   of Loans  Portfolio     of Loans   Portfolio
                              --------   ---------   --------  ---------   --------  ---------     --------   ---------
Loans delinquent for:
     30-59 days..............
     60-89 days..............
90 days and over............. --------   ---------   --------  ---------   --------  ---------     --------   ---------
Total delinquencies..........
Foreclosures pending......... --------   ---------   --------  ---------   --------  ---------     --------   ---------
                              ========   =========   ========  =========   ========  =========     ========   =========

        There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Seller's portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Seller's portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. The Seller's portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Seller's portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Seller. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.]


                           SERVICING OF MORTGAGE LOANS

   [Disclosure as appropriate. Servicing of the Mortgage Loans disclosure may include the following:

GENERAL

        Pursuant to the Agreement, [Name of Master Servicer] will act as Master Servicer of the Mortgage Loans. The Master Servicer will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms of the Agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to such Mortgage Loans serviced by it for itself or others. The Master Servicer will not have any servicing obligations with respect to the Mortgage Loans not serviced by it.

        The Master Servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans serviced by it and, to the extent such procedures are consistent with the Agreement, will follow collection procedures as are followed with respect to the mortgage loans comparable to such Mortgage Loans in the local areas where each Mortgaged Property is located. Pursuant to the Agreement, the Master Servicer will establish and maintain, or cause to be established and maintained, one or more accounts (each, a "Collection Account"), into which deposits will be made on a daily basis of payments and collections on the Mortgage Loans serviced by it or its primary servicers (net of the related servicing compensation). Funds credited to a Collection Account may be invested for the benefit and at the risk of the Master Servicer or its primary servicers in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

        The Agreement prohibits the resignation of the Master Servicer, except upon a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor has assumed such servicing obligations in the manner provided in the Agreement.

        In accordance with the Agreement, the Master Servicer may contract with subservicers to perform some or all of its servicing duties. Notwithstanding any such servicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Agreement as if such Master Servicer alone were servicing the Mortgage Loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Expense Fees with respect to the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The Expense Fees will vary from Mortgage Loan to Mortgage Loan. The rate at which the Expense Fees accrue (the "Expense Fee Rate") is expected to range from % to % per annum of the Stated Principal Balance of the related Mortgage Loan. As of the Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately %. The Expense Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its servicing activities concerning the Mortgage Loans serviced by it (each, a "Servicing Fee") and (b) fees payable to the Trustee in respect of its activities as trustee under the Agreement (the "Excess Servicing Fee"). The Servicing Fee payable to the Master Servicer will be % per annum of the Stated Principal Balance of each Mortgage Loan.. The Excess Servicing Fee payable to the Master Servicer will range from % to % per annum, subject to a maximum of % per annum, of the Stated Principal Balance of each Mortgage Loan. The Master Servicer is obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Master Servicer in connection with its responsibilities under the Agreement and such amounts will be paid by the Master Servicer, out of its Servicing Fee. The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under "Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans". The Master Servicer will also be entitled to receive late payment fees, prepayment penalty fees, assumption fees and other similar charges. The Master Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

        The "Net Rate" of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate. The "Mortgage Rate" of a Mortgage Loan is the rate at which interest accrues thereon in accordance with the terms of the related Mortgage Note.

                   [Portfolio History of the Master Servicer]

                           [Year 2000 Considerations]

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

        When a principal prepayment in full (a "Payoff") is made on a Mortgage Loan, the Mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments ("Curtailments") are generally applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the Curtailment is made. With respect to Payoffs and Curtailments in respect of the Mortgage Loans, the Master Servicer is obligated to remit to the Trust Fund an amount equal to the lesser of (a) any shortfall in interest collections resulting from the timing of Payoffs and Curtailments made during the calendar month preceding a Distribution Date, and (b) the monthly Servicing Fee (exclusive of the related subservicing fee, if any) otherwise payable to such Master Servicer in connection with such Distribution Date. If shortfalls in interest as a result of Payoffs and Curtailments during the Prepayment Periods applicable to a Distribution Date exceed the amount of the Servicing Fee and other amounts described above available to cover such shortfall for such Distribution Date (collectively, "Compensating Interest"), the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See "Description of the Certificates--Distributions of Interest" herein.

ADVANCES

        Subject to the following limitations, the Master Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the Servicing Fee and the subservicing fee or the Excess Servicing Fee, if applicable) which were due on the related Due Date and which were delinquent on the related Determination Date (any such advance, an "Advance").

        Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Subject to the foregoing, advances will be made through the liquidation of the related Mortgaged Property. If the Master Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make an Advance as required under the Agreement will constitute an Event of Default under the Agreement subject to grace periods specified therein. If the Master Servicer is terminated as a result of the occurrence of an Event of Default, the Trustee or the successor servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement. For a discussion of other Events of Default under the Agreement and the rights of the Trustee upon any Event of Default, see "The Agreements--Event of Default and Rights Upon Events of Default" in the Prospectus.

OPTIONAL PURCHASE OF DEFAULTED LOANS

        The Master Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan serviced by it which is delinquent 91 days or more. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

SPECIAL SERVICING AGREEMENTS

        The Agreement will permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of Subordinate Certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans being serviced or master serviced by it. Such commencement or delay at such holder's direction will be taken by the Master Servicer, only after such holder deposits a specified amount of cash with the Master Servicer.

Such cash will be available for payment to related Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted pursuant to its normal servicing procedures.

VOTING RIGHTS

        Voting rights of the Trust Fund in general will be allocated 1% to the Class X Certificates with the balance allocated among the other Classes of Certificates based upon their respective Class Principal Balances.]

                         DESCRIPTION OF THE CERTIFICATES

  [Contents of this section will vary depending on the transaction structure.]

GENERAL

        The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

        The Mortgage Pass-Through Certificates, Series ____-_ will consist of the [Class A-1, Class A-2, Class A-3, Class A-4,] Class P, Class X and Class R Certificates (collectively, the "Senior Certificates") and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (collectively, the "Subordinate Certificates"). The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the "Certificates." Only the Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Offered Certificates") are offered hereby. The Classes of Offered Certificates will have the respective initial Class Principal Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on page S-__ hereof.

        The Class Principal Balance of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance thereof (A) reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Subordinate Certificate any amounts allocated to such Class in reduction of its Class Principal Balance in respect of payment of Class PO Deferred Amounts, as described below under "--Allocation of Losses" and (B) in the case of the Accrual Certificates, increased by all interest accrued and added to the Class Principal Balance thereof prior to such Distribution Date. The Class X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans.

        The Senior Certificates will evidence in the aggregate an initial beneficial ownership interest of approximately ___% of the Mortgage Loans as of the Closing Date. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates as of the Closing Date, represent an initial beneficial ownership of interest of ___%, ___%, ___%, ___%, ___% and ___%, respectively, in the Mortgage Loans.

        The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

REMIC STRUCTURE

        For federal income tax purposes, the Trust Fund will be treated as a REMIC. The assets of the REMIC will generally consist of the Mortgage Loans.

BOOK-ENTRY CERTIFICATES

        Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the

Depositor, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors in the Book-Entry Certificates, other than the Class X Certificates, may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of $25,000 and multiples of $1 in excess thereof. Investors in the Class A-4 Certificates may hold such beneficial interests in the Book- Entry Certificates in minimum denominations representing an original principal amount of not less than $1,000 and multiples of $1 in excess thereof. Investors in the Class X Certificates may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original notional amount of not less than $100,000 and multiples of $1 in excess thereof. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

        Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book- Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Participants (as defined in the Prospectus) and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Participants to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

        For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities-Book--Entry Registration" in the Prospectus.

        Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, in writing that it elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default beneficial owners of any Class of Book-Entry Certificates representing not less than 51 % of the related aggregate Class Principal Balance advise the Trustee and the Depository through the Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the beneficial owners.

        The Depository management is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depository has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within the Depository ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, the Depository's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, the Depository's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom the Depository licenses software and hardware, and third party vendors on whom the Depository relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. The Depository has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom the Depository acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, the Depository is in the process of developing such contingency plans as it deems appropriate.

        According to the Depository, the foregoing information with respect to the Depository has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

        On or prior to the Closing Date, the Trustee will establish an account (the "Certificate Account"), which shall be maintained with the Trustee in trust for the benefit of the Certificateholders. On or prior to each Distribution Date, as specified in the Agreement, the Master Servicer will withdraw from the Collection Account the aggregate Available Funds on deposit in such Collection Account for such Distribution Date and will deposit such amounts in the Certificate Account. See "The Trust Funds--Collection Account and Certificate Account" in the Prospectus.

DISTRIBUTIONS

        Distributions on the Certificates will be made by the Trustee on the ____ day of each month, or if such day is not a business day, on the first business day thereafter, commencing in ___________ ____ (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

        Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Class X Certificate or who holds Certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; PROVIDED, HOWEVER, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

        Distributions will in general be made to the extent of the Available Funds in the order and priority as follows: (1) first, to the Class P Certificates, a certain portion of the principal received in respect of each Class P Mortgage Loan, as described in "--Distributions of Principal" herein;
(2) second, to the Senior Certificates entitled to interest, accrued and unpaid interest, as described in " --Interest" herein; (3) third, to the Senior Certificates entitled to principal (other than the Class P Certificates), principal in the order described for the Senior Certificates as set forth in " --Distributions of Principal -- Senior Principal Distribution Amount"; (4) fourth, to the Class P Certificates, any Class PO Deferred Amounts; (5) fifth, to each Class of Subordinate Certificates, interest and then principal in increasing order of numerical Class designation, with both interest and principal being paid to one Class before any payments are made to the next Class; and (6) sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

        Distributions of interest and principal to the Senior Certificates will be based on payments received or advanced with respect to the Mortgage Loans.

        "Available Funds" with respect to any Distribution Date and the Mortgage Loans will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the related Prepayment Period applicable to such Distribution Date; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the Agreement; and (v) the total, to the extent not previously distributed and to the extent received by the Master Servicer, any amounts payable as Compensating Interest by the Master Servicer on such Distribution Date relating to such Mortgage Loans.


DISTRIBUTIONS OF INTEREST

        The pass-through rate for each interest-bearing Class of Offered Certificates for each Distribution Date (the "Pass-Through Rate") is as set forth or described on page S-___ hereof.

        The Class A-2 Certificates are "Accrual Certificates". Interest will accrue on each of the Accrual Certificates during each Interest Accrual Period at a per annum rate of ____%. However, such interest will not be distributed on the Accrual Certificates until the earlier of (a) the related Senior Credit Support Depletion Date and (b) the Distribution Date on which the Class Principal Balance of the Class A-1 Certificates has been reduced to zero (the "Class A-2 Accrual Termination Date"). Interest so accrued and unpaid will be added to the Class Principal Balance of the Accrual Certificates on the related Distribution Date.

        The interest payable to the Class X Certificates is based on the weighted average of the Stripped Interest Rates (as defined herein) of the Mortgage Loans having Net Rates in excess of ___% per annum (the "Premium Rate Mortgage Loans").

        The Notional Amount of the Class X Certificates with respect to any Distribution Date will equal the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Premium Rate Mortgage Loans as of such Due Date and the denominator of which is ____%.

        The "Stripped Interest Rate" means for any Premium Rate Mortgage Loan, the excess, if any, of the Net Rate for such Mortgage Loan over ____%.

        On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount (or, in the case of the Accrual Certificates, have such interest added to its Class Principal Balance until the Class A-2 Accrual Termination Date) allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Principal Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Class P Certificates will not bear interest.

        With respect to each Distribution Date, the "Interest Accrual Period" for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

        The interest entitlement described above for each interest-bearing Class of Certificates will be reduced by "Net Interest Shortfalls" experienced by the related Mortgage Loans or, with respect to the Subordinate Certificates, the related Mortgage Loans, for such Distribution Date.

        With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for such types of losses and
(ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. The amount the Subordinate Certificates would otherwise be entitled to receive from the Mortgage Loans before taking into account any such reduction will be based upon the amount of interest accruing at the applicable Pass-Through Rate on such Class' proportionate share (based upon Class Principal Balance) of the aggregate Stated Principal Balance of such Mortgage Loans. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of Loans--Anti-Deficiency Legislation and Other Limitations on Lenders--Soldiers' and Sailors' Civil Relief Act" in the Prospectus. With respect to any Distribution Date, the "Net Prepayment Interest Shortfall" is the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable Prepayment Period applicable to such Distribution Date exceeds the available Compensating Interest for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Servicing Fee) on the Stated Principal Balance of such Mortgage Loan.

        Accrued interest to be distributed or added to principal, as the case may be, on any Distribution Date will be calculated, in the case of each interest-bearing Class of Certificates, on the basis of the related Class Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

        In the event that, on a particular Distribution Date, Available Funds applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution or addition to principal, as the case may be, of the interest entitlement on the Certificates, interest will be distributed or added to principal, as the case may be, on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive or accrete in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive or accrete on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

DISTRIBUTIONS OF PRINCIPAL

        GENERAL. On each Distribution Date, Certificateholders will be entitled to receive principal distributions from the Available Funds to the extent and in the priority described herein. See "--Priority of Distributions Among Certificates" herein.

        For any Distribution Date, the "Principal Payment Amount" is the sum with respect to the Mortgage Loans of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below). For any Distribution Date, the "Principal Prepayment Amount" is the sum with respect to the Mortgage Loans of all Payoffs and Curtailments relating to the Mortgage Loans which were received during the related Prepayment Period.

        With respect to each Distribution Date and each Payoff, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the month preceding the month in which the related Distribution Date occurs.

        "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

        The Class X Certificates will not be entitled to receive any distributions of principal.

        CLASS A-2 ACCRUAL AMOUNT. On each Distribution Date up to and including the Class A-2 Accrual Termination Date, the amount of accrued interest on the Class A-2 Certificates added to the Class Principal Balance thereof (the "Class A-2 Accrual Amount") will be distributed as principal in the following order of priority:

            (i) to the Class A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

            (ii) to the Class A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero.

        SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group for such Distribution Date, will be distributed as principal to the following Classes of Senior Certificates in the following order of priority:

            (i) to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero;

            (ii) to the Class A-3 Certificates, the Class A-3 Lockout Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

            (iii) sequentially, to the Class A-1, Class A-2 and Class A-4 Certificates, in that order, until the respective Class Principal Balance thereof is reduced to zero; and

            (iv) to the Class A-3 Certificates, any remaining portion of such Senior Principal Distribution Amount, until the Class Principal Balance thereof is reduced to zero.

        Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Senior Principal Distribution Amount will be distributed, concurrently, as principal to the Senior Certificates (other than the Class P Certificates and the Class X Certificates) pro rata, in accordance with their respective Class Principal Balances immediately prior to such Distribution Date.

        The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero.

        The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the related Senior Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), and (iii) the Senior Liquidation Amount.

        The "Senior Liquidation Amount" is the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the related Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan.

        "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

        The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Balance of the Classes of Senior Certificates (other than the Class P Certificates) immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (less the Class P Principal Balance), in each case immediately prior to the Distribution Date; PROVIDED, HOWEVER, in no event will the Senior Percentage exceed 100%. The "Subordinate Percentage" for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for such date.

        The Senior Prepayment Percentage for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, such Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

        The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

        Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) the outstanding principal balance of the Mortgage Loans, delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the Class Principal Balance of the Subordinate Certificates as of such Distribution Date is equal to or greater than 50% or
(ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate principal balance the Class Principal Balance of the Subordinate Certificates as of the Closing Date (an "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Subordinate Principal Balance.

        If on any Distribution Date the allocation to the Class of Senior Certificates then entitled to distributions of Payoffs and Curtailments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of such Class below zero, the distribution to such Class of Certificates of the Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

        CLASS A-3 LOCKOUT PRINCIPAL DISTRIBUTION AMOUNT. The "Class A-3 Lockout Principal Distribution Amount" for any Distribution Date will equal the sum of
(i) the Class A-3 Adjusted Percentage of the Principal Payment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Class A-3 Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount) and (iii) the Class A-3 Liquidation Amount (as defined below).

        The "Class A-3 Adjusted Percentage" will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in _____ ____ and
(ii) the Class A-3 Percentage (as defined below) for any Distribution Date occurring on or after the Distribution Date in _____ ____.

        The "Class A-3 Percentage" for any Distribution Date is equal the lesser of (a) 100% and (b) the Class Principal Balance of the Class A-3 Certificates divided by the aggregate Stated Principal Balance of the Mortgage Loans (less the Class P Principal Balance), in each case immediately prior to the Distribution Date. The Class A-3 Percentage as of the Closing Date will be approximately %.

        The "Class A-3 Liquidation Amount" is the aggregate, for each Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class A-3 Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class P Fraction thereof, with respect to any Class P Mortgage Loan) and
(ii) the Class A-3 Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Class A-3 Prepayment Percentage on the fifth anniversary of the first Distribution Date and each Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

        The "Class A-3 Prepayment Percentage" for any Distribution Date will equal the product of (a) the Class A-3 Percentage and (b) the Step Down Percentage.

        The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:


[Distribution Date Occurring in                           Step Down Percentage
-------------------------------                           --------------------
April 1999 through March 2004..........................             0%
April 2004 through March 2005..........................            30%
April 2005 through March 2006..........................            40%
April 2006 through March 2007..........................            60%
April 2007 through March 2008..........................            80%
April 2008 and thereafter..............................           100%]

        SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the Subordinate Principal Distribution Amount for such Distribution Date, will be distributed as principal of the Subordinate Certificates. Except as provided in the following paragraph, each Class of Subordinate Certificates will be entitled to receive its pro rata share (based upon its respective Class Principal Balance) of such Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for distribution of principal of such Class. Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designation (beginning with the Class with the lowest numerical Class designation) until each such Class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for such Distribution Date.

        With respect to each Class of Subordinate Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distributions of Payoffs and Curtailments will be made to any Class or Classes of Subordinate Certificates junior to such Class (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Balances.

        The "Subordination Level" on any Distribution Date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates, in each case immediately prior to such Distribution Date.

        The "Subordinate Principal Distribution Amount" for any Distribution Date and the Subordinate Certificates will equal (A) the sum of (i) the Subordinate Percentage for the Subordinate Certificates of the Principal Payment Amount for the Mortgage Loans (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (ii) the Subordinate Prepayment Percentage of the Principal Prepayment Amount for the Mortgage Loans (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount) and (iii) the Subordinate Liquidation Amount for the Mortgage Loans less the Class PO Deferred Amounts required to be paid to the Class P Certificates on such Distribution Date.

        Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts in respect of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

        The "Subordinate Liquidation Amount" will equal the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

        CLASS P PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, the Class P Certificates will receive a portion of the Available Funds attributable to principal received on or in respect of any Mortgage Loan with a Net Rate of less than ____% per annum (a "Class P Mortgage Loan"), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is ____% minus the Net Rate on such Class P Mortgage Loan and the denominator of which is ____% (the "Class P Fraction"). The aggregate of the amounts payable to the Class P Certificates described in this paragraph are referred to herein as the "Class P Principal Distribution Amount".

        RESIDUAL CERTIFICATES. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive Available Funds remaining after payment of interest and principal on the Senior Certificates, Class PO Deferred Amounts on the Class P Certificates and interest and principal on the Subordinate Certificates for such Distribution Date, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

ALLOCATION OF LOSSES

        On each Distribution Date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan will be allocated to the related Class P Certificates until the Class Principal Balance thereof is reduced to zero The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class P Certificates prior to distributions of principal on the Subordinate Certificates. See "--Priority of Distributions Among Certificates". Any distribution in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Principal Balance of the Class P Certificates. The Class PO Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created in respect of the related Class P
Certificates.

        On each Distribution Date, any Realized Loss (other than the Class P Fraction thereof, if applicable), other than any Excess Loss, will be allocated first to the Subordinate Certificates, in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates (other than the Class X and Class P Certificates) pro rata, based upon their respective Class Certificate Balances.

        On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) will be allocated pro rata among the Classes of Senior Certificates (other than the Class X and Class P Certificates) based upon their respective Class Principal Balances.

        Because principal distributions are paid to certain Classes of Senior Certificates before other Classes of Senior Certificates, holders of such Senior Certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

        On each Distribution Date, if the aggregate Class Principal Balance of all Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to the Senior Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates then outstanding.

        In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount, and (iii) Fraud Losses in excess of the applicable Fraud Loss Coverage Amount. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Fraud Losses" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement--Subordination of Certain Classes" herein.

        A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under "Description of Mortgage and Other Insurance--Hazard Insurance on the Loans". See "Credit Enhancement--Subordination of Certain Classes" herein.

OPTIONAL TERMINATION

        The Depositor will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of the Certificates, subject to the aggregate Stated Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than --% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. In the event the Depositor exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class P Certificates and, in the case of an interest-bearing Certificate, any unpaid accrued interest on such Class

Principal Balance or Notional Amount, as applicable, at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinate Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan.

THE TRUSTEE

         [The Trustee] will be the Trustee under the Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with [the Trustee]. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at _______________________
_______________________________________________________________________________
or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

        The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations". The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

        The effective yields to the holders of the interest-bearing Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders until the ____ day (or, if either such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

        Delinquencies on the Mortgage Loans which are not advanced by or on behalf of the Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Principal Balances of the Senior Certificates exceeds the aggregate Stated Principal Balances of the Mortgage Loans, the Class Principal Balance of the Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

        Net Interest Shortfalls will adversely affect the yields on the related interest-bearing Classes of Certificates. Any Net Interest Shortfall allocated to the Class A-2 Certificates will reduce the Class A-2 Accrual Amount, thereby reducing the amount of funds available for distribution of principal to the Classes of Senior Certificates entitled to receive such distributions.

        The likelihood that Mortgage Loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the Mortgagor's personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed Mortgagors relying on commission income, fluctuations in income), marital separation and a Mortgagor's equity in the related Mortgaged Property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on the Mortgage Loans to the extent that the related Mortgaged Properties are concentrated in certain geographic areas.

        Net Interest Shortfalls will adversely affect the yields on the Offered Certificates to which they relate. In addition, although all losses initially will be borne by the Subordinate Certificates in decreasing order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the Class P Certificates), Excess Losses on the Mortgage Loans will be borne by all Classes of the Senior Certificates on a pro rata basis. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class PO Deferred Amounts, the amount distributable as principal on each such Distribution Date to each Class of Subordinate Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses. See "Description of the Certificates--Allocation of Losses" herein.

PREPAYMENT CONSIDERATIONS AND RISKS

        The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or Master Servicer). [The Mortgage Loans may be prepaid by the Mortgagors at any time without a prepayment penalty.] The Mortgage Loans are subject to the "due-on-sale" provisions included therein. However, the Master Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related Mortgaged Property if the Master Servicer would make a similar decision with respect to a comparable mortgage loan held for its own account. See "The Mortgage Pool" herein.

        Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Master Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of the Class P Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X

Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Class X Certificates should carefully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of such investors to recover their initial investments.

        The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions (including the decision whether or not to exercise its fights under any "due-on-sale" clause). In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

        As described herein under "Description of the Certificates-- Distributions of Principal", the applicable Senior Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount) will be initially distributed to the Senior Certificates (other than the Class P Certificates). This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the Senior Certificates (other than the Class P Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage". The Class A-3 Certificates generally will not receive any distributions of principal for the first five years after the Closing Date.

        The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

STRUCTURING ASSUMPTIONS

        Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Structuring Assumptions"):

(i) that the Mortgage Loans have with the following characteristics:


                                                  Amortized Remaining   Remaining Term to
Unpaid Principal                                   Term to Maturity          Maturity          Loan Age
    Balance         Mortgage Rate     Net Rate        (in Months)          (in Months)        (in Months)
    -------         -------------     --------        -----------          -----------        -----------



(ii) the Mortgage Loans prepay at the specified constant Prepayment Assumption described below for the related Class of Certificates, (iii) no defaults in the payment by the Mortgagor of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of the Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that the Mortgage Loans will amortize in amounts sufficient to repay the principal balances of such assumed mortgage loans by its respective amortizing remaining term, (viii) the initial Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth under "Summary Information" herein, (ix) interest accrues on each interest-bearing Class of Certificates at the applicable interest rate set forth or described under "Summary Information" herein, (x) distributions are received in cash on the ____ day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is _____ ___, ____, (xii) the Seller is not required to repurchase or substitute for any Mortgage Loan, (xiii) the Depositor does not exercise any option to repurchase the Mortgage Loans described herein under "Description of the Certificates--Optional Termination" and (xiv) no Class of Subordinate Certificates becomes a Restricted Class. While it is assumed that each Mortgage Loan prepays at the specified constant Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

        [Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans, such mortgage loans in the first month of the life of the mortgage loans and an additional 1.09090909% (precisely 12/11) per annum in each month thereafter until the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption. Correspondingly, a 200% Prepayment Assumption assumes prepayment rates equal to 200% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.]

        The sensitivity tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant Prepayment Assumptions. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on certain Classes of Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered.

SENSITIVITY OF THE CLASS P CERTIFICATES

        THE CLASS P CERTIFICATES WILL BE "PRINCIPAL ONLY" CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE CLASS P MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS P CERTIFICATES.

        As described above under "Description of the Certificates--Distributions of Principal", the Class P Principal Distribution Amount for the Class P Certificates is calculated by reference to the principal payments (including prepayments) on the Class P Mortgage Loans. The Class P Mortgage Loans will have lower Net Rates (and lower Mortgage Rates) than the other Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given reduction in market interest rates. As a result, the Class P Mortgage Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class P Certificates.

        The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class P Certificates (expressed as a percentage of initial Class Principal Balance) is ______%.

             SENSITIVITY OF THE CLASS P CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                       CPR
             --------------------------------------------------------
                0%         8%          12%          16%         24%
             --------  ----------  -----------   ---------   --------



        It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class P Certificates is likely to differ from those shown in the table above, even if all of the applicable Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Class P Mortgage Loans for any period or over the life of the Certificates or as to the yield on the Class P Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class of Class P Certificates.

SENSITIVITY OF THE CLASS X CERTIFICATES

        AS INDICATED IN THE TABLE BELOW, THE YIELDS TO INVESTORS ON THE CLASS X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE PREMIUM RATE MORTGAGE LOANS, PARTICULARLY THOSE WITH HIGH NET RATES. THE MORTGAGE LOANS GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY % OF THE CPR. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

        As described above under "Description of the Certificates--Distribution of Interest", the Pass- Through Rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Rates of the Premium Rate Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Premium Rate Mortgage Loans may prepay at higher rates, thereby reducing the Pass-Through Rate and Notional Amount of the Class X Certificates.

        The information set forth in the following table has been prepared on the basis of the Structuring Assumptions (which assume no Realized Losses), and on the assumption that the purchase prices (expressed as a percentage of initial Notional Amount) of the Notional Amount Certificates is ____%, not including interest. However, accrued interest has been added to such price in calculating the yields set forth in the table below.

             SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                       CPR
             --------------------------------------------------------
                0%         8%          12%          16%         24%
             --------  ----------  -----------   ---------   --------
             --------------------------------------------------------


        It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class X Certificates is likely to differ from those shown in the table above, even if all of the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Class X Certificates or as to the yield on the Class X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

        The weighted average life of any Class of Certificates is determined by
(a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Class referred to in clause (a).

        For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "--Prepayment Considerations and Risks" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

        In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See "Description of the Certificates--Distribution of Principal" herein.

        The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant Prepayment Assumptions, see "--Decrement Tables" below.

DECREMENT TABLES

        The following tables indicate the percentages of the initial Class Principal Balances of the Classes of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumption specified in the tables or at any constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loan specified in the Structuring Assumptions.

                               [Decrement Tables]

LAST SCHEDULED DISTRIBUTION DATE

        The Last Scheduled Distribution Date for the Certificates is the Distribution Date in , which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Mortgage Loan. Since the rate of distributions in reduction of the Class Principal Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans, the Class Principal Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" herein and "Yield, Prepayment and Maturity Considerations" in the Prospectus.

THE SUBORDINATE CERTIFICATES

        The weighted average lives of, and the yields to maturity on the Subordinate Certificates, in descending order of their numerical Class designations, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Principal Balance of the applicable Class of Subordinate Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation after giving effect to all distributions and allocations of losses, as described herein under "Description of the Certificates--Allocation of Losses". As a result of such reductions, less interest will accrue on such Class or Classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of the Principal Prepayment Amount to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds and distributions of funds to the holders of the Class P Certificates otherwise available for distributions on the Subordinate Certificates to the extent of reimbursement for Class PO Deferred Amounts. See "Description of the Certificates--Allocation of
Losses"
herein.

        If on any Distribution Date the related Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, all Payoffs and Curtailments, available for distribution on the Subordinate Certificates will be allocated solely to such Class and all other Classes of Subordinate Certificates with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical Class designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

ADDITIONAL INFORMATION

        The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

        The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination within the Subordinate Certificates is intended to provide holders of Certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, and against Bankruptcy Losses and Fraud Losses on the Mortgage Loans up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below.

        The Subordinate Certificates will provide protection to the Senior Certificates of higher relative priority against (1) Bankruptcy Losses on the Mortgage Loans in an initial amount expected to be up to approximately $ (the "Bankruptcy Loss Coverage Amount"), (ii) Fraud Losses on the Mortgage Loans in an initial amount expected to be up to approximately $ (the "Fraud Loss Coverage Amount") and (iii) Special Hazard Losses on the Mortgage Loans in an initial amount expected to be approximately $ (the "Special Hazard Loss Coverage Amount").

        The Special Hazard Loss Coverage Amounts will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate principal balances of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) such Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

        The Fraud Loss Coverage Amounts will be reduced, from time to time, by the amount of Fraud Losses on Mortgage Loans allocated to the related Certificates. In addition, on each anniversary of the Cutoff Date, the Fraud Loss Coverage Amounts will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Stated Principal Balances of the Mortgage Loans and (ii) the excess of such Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first such anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-off Date, as the case may be, and (b) on the fifth anniversary of the Cut-off Date, to zero.

        The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses on Mortgage Loans allocated to the related Certificates.

        The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses as described above may be canceled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

        As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

                                 USE OF PROCEEDS

        The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        For federal income tax purposes, the Trust Fund will be treated as a REMIC. The assets of the REMIC will consist of the Mortgage Loans and all other property in the Trust Fund. The REMIC will issue the Regular Certificates, which will be designated as the regular interests in the REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the REMIC. See "Description of the Certificates--REMIC Structure" herein.

        The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

        The Class P Certificates will be treated for federal income tax purposes as having been issued with an amount of OID equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Class X Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Class X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under "Certain Federal Income Tax Consequences"), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Mortgage Loans at ___% CPR. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

        The Internal Revenue Service (the "IRS") has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Regular Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Regular Certificates.

        If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

        As is described more fully under "Certain Federal Income Tax Consequences" in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

        The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

        The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

        In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

        Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

        Also, purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "non- significant value" residual interest and a "tax avoidance potential" residual interest. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates", "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Mark-to-Market Rules", "--Excess Inclusions" and "--Foreign Investors in REMIC Certificates" in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions and Other Possible REMIC Taxes" and "--Taxation of Owners of REMIC Regular Certificates--Realized Losses" in the Prospectus.

                              ERISA CONSIDERATIONS

        Any plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus. Section 406 of ERISA and Section 4975 of the Code prohibits Parties in Interest with respect to an employee benefit plan subject to ERISA and/or to Section 4975 of the Code (a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

        Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may generally be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

        Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

        The U.S. Department of Labor has granted an individual administrative exemption to the Underwriter (Prohibited Transaction Exemption 90-83, as amended (the "Exemption")), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

        For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the Prospectus.

        It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

        BECAUSE THE CHARACTERISTICS OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF PTCE 83-1 (AS DESCRIBED IN THE PROSPECTUS) OR THE EXEMPTION AND MAY NOT MEET THE REQUIREMENTS OF ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES: (I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTCE 95-60")) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS B-1, CLASS B-2 OR CLASS B-3 CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH A PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") between the Depositor and Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter"), an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

        The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates will be approximately % of the initial aggregate Class Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

        The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances, the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

        There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be monthly statements discussed in the Prospectus under "The Agreements--Reports to Securityholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                  LEGAL MATTERS

        The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York. Thacher Proffitt & Wood will pass upon certain legal matters on behalf of the Underwriter.

                                     RATINGS

        [It is a condition of the issuance of the Offered Certificates that they receive from [S&P and DCR] as indicated:



                                     RATING AGENCY
                                     -------------
CLASS                             [S&P]        [DCR]
----------------------------   -----------   ----------
A-1.........................       AAA          AAA
A-2.........................       AAA          AAA
A-3.........................       AAA          AAA
A-4.........................       AAA          AAA
P...........................       AAAr         AAA
X...........................       AAAr         AAA
A-R.........................       AAA          AAA
B-1.........................        __          AA
B-2.........................        __           A
B-3.........................        __          BBB

        The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment. The rating assigned by DCR to the Class P Certificates only addresses the return of its stated principal balance. The rating assigned by DCR to the Class A-R Certificates only addresses the return of its Class Certificate Balance and interest thereon at its stated Pass-Through Rate.

        The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The "r" symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of any "r" symbol in the ratings of the other Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

        The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield. Further, the ratings on the Class X Certificates do not address whether investors will recoup their initial investment.]

        The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

        The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the

Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                            [INDEX OF DEFINED TERMS]

                             ______________________
                                  Series ____-_

                          DLJ MORTGAGE ACCEPTANCE CORP.
                                    Depositor



                       MORTGAGE PASS-THROUGH CERTIFICATES

                                  SERIES ____-_

                             $_____________________
                                  (Approximate)


                              _____________________

                              PROSPECTUS SUPPLEMENT
                              _____________________


                              [NAME OF UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage Pass-Through Certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                          ______________ _______, ____

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION DATED APRIL ___, 1999

                                                                     [VERSION 2]

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED ______ ___, ____)

                         DLJ MBN TRUST SERIES _____-____
                          DLJ MORTGAGE ACCEPTANCE CORP.
                                    Depositor

                            [NAME OF MASTER SERVICER]
                                 Master Servicer

                   MORTGAGE-BACKED NOTES, SERIES ______-_____
                                   $
                                  (Approximate)

--------------------------------------------------------------------------------
The notes represent obligations of the trust only and do not represent an interest in or obligation of DLJ Mortgage Acceptance Corp., the seller, the master servicer, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE TRUST WILL ISSUE:
o    [One] class of Senior Class A Notes.
o [Three classes of Class M Notes, which are subordinate to, and provide credit enhancement for the senior notes. Each class of Class M Notes is also subordinated to each class of Class M Notes, if any, with a lower numerical designation.]
THE NOTES:
o Represent indebtedness of a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans.
o    Currently have no trading market and will not be listed on any exchange.
o Offered pursuant to this prospectus and prospectus supplement are listed under the heading "Offered Notes" in the table on page S-_.
RISKS:
o The yield to investors on the notes will be sensitive to the rate and timing of principal payments on the mortgage loans which may vary over time.
o Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the notes, and the investors in the equity certificates in particular.
o REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-_ IN THIS PROSPECTUS SUPPLEMENT AND PAGE _ IN THE PROSPECTUS.

[The Underwriter], as underwriter, will buy the offered notes from DLJ Mortgage Acceptance Corp. at a price equal to ___% of their face value. DLJ Mortgage Acceptance Corp. will pay the expenses related to the issuance of the notes from these proceeds. The underwriter will sell the offered notes purchased by it from time to time in negotiated transactions at varying prices to be determined at the time of sale.

If the terms of your series of notes vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              [NAME OF UNDERWRITER]
                          ___________ _______, _______

              [IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                    PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

o the prospectus, which provides general information, some of which may not apply to your series of notes; and

o this prospectus supplement, which describes the specific terms of your series of notes.

IF THE DESCRIPTION OF YOUR NOTES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Defined Terms" beginning on page S-___ in this prospectus supplement and on page ___ in the prospectus.]

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

                              PROSPECTUS SUPPLEMENT
                              ---------------------

SUMMARY INFORMATION..........................................................S-

RISK FACTORS.................................................................S-

THE MORTGAGE POOL............................................................S-

DESCRIPTION OF THE NOTES.....................................................S-

YIELD, PREPAYMENT AND MATURITY
     CONSIDERATIONS..........................................................S-

CREDIT ENHANCEMENT...........................................................S-

USE OF PROCEEDS..............................................................S-

CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES............................................................S-

ERISA CONSIDERATIONS.........................................................S-

METHOD OF DISTRIBUTION.......................................................S-

LEGAL MATTERS................................................................S-

RATINGS......................................................................S-


                                                                            Page
                                                                            ----

                                   PROSPECTUS
                                   ----------

ADDITIONAL INFORMATION.......................................................

PROSPECTUS SUPPLEMENT........................................................

INCORPORATION OF CERTAIN
     DOCUMENTS BY REFERENCE..................................................

SUMMARY OF THE PROSPECTUS....................................................

RISK FACTORS.................................................................

DESCRIPTION OF THE SECURITIES................................................

YIELD, PREPAYMENT AND
     MATURITY CONSIDERATIONS.................................................

THE TRUST FUNDS..............................................................

LOAN UNDERWRITING PROCEDURES
     AND STANDARDS...........................................................

SERVICING OF LOANS...........................................................

CREDIT SUPPORT...............................................................

DESCRIPTION OF MORTGAGE AND
     OTHER INSURANCE.........................................................

THE AGREEMENTS...............................................................

CERTAIN LEGAL ASPECTS OF LOANS...............................................

CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES............................................................

STATE AND OTHER TAX CONSEQUENCES.............................................

ERISA CONSIDERATIONS.........................................................

LEGAL INVESTMENT.............................................................

LEGAL MATTERS................................................................

THE DEPOSITOR................................................................

USE OF PROCEEDS .............................................................

PLAN OF DISTRIBUTION.........................................................

INDEX OF DEFINED TERMS.......................................................

                               SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED NOTES.

MORTGAGE-BACKED NOTES,

SERIES ____-_



                   INITIAL       NOTE       INITIAL RATING OF
                    CLASS      INTEREST     OFFERED NOTES(2)
                  PRINCIPAL    RATE (PER    ______    ______
CLASS             BALANCE(1)    ANNUM)      RATING    RATING
-----------------------------------------  --------- --------
OFFERED
NOTES
[Class A         $                    %       AAA       AAA]
[Class M-1       $                    %       AA         AA]
[Class M-2       $                    %        A         A]
[Class M-3       $                    %       N/A       BBB]
___________________________
(1)  This amount is subject to a variance of 5%.
(2) A description of the ratings of the offered notes is set forth under the heading "Ratings" in this prospectus supplement.

The trust will issue the offered notes in book-entry form through the facilities of The Depository Trust Company. SEE "DESCRIPTION OF THE NOTES--GENERAL" AND "--REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

DEPOSITOR

o    DLJ Mortgage Acceptance Corp.

o The depositor maintains its principal office at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

SEE "THE DEPOSITOR" IN THE PROSPECTUS FOR MORE DETAIL.

SELLER

o    [Name of Seller] will sell the loans to the depositor.

MASTER SERVICER

o [Name of Master Servicer] will initially service all of the mortgage loans directly. Prior to contracting with any subservicer for the servicing of any of the mortgage loans, [Name of Master Servicer], as master servicer, will obtain any required servicing certifications from the rating agencies.

SEE "THE SELLER" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

ISSUER

o    DLJ MBN Trust ____________-_________.

OWNER TRUSTEE

o    [Name of Owner Trustee].

INDENTURE TRUSTEE

o    [Name of Indenture Trustee].

CUT-OFF DATE

o    _____ 1, ____.

CLOSING DATE

o    _____ __, ___.

DETERMINATION DATE

o With respect to the mortgage loans, the ____ day of each month or if such day is not a business day, the next business day.

DISTRIBUTION DATE

o Beginning on _______ ____, ____ and thereafter on the ____ day of each month or if such day is not a business day, the next business day.

o    The first distribution date will be in _____ ____.

RECORD DATE

o The last business day of the month preceding the month of a distribution date.

THE MORTGAGE POOL

On _____ __, ____, the trust will acquire a pool of mortgage loans. As of _____ 1, ____, the mortgage pool consists of approximately _____ mortgage loans, with an aggregate principal balance of approximately $_____. All of the mortgage loans are secured by residential properties and each is set to mature within __ to __ years of the date it was originated.

SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

PRIORITY OF DISTRIBUTIONS

Funds available from payments and other amounts received on the mortgage loans on any distribution date will be distributed to the holders of the notes in the following order:

          (i) to interest on the notes;

          (ii) to principal of the notes; and

          (iii) to principal of the notes in respect of specified amounts of certain losses; and

          (iv) to addition principal of the notes if the level of overcollateralization falls below what is required;

SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the notes consists of:

[SUBORDINATION

The rights of the holders of the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of such subordinate notes with higher numerical class designations will be subordinated to the rights of holders of subordinate notes with lower numerical class designations, to the extent described herein.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans as described below.]

ALLOCATION OF LOSSES

Except as described below, if subordinate notes remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate notes with the lowest payment priority, and the other classes of notes will not bear any portion of such losses. If none of the subordinate notes remain outstanding, losses on mortgage loans will generally be allocated to the Class A Notes.

OVERCOLLATERALIZATION. Although the aggregate principal balance of the mortgage loans is $______________, the issuer is issuing only $______________ aggregate principal amount of notes. The excess amount of such aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb specified amounts of certain losses on the mortgage loans, if not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will also be paid to the notes as principal. This will reduce the principal balance of the notes faster than the principal balance of the mortgage loans so that the required level of overcollateralization is reached.

OPTIONAL REDEMPTION

If the aggregate principal balance of the mortgage loans declines below __% of the total pool principal balance as of _________, ____, then the depositor may purchase all of the mortgage loans and the related properties in the trust. If the depositor purchases all of the mortgage loans, you will receive a final distribution and then the trust will be terminated.

SEE "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

EQUITY CERTIFICATES

$__________ Trust Certificates, Series _____-___. The certificates will be issued pursuant to the Owner Trust Agreement, and will represent the beneficial ownership interest in the issuer. The certificates are not offered under this prospectus supplement.

TAX STATUS

For federal income tax purposes, the notes will be treated as debt. The trust itself will not be subject to tax.

SEE "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR MORE DETAIL.

ERISA CONSIDERATIONS

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing in the notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR MORE DETAIL.

LEGAL INVESTMENT

The [Class A] and [Class M-1 Notes] will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. [The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.] See "Legal Investment" herein and in the prospectus.

SEE "LEGAL INVESTMENT" IN THE PROSPECTUS FOR MORE DETAIL.

RATINGS

The trust will not issue the offered notes unless they have been assigned the ratings designated on page S-__.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

SEE "RATINGS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

                                  RISK FACTORS

          The offered notes are not suitable investments for all investors. In particular, you should not purchase the offered notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with such securities.

          The offered notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

          You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

[Appropriate Risk Factors as necessary. Possible Risk Factors based on present disclosure include the following:



PREPAYMENTS ON MORTGAGE LOANS      The rate of principal distributions and yield
ADVERSELY AFFECT YIELD             to maturity on your notes will be directly
                                   related to the rate of principal payments on the mortgage loans. Mortgagors may prepay a mortgage loan at any time. The rate of principal payments, among other factors, on the mortgage loans will be affected by the following:

                                       o     the amortization schedules of the
                                             mortgage loans;

                                       o     the rate of prepayments (including
                                             partial prepayments and prepayments
                                             resulting from refinancing) by
                                             mortgagors;

                                       o     liquidations of defaulted mortgage
                                             loans by the master servicer;

                                       o     repurchases of mortgage loans by
                                             the seller as a result of defective
                                             documentation or breaches of
                                             representations and warranties; and

                                       o     the optional purchase by the
                                             depositor of all of the mortgage
                                             loans in connection with the MAY
                                             termination of the trust.

                                   The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the prepayment rate would generally be expected to increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the mortgage loans, the prepayment rate would generally be expected to decrease.

                                   We cannot predict the rate at which
                                   mortgagors will repay their mortgage loans.
                                   Please consider the following:

                                       o     If you are purchasing a note at a
                                             discount, your yield may be lower
                                             than expected if principal payments
                                             on the mortgage loans occur at a
                                             slower rate than you expected.

                                       o     If you are purchasing a note at a
                                             premium, your yield may be lower
                                             than expected if principal payments
                                             on the mortgage loans occur at a
                                             faster rate than you expected.

                                       o     The earlier a payment of principal
                                             occurs, the greater the impact on
                                             your yield. For example, if you
                                             purchase a note at a premium,
                                             although the average rate of
                                             principal payments is consistent
                                             with your expectations, if the rate
                                             of principal payments occurs
                                             initially at a rate higher than
                                             expected, which would adversely
                                             impact your yield, a subsequent
                                             reduction in the rate of principal
                                             payments will not offset any
                                             adverse yield effect.

                                   SEE "YIELD, PREPAYMENT AND MATURITY
                                   CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR MORE DETAIL.

LIMITED SOURCE OF PAYMENTS--NO     The mortgage loans are the sole source of
RECOURSE TO THE DEPOSITOR, THE     distributions for the notes. The notes do not
SELLER, THE MASTER SERVICER OR     represent an interest in or obligation of the
THE TRUSTEE                        depositor, the seller, the master servicer,
                                   the trustee or any of their affiliates,
                                   except for the limited obligations of the seller with respect to certain breaches of their respective representations and warranties and of the master servicer with respect to their servicing obligations.
                                   Neither the notes nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the seller, the master servicer, the trustee or any of its affiliates.
                                   Consequently, if payments on the mortgage loans are insufficient to make all payments required on the notes you may incur a loss on your investment.

LIMITED LIQUIDITY                  The underwriter intends to make a market for
                                   the purchase and sale of the offered notes after their initial issuance but has no obligation to do so. There is currently no secondary market for the offered notes. We cannot give you any assurance that such a secondary market will develop or, if it develops, that it will continue.
                                   Consequently, you may not be able to sell your offered notes readily or at prices that will enable you to realize your desired yield. The market values of the offered notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                   The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.


[GEOGRAPHIC CONCENTRATION          Approximately ___% of the mortgage loans, by
                                   principal balance as of _____ __, ____, are secured by properties located in California.
                                   If the California residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquency, foreclosure, bankruptcy and loss on the mortgage loans may increase, as compared to such rates in a stable or improving real estate market. Also,
                                   California is more susceptible to certain types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters. If any such disaster occurs, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage Loans may increase.]

CONSEQUENCES OF OWNING BOOK-       LIMIT ON LIQUIDITY OF NOTES. Issuance of the
ENTRY NOTES                        book-entry notes in book-entry form may
                                   reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

                                   LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry notes can be effected only through The Depository Trust Company, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in The Depository Trust Company system or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

                                   DELAYS IN DISTRIBUTIONS. You may experience some delay in the receipt of distributions on the book-entry notes since the distributions will be forwarded by the trustee to The Depository Trust Company for The Depository Trust Company to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

                                   SEE "DESCRIPTION OF THE NOTES--REGISTRATION"
                                   IN THIS PROSPECTUS SUPPLEMENT FOR MORE
                                   DETAIL.

ANY CREDIT ENHANCEMENT WILL BE     With respect to each series of offered notes,
LIMITED; THE FAILURE OF CREDIT     credit enhancement will be provided in
ENHANCEMENT TO COVER LOSSES ON     limited amounts to cover certain types of
THE TRUST FUND ASSETS MAY          losses on the underlying mortgage loans.
RESULT IN LOSSES ALLOCATED TO THE  Credit enhancement will be provided in one or
OFFERED NOTES                      more of the forms referred to herein,
                                   including: subordination of any subordinate securities of the same series; a financial guaranty insurance policy; a letter of credit; a mortgage pool insurance policy;
                                   overcollateralization; a reserve fund; or any combination thereof. See "Credit Support" in the prospectus. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Offered notes
                                   (or certain classes thereof).

[THE CLASS M NOTES WILL BE         The weighted average lives of, and the yields
PARTICULARLY SENSITIVE TO LOSSES   to maturity on, the Class M-1, Class M-2 and
ON THE MORTGAGE LOANS              Class M-3 Notes will be progressively more
                                   sensitive, in increasing order of their
                                   numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class
                                   M-2 or Class M-3 Notes, the actual yield to maturity of such note may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note principal balance of the class of notes then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of subordinate notes than would otherwise be the case.]

[THE CLASS M NOTES WILL            Unless the note principal balance of the
GENERALLY NOT BE ENTITLED TO       Class A Notes has been reduced to zero, the
RECEIVE PRINCIPAL PAYMENTS         Class M-1, Class M-2 and Class M-3 Notes will
UNTIL ALL PRINCIPAL PAYMENTS       not be entitled to any principal payments
HAVE BEEN MADE ON THE CLASS        until _________ ____ or a later period as
A NOTES WHICH MAY LEAD TO A        described herein. As a result, the weighted
GREATER RISK OF LOSS WITH          average lives of such notes will be longer
RESPECT TO SUCH NOTES              than would otherwise be the case if payments
                                   of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of such Notes, the holders of such notes have a greater risk of suffering a loss on their investments.
                                   Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for the such notes to receive no principal payments even if no losses have occurred on the mortgage pool].

                                THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of approximately _____ conventional, one- to four-family, fixed-rate Mortgage Loans (the "Mortgage Loans") secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of ________ __, ____ (the "Cut-off Date") of approximately $___________. The Mortgage Loans have original terms to maturity of not greater than [30] years. References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

          The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor on the Closing Date from [Name of Seller] ( the "Seller"). See "--Underwriting Standards; Representations" below and "The Seller" herein.

          The Mortgage Loans generally have scheduled monthly payments due (with respect to each Mortgage Loan, a "Due Date") on the first day of the month . Each Mortgage Loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related Mortgaged Property.

          No Mortgage Loan is subject to a buydown agreement.

          Approximately ____% of the Mortgage Loans are balloon loans (the "Balloon Loans"). Each Balloon Loan is a Fixed Rate Mortgage Loan that amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___ month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

          The average principal balance of the Mortgage Loans at origination was approximately $_______. No Mortgage Loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $_______.

          The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately ______% per annum to approximately _____% per annum, and the weighted average Mortgage Rate was approximately ______% per annum. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately _____%. At origination, no Mortgage Loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

          The weighted average remaining term to maturity of the Mortgage Loans will be approximately ___ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is ___________ _____.

          The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                   % OF
                              NUMBER    AGGREGATE ORIGINAL   AGGREGATE ORIGINAL
RANGE ($)                    OF LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------                    --------   ------------------   ------------------
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
  Total ......................
  .


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
RANGE ($)                    OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
---------                    --------  -----------------     ----------------
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
          ..................
  Total ......................
  ..

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                           AGGREGATE           % OF AGGREGATE
                                       PRINCIPAL BALANCE      PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)            OF LOANS  THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------            --------  -----------------     -----------------
 .............................
 .............................
 .............................
 .............................
 .............................
         Total...............


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)      OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------------      --------  -----------------     ----------------
 .............................
 .............................
 .............................
 .............................
         Total...............


               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
LOCATION                     OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
--------                     --------  -----------------     ----------------
 .............................
 .............................
 .............................
 .............................
 .............................
         Total...............


                                  MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
PROPERTY TYPE                OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
-------------                --------  -----------------     ----------------
 .............................
 .............................
 .............................
 .............................
 .............................
 .............................
         Total...............

            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
OCCUPANCY STATUS             OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
----------------             --------  -----------------     ----------------
 .............................
 .............................
         Total...............

         The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
LOAN PURPOSE                 OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
------------                 --------  -----------------     -----------------
 .............................
 .............................
 .............................
         Total...............


                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
LOAN PROGRAM                 OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
------------                 --------  -----------------     ----------------
 .............................
 .............................
 .............................
         Total...............


                      RISK CATEGORIES OF THE MORTGAGE LOANS

                                           AGGREGATE          % OF AGGREGATE
                                       PRINCIPAL BALANCE     PRINCIPAL BALANCE
                              NUMBER   OUTSTANDING AS OF     OUTSTANDING AS OF
RISK CATEGORIES              OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
---------------              --------  -----------------     ----------------
 .............................
 .............................
 .............................
 .............................
 .............................
         Total...............


UNDERWRITING STANDARDS; REPRESENTATIONS

        The Mortgage Loans will be acquired by the Depositor on the Closing Date from the Seller. The information set forth below with regard to the Seller's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Seller. With respect to the information regarding the Seller's underwriting standards, none of the Issuer, the Depositor, the Master Servicer, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

      [Discussion of the Seller's Underwriting Standards used to originate the Mortgage Loans.]

REPRESENTATIONS

        The Seller will make representations and warranties as of the Closing Date with respect to the Mortgage Loans, and will be obligated to repurchase any such Mortgage Loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "Loan Underwriting Procedures and Standards--Representations and Warranties" in the Prospectus.

ADDITIONAL INFORMATION

        The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Notes unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                            DESCRIPTION OF THE NOTES

GENERAL

        DLJ MBN Trust Series ____-__, Mortgage-Backed Notes, Series ____-__ (the "Notes") will consist of [four classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Subordinate Notes")]. The Notes will be issued by DLJ MBN Trust Series ____-__ (the "Issuer") pursuant to an indenture, dated as of ________ __, ____ (the "Indenture"), between the Issuer and the Indenture Trustee. Only the Notes are offered hereby. Trust Certificates, Series ____-__ (the "Equity Certificates") will be issued pursuant to a trust agreement, dated as of ________ __, ____ (the "Owner Trust Agreement"), between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuer. The Equity Certificates are not being offered hereby and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the Mortgage Loans by ____________ to the Depositor.

        Distributions on the Offered Notes will be made on the_____ of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution Date").

        The Notes represent non-recourse debt obligations of the Issuer secured by a trust estate (the "Trust Estate"), which consists primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, fixed-rate first lien mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of _________ __, ____ (the "Cut-off Date") of approximately $___________. Proceeds of the Trust Estate will be the sole source of payments on the Notes.

        The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus 5%. The Note Interest Rates on the Notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under "--Note Interest Rate" herein. The "Final Maturity Date" of the Notes is the Payment Date occurring in _______ ____.

        The Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof.

        The Notes will initially be represented by one or more global notes registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Notes (a "Note Owner") will be entitled to receive a note representing such person's interest, except as set forth below under "--Definitive Notes". Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders with respect to the Notes shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments, notices, reports and statements to Noteholders with respect to the Notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the Notes, for payment to Note Owners in accordance with DTC procedures. See "--Registration" and "--Definitive Notes" herein.

        Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

        All payments to holders of the Notes, other than the final payment on any class of Notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names such Notes are registered at the close of business on each Record Date. The "Record Date" for each Payment Date (i) with respect to the Notes (other than any Definitive Notes) will be the close of business on the business day immediately preceding such Payment Date or (ii) with respect to the Definitive Notes will be the close of business on the last business day of the month preceding the month in which such Payment Date occurs. Such payments will be made either (a) by check mailed to the address of each such Noteholder as it appears in the Note Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of Notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of such class of Notes, by wire transfer in immediately available funds to the account of such Noteholder specified in the request. The final payment on any class of Notes will be made in like manner, but only upon presentment and surrender of such Notes at the corporate trust office of the Indenture Trustee or such other location specified in the notice to Noteholders of such final payment.

REGISTRATION

        DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including [Name of Underwriter]), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

        Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and DTC Participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the Notes will be CEDE, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

        Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants and to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

        Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for the Notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

        Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC account the Notes are credited. Cedel or the Euroclear Operator (as defined herein), as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant (as defined herein) or Euroclear Participant (as defined herein) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined herein) to effect such actions on its behalf through DTC. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Notes evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Notes evidence such Voting Rights, authorize divergent action.

        DTC management is aware that some computer applications, systems and similar items for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (collectively, the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

        However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

        According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        The Issuer, the Depositor, the Master Servicer, the Seller, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

        Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined herein), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the Notes advise the Indenture Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners' best interest.

        Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture. Such Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by such Note.

BOOK-ENTRY FACILITIES

        Note Owners may elect to hold their interests in the Notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Notes of each class will be issued in one or more notes which equal the aggregate Note Balance of such class and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

        Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear

Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

        Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

NOTE INTEREST RATES

        The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One- Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One- Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) _____% per annum (the "Maximum Note Interest Rate").

        The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

        The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

        The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

        See "--Calculation of One-Month LIBOR" herein.

        With respect to any class of Notes and any Payment Date, the lesser of the rate described for such class in clause (i) above and the Maximum Note Interest Rate is referred to herein as the "Note Accrual Rate" for such class and such Payment Date. The "Available Interest Rate" for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for such Payment Date, and the denominator of which is (ii) the aggregate Note Balance of the Notes immediately prior to such Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

        The Note Interest Rate and the Note Accrual Rate for the Notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

INTEREST PAYMENTS ON THE NOTES

        To the extent of the Current Interest Payment Amount, in the priorities set forth below, the holders of each class of Notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for such class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

        FIRST, to the holders of the Class A Notes, the Interest Payment Amount for such Notes;

        SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for such Notes;

        THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for such Notes; and

        FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for such Notes.

        The "Current Interest Payment Amount" for any Payment Date is an amount equal to interest collections or advances on the Mortgage Loans during the related Due Period (net of the Master Servicing Fee and the Indenture Trustee
Fee).

        The "Interest Payment Amount" for the Notes of any class on any Payment Date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of such Notes immediately prior to such Payment Date at the then-applicable Note Interest Rate for such class.

        With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the Notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of certain classes of Notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for such classes and such Payment Date. With respect to any class of Notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on such class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on such class at the Available Interest Rate, together with any such shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued thereon at the related Note Accrual Rate, is referred to as an "Interest Carry Forward Amount". The Interest Carry Forward Amount, if any, for any class of the Notes for any Payment Date is payable to the extent of available funds remaining after certain other payments on the Notes on such Payment Date, but before any payments on the Equity Certificates on such Payment Date. See "--Overcollateralization Provisions" herein.

        The "Interest Accrual Period" for any Payment Date is the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Payment Date. All payments of interest on the Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

        The Note Balance of a Note outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as payments allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Estate. The "Note Balance" of any class of Notes as of any date of determination is equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

CALCULATION OF ONE-MONTH LIBOR

        With respect to each Interest Accrual Period, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

        As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Issuer; and "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

        The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

        On each Payment Date, the Principal Payment Amount will be distributed to the holders of the Notes then entitled to payments of principal. The "Principal Payment Amount" for any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the Notes due to an Event of Default, will be the lesser of:

            (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the Notes; and

            (b) THE SUM OF:

                    (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                    (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as contemplated in the Servicing Agreements;

                    (iii) the principal portion of all other unscheduled
                collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                    (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Payment Date to the extent covered by Net Monthly Excess Cashflow (as defined herein) for such Payment Date; and

                    (v) the amount of any Overcollateralization Increase Amount
                (as defined herein) for such Payment Date;

                MINUS

                    (vi) the amount of any Overcollateralization Reduction
                Amount (as defined herein) for such Payment Date.

The "Principal Payment Amount" for the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to an Event of Default will equal the amount necessary to reduce the Note Balance of any Notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the Notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the Mortgage Loans during the _________ ____ Prepayment Period.

        On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

        On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

        FIRST, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

        SECOND, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A Notes pursuant to clause FIRST above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

        THIRD, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above and to the holders of the Class M-1 Notes pursuant to clause SECOND above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

        FOURTH, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above, to the holders of the Class M-1 Notes pursuant to clause SECOND above and to the holders of the Class M-2 Notes pursuant to clause THIRD above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default principal will be payable on each class of Notes in an amount equal to the Note Balance thereof on such Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of Notes in the priorities set forth in the Indenture. There can be no assurance, however, that sufficient funds will be available on any such date to retire the Note Balances and pay such other amounts.

        The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

        The "Available Payment Amount" for any Payment Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee and the Indenture Trustee Fee, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Payment Date. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Notes.

        The "Class A Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) -----% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

        The "Class M-1 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

        The "Class M-2 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

        The "Class M-3 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

        The "Stepdown Date" for any Payment Date is the later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Principal Payment Amount to the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to _____%.

        With respect to any Payment Date, a "Trigger Event" is in effect if the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

        The "Credit Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the Notes on such Payment Date.

CREDIT ENHANCEMENT

        The Credit Enhancement provided for the benefit of the holders of the Notes consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" herein.

        The rights of the holders of the Subordinate Notes and the Equity Certificates to receive payments will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses.

        The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

        In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses, as described under "--Allocation of Realized Losses" herein.

OVERCOLLATERALIZATION PROVISIONS

        The weighted average Mortgage Rate for the Mortgage Loans (adjusted to reflect the Master Servicing Fee and the Indenture Trustee Fee payable from interest received or advanced on the Mortgage Loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the Notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the Notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on class or classes of Notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Payment Amount for such Payment Date over (y) the sum for such Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the Notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

        With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

        FIRST, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

        SECOND, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

        THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

        FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

        FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

        SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

        SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

        EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

        NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes; and

        TENTH, to the holders of the Equity Certificates as provided in the Indenture.

        With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Payment Date over (b) the Note Balance of the Notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on such Payment Date, is the "Overcollateralized Amount" for the Notes as of such Payment Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Note Balance of the Notes by an amount equal to approximately $_________. Such amount represents approximately ____% of the aggregate principal balance of the

Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Note Balance of the Notes. In such event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any such overcollateralization deficiency, which shall constitute a principal payment on the Notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Notes and any Payment Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Payment Date is the "Overcollateralization Increase Amount".

        On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease ("step down") below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on such Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the Notes on such Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities set forth above. With respect to each such Payment Date, the Principal Payment Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other payments to be made on such Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on such Payment Date.

ALLOCATION OF LOSSES; SUBORDINATION

        With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to herein as "Realized Losses".

        Any Realized Loss on the Mortgage Loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any such Realized Loss allocated to such class of Subordinate Notes on such Payment Date and (ii) any Allocated Realized Loss Amount for such class remaining unpaid from previous Payment Dates plus accrued interest thereon at the Note Accrual Rate for such class is referred to as an "Allocated Realized Loss Amount". The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to such Notes, under certain loss scenarios there will not be enough principal and interest collected on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

        Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

        Any allocation of a Realized Loss to a Note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Note Balance of any Note be reduced more than once in respect of any particular amount both (i) allocable to such Notes in respect of Realized Losses and (ii) payable as principal to the holder of such Notes from Net Monthly Excess Cashflow.

        A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

P&I ADVANCES

        Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Payment Date its own funds, or funds in the Certificate Account that are not included in the Available Payment Amount for such Payment Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Master Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by the Master Servicer and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

        P&I Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

        All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the payments on the Notes. In the event that the Master Servicer fails in its obligation to make any required advance, the Indenture Trustee will be obligated to make such advance, in each such case to the extent required in the Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL PREPAYMENT CONSIDERATIONS

        The rate of principal payments on the Notes, the aggregate amount of payments on the Notes and the yield to maturity of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Seller or the majority holder of the Equity Certificates, as the case may
be). The Mortgage Loans generally may be prepaid by the mortgagors at any time.

        Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments in respect of principal to the holders of the class or classes of Notes then entitled to receive such payments that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Yield, Prepayment and Maturity Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which such Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any such Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

        It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

        The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Notes. See "Yield, Prepayment and Maturity Considerations" in the Prospectus.

        Because principal payments are paid to certain classes of Notes before other such classes, holders of classes of Notes having a later priority of payment bear a greater risk of losses (because such Notes will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal thereon) than holders of classes having earlier priorities for payment of principal. As described under "Description of the Notes--Principal Payments on the Notes" herein, prior to the Stepdown Date (as defined herein), all principal payments on the Mortgage Loans will be allocated to the Class A Notes. Thereafter, as further described herein, subject to certain delinquency triggers described herein, all principal payments on the Mortgage Loans will be allocated among all classes of the Notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" herein.

        In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

SPECIAL YIELD CONSIDERATIONS

        The Note Interest Rate for each class of the Notes adjusts monthly based on One-Month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" herein, subject to the Maximum Note Interest Rate and the Available Interest Rate. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the Notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the Mortgage Loans during any Due Period may not equal the amount of interest that would accrue at One- Month LIBOR plus the applicable spread on the Notes during the related Interest Accrual Period. As a result of the foregoing as well as other factors such as the prepayment behavior of the Mortgage Pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the Mortgage Rates on the Mortgage Loans
(i) could cause the Current Interest Payment Amount generated by the Mortgage Pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the Notes, leading one or more classes of Notes to incur Interest Carry Forward Amounts, or (ii) could cause the Maximum Note Interest Rate to apply to one or more classes of Notes.

        As described under "Description of the Notes--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors on such classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of such classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" herein.

WEIGHTED AVERAGE LIVES

        Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Notes will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

        Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of __% CPR. The Constant Prepayment Rate model ("CPR") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at __% CPR or any other rate.

        The tables following the next paragraph indicate the percentage of the initial Note Balance of the Notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Notes. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of __ Mortgage Loans with the characteristics set forth below, (ii) payments on such Notes are received, in cash, on the _____ day of each month, commencing in _______ ____, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans,
(v) none of the majority holder of the Equity Certificates, the Seller, the Master Servicer or any other person purchases from the Trust Estate any Mortgage Loan or redeems the Notes pursuant to any obligation or option under the Indenture, the Servicing Agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the Notes occurs with respect to the ___________ Mortgage Loans, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Notes are purchased on ________ __, ____ and (x) the Master Servicing Fee Rate is as set forth in the Assumed Mortgage Loan Characteristics table below and the Master Servicing Fee is payable monthly and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                ORIGINAL
PRINCIPAL BALANCE                 TERM       REMAINING TERM
    AS OF THE       MORTGAGE   TO MATURITY     TO MATURITY     MASTER SERVICING FEE RATE
  CUT-OFF DATE      RATE (%)    (MONTHS)        (MONTHS)                 (%)
  ------------      --------   -----------      ---------                ---


        There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the Notes set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below and since it is not likely the level of One-Month LIBOR will remain constant as assumed, the Notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" herein, the occurrence of the Stepdown Date or a Trigger Event (each as defined herein) will have the effect of accelerating or decelerating the amortization of the Notes, affecting the weighted average lives of the Notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Note Balance of such Notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

                                     PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                    CLASS A NOTES                       CLASS M-1 NOTES
                         ----------------------------------   ----------------------------------
PAYMENT DATE                 0%  15%    28%    35%    45%         0%  15%    28%    35%    45%
------------             -------------------------- -------   ----------------------------------
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average
Life
  in Years(1).........
Weighted Average
Life
  in Years(2).........

                                  CLASS M-2 NOTES                        CLASS M-3 NOTES
                         -----------------------------------   ----------------------------------
                            0%    15%    28%    35%    45%         0%   15%    28%    35%    45%
                         -----------------------------------   ----------------------------------
PAYMENT DATE
------------
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average
Life
  in Years(1).........
Weighted Average
Life
  in Years(2).........


___________________


    (1) The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the Notes.

    (2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the Notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" herein.

        There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

        The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

        If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" herein.

        Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield, Prepayment and Maturity Considerations" in the Prospectus.

                                   THE ISSUER

        DLJ MBN Trust Series ____-__ is a business trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this Prospectus Supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Notes and the Equity Certificates, (iii) making payments on the Notes and the Equity Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The

Issuer is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes. The assets of the Issuer will consist of the Mortgage Loans pledged to secure the Notes. The Issuer's principal offices are in __________, ________, in care of ________________, as
Owner Trustee.

                                   THE SELLER

        The Seller, in its capacity as mortgage loan seller, will sell the Mortgage Loans to the Depositor pursuant to a Mortgage Loan Purchase Agreement, dated as of _________ __, ____, between the Seller and the Depositor.

[Seller portfolio history as necessary. Seller portfolio disclosure may include the following:

        The following table sets forth certain information regarding the Seller's delinquency statistics for its one- to-four family residential mortgage portfolio for the periods presented (excluding mortgage loans held for sale or investment):

                                                                           AT DECEMBER 31,
                                  --------------------------------------------------------------------------------------------
                                             1995                        1996               1997                        1998
                                  --------------------------------------------------------------------------------------------
                                  Number     Percent of  Number    Percent of  Number     Percent of    Number      Percent of
                                  of Loans   Portfolio   of Loans  Portfolio   of Loans   Portfolio     of Loans    Portfolio
                                  --------   ---------   --------  ---------   --------   ---------     --------    ---------
Loans delinquent for:
         30-59 days..............
         60-89 days..............
90 days and over................. --------   ---------   --------  ---------   --------   ---------     --------    ---------

Total delinquencies..............
Foreclosures pending............. --------   ---------   --------  ---------   --------   ---------     --------    ---------

                                  ========   =========   ========  =========   ========   =========     ========    =========


        There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Seller's portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Seller's portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool. The Seller's portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Seller's portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Seller. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.]

                                THE OWNER TRUSTEE

        _________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

        Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Owner Trust

Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

        The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuer on or prior to the Closing Date.

                              THE INDENTURE TRUSTEE

        ____________________, a ____________ banking association, will act as
Indenture Trustee for the Notes pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________.

        The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture (the "Indenture Trustee Fee") will be equal to (i) accrued interest at ________% per annum (the "Indenture Trustee Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan, payable monthly, and (ii) any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture. The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

        The Indenture will provide that the Indenture Trustee may withdraw funds from the Certificate Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, the Issuer (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties hereunder. The Issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                             THE SERVICING AGREEMENT

        The following summary describes certain terms of the Servicing Agreement, dated as of _________ __, ____ (the "Servicing Agreement"), among the Issuer, the Indenture Trustee and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy

(without exhibits) of the Servicing Agreement. Requests should be addressed to the DLJ Mortgage Acceptance Corp., 277 Park Avenue, 9th Floor, New York, New York 10172.

   [Discussion of servicing disclosure as necessary. Servicing disclosure may include the following:

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        __________________ (the "Master Servicer") is the Master Servicer under the Servicing Agreements. The Master Servicer is a ____________ corporation. The Master Servicer's principal offices are located in _______________.

        The principal compensation to be paid to the Master Servicer in respect of its obligations under the Servicing Agreement (the "Master Servicing Fee") will be equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan, payable monthly. The "Master Servicing Fee Rate" is equal to (i) ____% per annum in the case of each ____-____ Mortgage Loan and (ii) ____% per annum in the case of each other Mortgage Loan. As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of Mortgage Loans serviced by it.

        When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. The Master Servicer is obligated to pay from its own funds ("Compensating Interest") only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans ("Prepayment Interest Shortfall"), but only to the extent of the aggregate Master Servicing Fee for the related Due Period. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of Mortgage Loans and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement and is entitled to reimbursement therefor as provided in the Servicing Agreement. With respect to the Mortgage Loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of such Mortgage Loans prior to the Cut-off Date. See "Servicing of Loans--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicer.

                   [Portfolio History of the Master Servicer]

                           [Year 2000 Considerations]

SALE OF DEFAULTED MORTGAGE LOANS

        If consent to the operation of the provisions described below shall have been given by the Master Servicer (unless the Directing Holder, as defined below, is the Seller or an affiliate thereof, in which case such consent shall not be required), then with respect to any Mortgage Loan that is delinquent in excess of the number of days provided in the Servicing Agreement, (i) the holder of a majority in Percentage Interest of the Equity Certificates (the "Directing Holder") may direct the Master Servicer to commence foreclosure and (ii) prior to commencement of foreclosure of any Mortgage Loan, the Master Servicer will notify the

Directing Holder of such proposed foreclosure in order to permit the Directing Holder the right to instruct the Master Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the Master Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to the Master Servicer an appraisal of the related Mortgaged Property (the "Loan Appraisal"). Within two business days of instructing the Master Servicer to commence or delay foreclosure, the Directing Holder will deposit in a segregated account maintained with the related Servicer (the related "Collateral Account") for the benefit of the Noteholders an amount equal to ___% of the Valuation (as defined below) of the related Mortgage Loan plus three months' interest at the related Mortgage Rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the related Servicer to proceed with foreclosure at anytime.

        With respect to any election by the Directing Holder to delay foreclosure, the "Valuation" of any Mortgage Loan shall be the greater of the outstanding principal balance thereof and the fair market value thereof as provided in the related Loan Appraisal. With respect to any election by the Directing Holder to commence foreclosure, the "Valuation" of any Mortgage Loan shall equal the outstanding principal balance thereof.

        Upon the liquidation of the related Mortgage Loan or the disposition of the related Mortgaged Property in accordance with the requirements set forth in the related Servicing Agreement, the related Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related Mortgage Loan or the Mortgaged Property, as the case may be, and the related Servicer will withdraw the amount of such excess from the Collateral Account and deposit such amount into the related Certificate Account. If the amount realized pursuant to the above-described procedures exceeds the Valuation, the related Servicer will deposit immediately upon realization from such proceeds such excess into the Certificate Account. The related Servicer shall apply all such amounts as additional liquidation proceeds pursuant to the related Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month's interest at the related Mortgage Rate. If the above-described procedures do not result in the Mortgage Loan being brought current within six months of the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to either
(i) purchase the Mortgage Loan for a purchase price equal to the fair market value thereof as shown on the Loan Appraisal or (ii) allow the related Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the Mortgage Loan, the related Servicer will first apply funds on deposit in the related Collateral Account towards such purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

        With respect to any Mortgage Loan as to which the Directing Holder has directed the related Servicer to commence foreclosure or to delay foreclosure, such Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse such Servicer for all P&I Advances and servicing advances in accordance with the related Servicing Agreement. In the event that the related Mortgage Loan is brought current, the amounts so withdrawn from the Collateral Account by the related Servicer as reimbursement for P&I Advances or servicing advances shall be redeposited therein by the related Servicer and such Servicer shall be reimbursed as provided in the related Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related Mortgage Loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the related Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Certificate Account, the Directing Holder will be obligated to pay such amounts to the related Servicer for deposit into the

Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on such funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the related Servicer for the benefit of the Noteholders a security interest in the Collateral Account, all amounts deposited therein or invested in Permitted Investments, and all proceeds of the foregoing.

        Notwithstanding the foregoing, the provisions described above shall not be operative in the case of the Mortgage Loans serviced by ___________.

SERVICER EVENTS OF DEFAULT

        In addition to those Events of Default (as defined in the Prospectus) pertaining to the servicing of the Mortgage Loans and described under "The Agreements--Event of Default and Rights Upon Event of Default" in the Prospectus, upon the occurrence of certain loss triggers with respect to the Mortgage Loans, the Master Servicer may be removed as servicer of the Mortgage Loans serviced by it in accordance with the terms of the Servicing Agreement. If the Master Servicer is removed in connection with an Event of Default applicable to the Master Servicer under the terms of the Servicing Agreement, the Owner Trustee will become the successor Servicer of the Mortgage Loans serviced by such terminated Servicer.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

        The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to DLJ Mortgage Acceptance Corp., 277 Park Avenue, 9th Floor, New York, New York 10172.

GENERAL

        The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in ---------------.

ASSIGNMENT OF MORTGAGE LOANS

        On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to __________, who in turn will convey each such Mortgage Loan to the Depositor, who in turn will convey each Mortgage Loan to the Issuer.

        At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off

Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

        The Indenture will require the Issuer to deliver to the Indenture Trustee or to a custodian with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Seller, at the expense of the Seller, in the appropriate offices for real property records.

EVENTS OF DEFAULT

        Notwithstanding the Prospectus, an "Event of Default" under the Indenture with respect to the Notes is as follows: (a) the failure of the Issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on such Payment Date to make such payments, which continues unremedied for a period of five days; (b) the failure by the Issuer on the Final Maturity Date to reduce the Note Balances of any Notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which such representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

        Notwithstanding, the Prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the Notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

        If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding Notes at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

        In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

        In the event the principal of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

        No Noteholder will have any right under the Indenture to institute any proceeding with respect to such Indenture unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the Note Balance of such class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes covered by such Indenture, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

        At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective Notes.

OPTIONAL REDEMPTION

        At its option, the majority holder of the Equity Certificates may redeem the Notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than ___% of the aggregate initial Note Balance. Any such redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the Notes remaining unpaid immediately prior to such Payment Date, (y) the aggregate of the Interest Payment Amounts on the Notes for such Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for such Payment Date. Upon any such redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

        For purposes of payments on the Notes and Equity Certificates on the Payment Date of such redemption, such redemption price shall be applied by the Indenture Trustee as a final liquidation of each of such Mortgage Loans and properties. The redemption price relating to any such properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the Notes. Furthermore, the Master Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to such Mortgage Loans, will be payable from the amount received in respect of such redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of such redemption.

        In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See "Description of the Securities--Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

        Upon the issuance of the Notes, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the Notes will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Depositor and (b) the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704 or (iii) a "taxable mortgage pool" within the meaning of Section 7701(i) of the Code. The Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the Mortgage Loans will prepay at a rate equal to __% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences" in the Prospectus.

        The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

        Prospective investors in the Notes should see "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                             METHOD OF DISTRIBUTION

        Subject to the terms and conditions set forth in the Underwriting Agreement, dated ________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and [Name of Underwriter] (the "Underwriter") has agreed to purchase the Notes. The Underwriter is obligated to purchase all Notes of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

        The Notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate initial Note Balance of the Notes. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

        The Offered notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered notes will be made through the facilities of DTC on or about the Closing Date.

        The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

        There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Notes will be the monthly statements discussed in the Prospectus under "The Agreements--Reports to Securityholders", which will include information as to the outstanding principal balance of the Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.

                                 LEGAL OPINIONS

        Certain legal matters relating to the Notes will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS

        It is a condition of the issuance of the Notes that the Class A Notes be rated "AAA" by _____________ ("____") and "AAA" by _______________ ("_____"),
that the Class M-1 Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by
_____ and that the Class M-3 Notes be rated at least "BBB" by _____.

        The ratings of _____ and _____ assigned to the Notes address the likelihood of the receipt by Noteholders of all payments to which such Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

        The Depositor has not requested that any rating agency rate the Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

                                LEGAL INVESTMENT

        The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

        The Depositor makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions.

        See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts of insurance companies in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code) and Parties in Interest (within the meaning of ERISA) (together, "Parties in Interest") who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Depositor, the Seller, the Trust Estate, the Underwriter, any other underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Trust Estate to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to the Trust Estate to be deemed a Party in Interest with respect to such investing Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Estate), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no

"substantial equity features." Although not entirely free from doubt, it is believed that, as of the date hereof, the Notes will be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the Plan Asset Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.

                                     ANNEX I


            GLOBAL CLEARANCE, SETTLEMENT AND DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered DLJ Mortgage Acceptance Corp., DLJ Trust Series ____-__, Mortgage-Backed Notes, Series ____-__, [Class A, Class M-1, Class M-2 and Class M-3 Notes] (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

        TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

        Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Noteholders or their agent.

        EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  DLJ MBN TRUST
                                  Series ____-_

                          DLJ MORTGAGE ACCEPTANCE CORP.
                                    Depositor



                              MORTGAGE-BACKED NOTES

                                  SERIES ____-_

                             $______________________
                                  (Approximate)


                              ____________________

                              PROSPECTUS SUPPLEMENT
                              ____________________



                              [NAME OF UNDERWRITER]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series ____-_ Mortgage-Backed Notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series ____-_ Mortgage-Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series ____-_ Mortgage-Backed Notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                         _______________ ______, _____

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         Filing Fee for Registration Statement...............       $1,112,000
         Legal Fees and Expenses.............................          600,000
         Accounting Fees and Expenses........................          200,000
         Trustee's Fees and Expenses
                (including counsel fees).....................           90,000
         Printing and Engraving Fees.........................          180,000
         Rating Agency Fees..................................          240,000
         Miscellaneous.......................................          100,000
                                                                       -------
         Total  .............................................       $2,522,000
                                                                    ==========



INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

         The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement or such Servicing Agreement, Indenture and Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

         Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Restated Certificate of Incorporation and By-Laws of the Registrant provide that, to the fullest extent and under the circumstances permitted by
Section 145 of the General Corporation Law of the State of Delaware, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

EXHIBITS (ITEM 16 OF FORM S-3).
Exhibits--
   *1.1  --  Form of Underwriting Agreement.
 ***3.1  --  Certificate of Incorporation of DLJ Mortgage Corp., as
             currently in effect.
   *3.2  --  Bylaws of DLJ Mortgage Acceptance Corp. as currently in effect.
   *4.1  --  Forms of Trust Agreement including forms of Certificates.
   *4.2  --  Form of Sale and Servicing Agreement.
   *4.3  --  Form of Standard Provisions for Servicing.
 ***4.4  --  Form of Servicing Agreement, for a series consisting of
             Mortgage-Backed Notes.
 ***4.5  --  Form of Trust Agreement, for a series consisting of Mortgage-
             Backed Notes.
 ***4.6  --  Form of Indenture, for a series consisting of Mortgage-Backed
             Notes.
    5.1 -- Opinion of Thacher Proffitt & Wood regarding the legality of the Securities.
    5.2 -- Opinion of Stroock & Stroock & Lavan LLP regarding the legality of the Securities.
    5.3  --  Opinion of Brown & Wood LLP regarding the legality of the
             Securities.
    8.1 -- Opinion of Thacher Proffitt & Wood as to certain tax matters (included in Exhibit 5.1).
    8.2 -- Opinion of Stroock & Stroock & Lavan LLP as to certain tax matters (included in Exhibit 5.2).
    8.3  --  Opinion of Brown & Wood LLP as to certain tax matters.
   23.1  --  Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).
   23.2  --  Consent of Stroock & Stroock & Lavan LLP (included in
             Exhibit 5.2).
   23.3  --  Consent of Brown & Wood LLP (included in Exhibit 5.3).
 **24.1  --  Power of Attorney.

-----------------
* Filed as an exhibit to Registration Statement on Form S-11 (No. 33-22364) and incorporated herein by reference.

** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-39325) and incorporated herein by reference.

*** Filed as an exhibit to Registration Statement on Form S-3 (No. 333-51537) and incorporated herein by reference.

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.  UNDERTAKINGS PURSUANT TO RULE 415.

  The Registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

B. UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 7, 1999.

                                           DLJ MORTGAGE ACCEPTANCE CORP.


                                           By:    /s/ Steven L. Kantor
                                                  ------------------------------
                                           Name:  Steven L. Kantor
                                           Title: Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                     TITLE                               DATE


/s/ Leon M. Pollack*          President and Director              April 7, 1999
--------------------------    (Principal Executive
Leon M. Pollack               Officer)


/s/ Marjorie S. White*        Secretary and Treasurer             April 7, 1999
--------------------------    (Principal Financial and
Marjorie S. White             Accounting Officer)


/s/ David F. Delucia*         Director                            April 7, 1999
--------------------------
David F. DeLucia


/s/ Steven L. Kantor          Director and Senior Vice            April 7, 1999
--------------------------    President
Steven L. Kantor


     *By:/s/ Steven L. Kantor
      -----------------------
      Steven L. Kantor
      Attorney-in-fact